Evergreen

NATIONAL MUNICIPAL BOND FUNDS

Annual Report
as of May 31, 2002

Evergreen Investments℠
MUTUAL FUNDS

Evergreen National Municipal Bond Funds: Annual Report as of May 31, 2002

INVESTMENTS THAT STAND THE TEST OF TIME

Year in and year out, Evergreen Investments seeks to provide each client with sound, time-tested investment strategies designed for sustainable long-term success. With $222 billion* in assets under management, we manage diverse investments from institutional portfolios to mutual funds, variable annuities to retirement plans, alternative investments to private accounts. Our commitment to every one of our clients is reflected in the rigor and discipline with which we manage investments.

We offer a complete family of mutual funds designed to help investors meet a wide range of financial goals. From money market funds that meet short-term needs to international funds that involve greater risk but seek potentially higher returns, Evergreen provides a broad array of flexible investment options. Across all investment styles, we are committed to providing investors with investment excellence day after day, quarter after quarter and year after year.

*As of May 31, 2002

This annual report must be preceded or accompanied by a prospectus of an Evergreen fund contained herein. The prospectus contains more complete information, including fees and expenses, and should be read carefully before investing or sending money.

Mutual Funds:	NOT FDIC INSURED	MAY LOSE VALUE	NOT BANK GUARANTEED

Evergreen InvestmentsSM is a service mark of Evergreen Investment
Management Company, LLC. Copyright 2002.

Evergreen Funds are distributed by Evergreen Distributor, Inc.,
90 Park Avenue, 10th Floor, New York, NY 10016.

Letter to Shareholders
July 2002

William M. Ennis President and Chief Executive Officer	Dennis H. Ferro President and Chief Investment Officer

Dear Evergreen Shareholders,

We are pleased to provide the annual report for the Evergreen National Municipal Bond Funds, which covers the 12-month period ended May 31, 2002.

The municipal bond market endured an exciting ride over the past 12 months. During the summer of 2001, the Federal Reserve Board aggressively cut rates, and fixed income yields followed suit by plummeting, especially in the shorter (two years and less) maturity ranges. Talk of canceling any further 30-year bond issuance also contributed to a strong rally as investors chased fewer bonds. In response to the tragic events of September 11, the Fed continued to cut rates throughout the autumn months, hoping to stimulate an economic recovery. Rates eventually bottomed during November 2001, and began working their way up as investors started to see economic recovery on the horizon. By the end of March 2002, rates reached their highest levels for the trailing year.

The market’s turn toward lower prices was especially sharp in March 2002. Intermediate-term maturities were the hardest hit as their loss in March 2002 was the greatest incurred in a month since 1985, according to Municipal Advisor. The main reason for the sharp increase in rates was the market’s anticipation of a Federal Reserve move toward a neutral stance regarding the Fed Funds rate.

Economic activity had begun to rebound in the first quarter, which prompted the Fed to adopt a neutral stance regarding interest rate policy. While rates were not raised during the Fed’s March meeting, the market’s expectation was that it was only a matter of time before they would. In addition to investor concern regarding possible future Fed action, the supply of new issues began to expand in February and March.

In April and May, rates again began to drop and bond prices rose. Each month ended with positive total returns, bucking the historical trend for municipal bonds during these two months. New issue supply was robust, as year-to-date issuance was up 13% versus the same period in 2001. The municipal and Treasury curves reversed the negative trend of the first quarter by rallying together over the past few months.

Through this period, municipal bond investments have sustained their value as an important component of a diversified portfolio. Tax efficient income combined with low levels of volatility has been a real port in the storm being weathered by our capital markets.

Diversification remains important

An environment like the past 12 months offers many reasons for building and maintaining a diversified portfolio rather than trying to make investment decisions based on anticipated market movements. Exposure to various types of investments should remain an important component of a well-balanced portfolio. It is important that you consult with your financial advisor to develop a strategy that will support your long-term objectives.

Please visit our newly enhanced Web site, EvergreenInvestments.com, for more information about our funds and other investment products available to you. From the Web site, you can also access our quarterly online shareholder newsletter, Evergreen Events. Thank you for your continuing support of Evergreen Investments.

William M. Ennis
President and Chief Executive Officer
Evergreen Investments

Dennis H. Ferro
President and Chief Investment Officer
Evergreen Investment Management Company, LLC

EVERGREEN
High Grade Municipal Bond Fund
Fund at a Glance as of May 31, 2002

“In this environment, we expect to continue our focus on maximizing the optimal balance between total return and income. Changing market conditions may prompt us to adjust the weighting of each component; however, in our opinion, maintaining dual strategies may generate the most attractive returns over the long run.”

PORTFOLIO MANAGEMENT

Mathew M. Kiselak

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 2/21/1992	Class A	Class B	Class C	Class I
Class Inception Date	2/21/1992	1/11/1993	4/30/1999	2/28/1994

Average Annual Returns*

1 year with sales charge	0.90%	0.13%	3.13%	N/A

1 year w/o sales charge	5.92%	5.13%	5.13%	6.18%

5 year	4.13%	4.02%	4.66%	5.40%

10 year	5.45%	5.25%	5.72%	6.18%

Maximum Sales Charge	4.75%	5.00%	2.00%	N/A

	Front End	CDSC	CDSC

30-day SEC Yield	4.26%	3.73%	3.73%	4.73%

Tax Equivalent Yield**	6.94%	6.07%	6.07%	7.70%

12-month income distributions per share	$0.47	$0.39	$0.39	$0.50

* Adjusted for maximum applicable sales charge, unless noted. ** Assumes maximum 38.6% federal tax rate. Results for investors subject to lower tax rates would not be as advantageous.

LONG TERM GROWTH

Comparison of a $10,000 investment in Evergreen High Grade Municipal Bond Fund Class A shares,2 versus a similar investment in the Lehman Brothers Municipal Bond Index (LBMBI) and the Consumer Price Index (CPI).

The LBMBI is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 5/31/02.

The Fixed-Income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Historical performance shown for Classes B, C and I prior to their inception is based on the performance of Class A, the original class offered. The historical returns for Classes B, C and I have not been adjusted to reflect the effect of each class’ 12b-1 fee. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Classes B and C would have been lower while returns for Class I would have been higher. Returns reflect expense limits previously in effect, without which returns would have been lower.

Class I shares are only offered to investment advisory clients of an investment advisor of an Evergreen fund (or its advisory affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial services firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

The fund’s yield will fluctuate, and there can be no guarantee that the fund will achieve its objective or any particular tax-exempt yield. Income may be subject to the federal alternative minimum tax.

Funds that invest in high yield, lower-rated bonds may contain more risks due to the increased possibility of default.

All data is as of May 31, 2002, and subject to change.

EVERGREEN
High Grade Municipal Bond Fund
Portfolio Manager Interview

How did the fund perform?

The fund’s Class A shares had a total return of 5.92% for the 12-month period ended May 31, 2002, excluding any applicable sales charges. The fund outperformed the 5.70% average return generated by the Insured Municipal Debt Funds category followed by Lipper Inc., and lagged the 6.50% return produced by the Lehman Brothers Municipal Bond Index. Lipper Inc. is an independent monitor of mutual fund performance.

We attribute the fund’s higher returns relative to its Lipper peer group to its substantial position in bonds with 12 to 17-year maturities, which was the top performing maturity range in the yield curve during the period. We believe the fund’s underperformance to the index resulted from a difference in investment goals, as well as the fact that unlike indexes, mutual funds incur expenses that lower returns. Furthermore, the dynamics of supply and demand can hamper the fund’s security selection process, whereas indexes are free of such constraints.

The fund seeks to attain the optimal balance of maximizing both total return and income. In contrast, both the Lipper category and the index reflect only total return. Income-oriented securities tend to underperform bonds with a greater potential for total return in a declining interest rate environment, such as the one we experienced over the past year. Conversely, bonds with a heavier orientation toward income typically outperform bonds selected for their total return potential when interest rates rise or hold steady.

PORTFOLIO CHARACTERISTICS
(as of 5/31/02)

Total Net Assets	$117,624,949

Average Credit Quality*	AAA

Average Maturity	14.4 years

Average Duration	6.4 years

*Source: Standard & Poor’s

Why did interest rates fall over the past year?

The Federal Reserve Board cut interest rates throughout 2001 to recharge stubbornly weak economic growth. Their actions became especially intense after September 11 when it appeared the tragedy would thrust the economy into a steep recession. With prospects of a further downturn and ongoing rate cuts, investors pushed yields lower and prices higher. By late 2001, however, the Fed’s efforts paid off as the economy appeared to be regaining strength. The prospects for stronger growth created new challenges for fixed income investors. Yields hit their low point in November 2001, while prices reached their highs, and then the market reversed course. Believing the Fed’s easing moves would come to an end, investors pushed yields higher and prices lower.

What happened through the end of the period?

While yields and prices fluctuated widely, as of May 31, 2002, yields remained lower, and prices higher, than where they stood one year earlier. Shorter-term yields fell further than their longer-term counterparts, since the shorter end of the yield curve responds more directly to the Fed’s interest rate cuts. Typically, longer-term yields also are affected by Fed actions; however, the longer end of the yield curve tends to be more influenced by other factors, such as supply and demand or investors’ longer-term expectations of current Fed actions. The change that occurred in these yield relationships -- longer-term yields becoming considerably higher than shorter-term yields -- is known to investors as a “steepening of the yield curve.” This phenomenon is significant for portfolio structuring purposes because new pockets of value are typically created when the yield curve changes shape. Moreover, historical data associated with a steepening yield curve causes many investors to revise their performance expectations for various market sectors.

PORTFOLIO COMPOSITION
(as a percentage of 5/31/2002 portfolio assets)

Housing	17.2%

Hospital	16.0%

General Obligation - Local	11.5%

Transportation	8.8%

Electric Revenue	7.6%

Water & Sewer	6.6%

Industrial Development Revenue	5.2%

Lease	4.9%

Special Tax	4.6%

Other	17.6%

EVERGREEN
High Grade Municipal Bond Fund
Portfolio Manager Interview

What investment strategies did you pursue in this changing market environment?

We maintained a long-term perspective, striving to balance total return and income, while taking advantage of short-term pricing inefficiencies that can occur when the market shifts. In particular, we emphasized duration management and relative value. Expressed in years, duration measures a portfolio’s sensitivity to changes in interest rates. Lengthening duration increases interest rate sensitivity, while shortening duration enhances price stability. We kept a neutral duration stance relative to our Lipper peer group, concentrating on bonds with 12 to 17-year maturities. As of May 31, 2002, approximately 63.24% of net assets were invested in the 12 to 17-year range -- a benefit to performance since that was the top performing maturity range of the yield curve during the fiscal period. We also emphasized quality and selected bonds with a heavy income orientation. As of the end of the period, approximately 77% of net assets were invested in AAA-rated bonds, and 9% of net assets represented AA-rated securities.

PORTFOLIO QUALITY
(based on 5/31/2002 market value of bonds)

AAA	76.5%

AA	9.4%

A	10.4%

BBB	0.7%

NR	3.0%

What is your outlook?

We believe the yield curve will flatten, with shorter-term yields rising (and prices falling), and longer-term yields and prices moving within a narrow range. If the economy continues to strengthen, we expect the Fed may raise rates to preempt a rise in future inflation. That action should push shorter-term yields higher, putting downward pressure on prices. Longer-term yields, however, could move lower as they respond favorably to growing investor confidence that the threat of future inflation has been reduced.

In this environment, we expect to continue our focus on maximizing the optimal balance between total return and income. Changing market conditions may prompt us to adjust the weighting of each component; however, in our opinion, maintaining dual strategies may generate the most attractive returns over the long run.

EVERGREEN
High Income Municipal Bond Fund
Fund at a Glance as of May 31, 2002

“We intend to continue to manage the fund conservatively, keeping average credit quality high and duration -- or interest-rate sensitivity -- short.”

PORTFOLIO MANAGEMENT

B. Clark Stamper

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 3/21/1985	Class A	Class B	Class C	Class I
Class Inception Date	12/1/1994	3/21/1985	8/18/1997	10/6/1997

Average Annual Returns*

1 year with sales charge	0.22%	-0.46%	2.41%	N/A

1 year w/o sales charge	5.20%	4.54%	4.41%	5.59%

5 year	3.71%	3.63%	3.95%	4.87%

10 year	5.21%	5.12%	5.12%	5.58%

Maximum Sales Charge	4.75%	5.00%	2.00%	N/A

	Front End	CDSC	CDSC

30-day SEC Yield	4.05%	3.49%	3.49%	4.48%

Tax Equivalent Yield**	6.60%	5.68%	5.68%	7.30%

12-month income distributions per share	$0.39	$0.33	$0.33	$0.41

*Adjusted for maximum applicable sales charge, unless noted. ** Assumes maximum 38.6% federal tax rate. Results for investors subject to lower tax rates would not be as advantageous.

LONG TERM GROWTH

Comparison of a $10,000 investment in Evergreen High Income Municipal Bond Fund Class A,2 versus a similar investment in the Lehman Brothers Municipal Bond Index (LBMBI) and the Consumer Price Index (CPI).

The LBMBI is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 5/31/2002.

The Fixed-Income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Historical performance shown for Classes A, C and I prior to their inception is based on the performance of Class B, the original class offered by the fund’s predecessor fund, Davis Tax-Free High Income Fund. The historical returns for Classes A, C and I have not been adjusted to reflect the effect of each class’ 12b-1 fee. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Classes A and I would have been higher. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would have been lower.

Class I shares are only offered to investment advisory clients of an investment advisor of an Evergreen fund (or its advisory affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial services firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

The fund’s yield will fluctuate and there can be no guarantee that the fund will achieve its objective or any particular tax-exempt yield. Income may be subject to the federal alternative minimum tax.

Funds that invest in high yield, lower-rated bonds may contain more risks due to the increased possibility of default.

All data is as of May 31, 2002, and subject to change.

EVERGREEN
High Income Municipal Bond Fund
Portfolio Manager Interview

How did the fund perform?

For the 12-month period ended May 31, 2002, the fund’s Class A shares had a total return of 5.20%, excluding any applicable sales charges. During the same period, the Lehman Brothers Municipal Bond Index (LBMBI) returned 6.50% while the average return of high yield, municipal debt funds was 5.19%, according to Lipper Inc., an independent monitor of mutual fund performance. These returns reflect a challenging period for investing in higher-yielding, lower-quality bonds. The better relative performance of the LBMBI also is due to the fact that the index results do not reflect the customary expenses of a managed mutual fund. These expenses lower returns.

PORTFOLIO CHARACTERISTICS
(as of 5/31/02)

Total Net Assets	$732,944,741

Average Credit Quality*	AA

Average Maturity	15.7 years

Average Duration	2.2 years

*Source: Standard & Poor’s

What was the investment environment like during the period?

The 12-month period was dominated by concerns about the national economic slump. Lower-quality bonds, because they are more sensitive to credit issues, tend to be more vulnerable in a weak economy. As the yields of lower-quality bonds climbed higher, their prices eroded. This resulted in a widening of the spread between their yields and those of higher-quality securities, resulting in stronger performance by higher-quality securities. This was particularly evident in the taxable bond market, but it was also true in the municipal bond market. The underperformance of lower-quality municipal bonds, however, was not as dramatic as that seen in the taxable bond market.

In terms of interest rates, the 12-month period encompassed two distinct periods. During the period from June to November 2001, the Federal Reserve Board continued to cut short-term interest rates. Longer-term rates also declined. Yields on the 30-year U.S. Treasury, a benchmark for long-term bonds, for example, fell from 5.60% to about 4.80%. Longer-term municipal bond yields also declined, but not as quickly and not by as much. During the second period, starting in November, longer-term yields climbed back up, returning to around the 5.60% level by the end of May 2002. Again, longer-term municipal yields followed the movement of Treasuries, but not by as much.

PORTFOLIO QUALITY
(based on 5/31/2002 market value of bonds)

AAA	55.9%

AA	13.0%

A	10.6%

BBB	4.7%

BB	3.3%

B	3.8%

CCC	0.2%

D	0.3%

Not Rated	8.2%

What were your principal strategies during the period?

We focused on both upside potential and protection against downside risk. As we viewed the overall economy, the municipal bond and related markets, we thought that lower-quality bonds had less upside potential and greater downside risk than better-quality securities. As a result, we emphasized quality bonds throughout the 12-month period because of their potential for greater protection in a weak economy. Throughout the period, the portfolio’s credit quality typically averaged AA.

As longer-term interest rates were rising during much of 2002, we also sought a way to protect against the risk of the declining bond prices that typically accompany rising yields. We did this by investing in “cushion” bonds, which tend to protect against the risk of rising interest rates. Cushion bonds are high-coupon bonds that can be called back by their issuers before their maturity dates. Bonds with high coupons normally would be trading at significant price premiums. However, cushion bonds do not have these price premiums because of the possibility that they may be called back. This risk of being called back diminishes when interest rates are rising, however. As a consequence, bondholders may reap the benefits of the higher yields, making these bonds especially

EVERGREEN
High Income Municipal Bond Fund
Portfolio Manager Interview

attractive as interest rates rise, as they did from November 2001 through the end of the fiscal year on May 31.

One sector where we found good relative value was in state bonds backed by the proceeds from the tobacco litigation settlement, in which tobacco companies have agreed to pay states for damages associated with the health costs of tobacco. In March of this year, these bonds declined in price amid investor fears that state governments would issue too large a supply of the securities to finance current budgets. As a result of this trade-off, some bonds were effectively offering very attractive yields of about 6.6%, even with credit ratings of A+. We took advantage of this opportunity to invest in these bonds, which have performed well for the fund. These bonds also have the advantage of helping the fund diversify its risks away from credit-sensitive and interest-rate-sensitive issues.

Throughout the period, as the difference between short-term rates and long-term rates steepened, we focused primarily on shorter-term securities, which tended to perform well, especially as the Fed lowered short-term rates early in the 12-month period.

PORTFOLIO COMPOSITION
(as a percentage of 5/31/2002 portfolio assets)

Industrial Development Revenue	22.1%

Hospital	13.5%

Housing	10.6%

General Obligation - Local	5.9%

Port Authority	5.8%

Solid Waste	3.8%

Education	3.5%

Airport	3.5%

Water & Sewer	3.5%

Other	27.8%

What is your outlook for the next 12 months?

We intend to continue to manage the fund conservatively, keeping average credit quality high and duration -- or interest-rate sensitivity -- short.

We remain skeptical about the chances of a quick economic revival. The stock market’s performance, which usually is a proxy for the health of the economy, supports our view that the economy has not yet started to recover. In the period from March 2002 through the end of May, for example, the Dow Jones Industrial Average fell 10% while the NASDAQ Index fell by 25%.

We expect the spreads of yields of lower-quality bonds to continue to widen away from higher-quality bond yields. As a consequence, we anticipate that we will maintain our emphasis on higher quality securities. At the same time, we believe there is a chance that the rising yields of lower-quality municipal securities could pull up the yields of better-quality securities. To guard against the possibility of price losses among these bonds, we intend to keep the portfolio’s duration relatively short.

EVERGREEN
Intermediate Municipal Bond Fund
(formerly, Evergreen Intermediate Term Municipal Bond Fund)
Fund at a Glance as of May 31, 2002

“For the foreseeable future, we anticipate relatively stable total returns in the municipal market, which should be an advantage for our strategy that emphasizes yield and price stability.”

PORTFOLIO MANAGEMENT

Richard K. Marrone

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 1/31/1984	Class I	Class IS
Class Inception Date	11/24/1997	3/2/1998

8-month return	0.73%	0.56%

Average Annual Return

1 year	3.41%	3.15%

5 year	4.30%	4.05%

10 year	4.98%	4.72%

30-day SEC Yield	5.05%	4.80%

Tax-Equivalent Yield*	8.22%	7.82%

8-month income dividends per share	$2.08	$1.98

* Assumes maximum 38.6% federal tax rate. Results for investors subject to lower tax rates would not be as advantageous.

LONG TERM GROWTH

Comparison of a $1,000,000 investment in Evergreen Intermediate Term Municipal Bond Fund Class I shares,2 versus a similar investment in the Lehman Brothers 7-Year Municipal Bond Index (LB7YMBI) and the Consumer Price Index (CPI).

The LB7YMBI is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 5/31/2002.

The Fixed-Income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Class IS shares from 11/24/1997 to its inception is based on the performance of Class I shares and has not been adjusted to reflect the effect of the 0.25% 12b-1 fee applicable to Class IS shares. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns would have been lower. Prior to 11/24/1997, the returns are based on the fund’s predecessor common trust fund’s (CTF) performance, adjusted for estimated mutual fund expenses. The CTF was not registered under the Investment Company Act of 1940 and was not subject to certain investment restrictions. If the CTF had been registered, its performance might have been adversely affected. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would have been lower.

Class I shares are only offered to investment advisory clients of an investment advisor of an Evergreen fund (or its advisory affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial services firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Funds that invest in high yield, lower-rated bonds may contain more risk due to the increased possibility of default.

The fund’s yield will fluctuate, and there can be no guarantee that the fund will achieve its objective or any particular tax-exempt yield. Income may be subject to federal alternative minimum tax.

All data is as of May 31, 2002, and subject to change.

EVERGREEN
Intermediate Municipal Bond Fund
(formerly, Evergreen Intermediate Term Municipal Bond Fund)
Portfolio Manager Interview

How did the fund perform?

For the eight-month period ended May 31, 2002, the fund’s Class I shares had a total return of 0.73%. During the same period, the Lehman Brothers 7-Year Municipal Bond Index (LB7YMBI) returned 3.07%, while the average return of intermediate term, municipal debt funds was 2.30%, according to Lipper Inc., an independent monitor of mutual fund performance. The eight-month returns show performance since September 30, 2001, the fund’s previous fiscal year-end date. The fund’s fiscal year-end date has been changed to May 31 going forward, consistent with the fiscal periods for other Evergreen municipal funds.

The fund’s performance during the period reflects the continuing impact of the September 11 terrorist attacks on airline-backed bonds, in which we had a position. These bonds dropped sharply in value following September 11. While they bounced back somewhat from January through March of 2002, they still were trading at less than one-half their pre-September 11 value at the close of the fiscal year. The fund’s investment style also was a factor in the performance relative to both the LB7YMBI and its Lipper peer group average. The fund is managed with the twin goals of price stability and high income, while both the LB7YMBI and Lipper performance numbers are based on total return calculations only. During the period, the fund continued to have an above-average yield among funds in its Lipper peer group.

PORTFOLIO CHARACTERISTICS
(as of 5/31/2002)

Total Net Assets	$552,447,311

Average Credit Quality*	AA-

Effective Maturity	7.3 years

Average Duration	5.4 years

*Source: Standard & Poor’s

What was the investment environment like during the period?

It was a challenging period for investing in municipal bonds from the start of the period in October 2001 through the end of March 2002. Interest rates tended to increase -- and bond prices tended to slip -- as investors anticipated that the economy would start to strengthen and the Federal Reserve Board would reverse policy and begin to raise short-term interest rates. In addition, a large supply of new municipal securities contributed to higher rates and lower prices in the market. However, beginning in March, investors began to realize that the economy was not reviving quickly and interest rates began declining again, resulting in higher prices for many securities. As a consequence, municipal bonds have shown greatly improved performance since March. Intermediate-term bonds were among those sectors that performed well later in the period.

PORTFOLIO COMPOSITION
(as a percentage of 5/31/2002 portfolio assets)

Hospital	17.2%

Housing	17.1%

Airport	6.6%

Water & Sewer	6.5%

General Obligation - Local	6.1%

Industrial Development Revenue	5.2%

Electric Revenue	4.5%

Tobacco Revenue	3.7%

Education	3.7%

Other	29.4%

What were your principal investment strategies?

During the first three months of 2002, we aggressively sold shorter-term securities because we anticipated that the Federal Reserve might start raising rates and shorter-term bonds would fall in value. We used the proceeds to invest in bonds with maturities of 10 to 15 years. We thought these securities offered excellent value, with yields as much as 94% of 30-year bond yields, but with much less price risk than the longer-term bonds. These bonds did perform very well for the fund, while shorter-term bonds underperformed the market during the period.

Among sectors, we continued to emphasize -- and even increased -- holdings in hospital bonds. As a result of a large supply in the market, these bonds tended to be undervalued while offering very good yields. We were very selective in our

EVERGREEN
Intermediate Municipal Bond Fund
(formerly, Evergreen Intermediate Term Municipal Bond Fund)
Portfolio Manager Interview

investments in these hospital bonds, paying close attention to creditworthiness. At the end of the fiscal year, on May 31, about 17% of fund assets were invested in hospital bonds.

We also maintained an emphasis on housing bonds, which accounted for about 17% of assets on May 31. Housing bonds tend to produce generous yields while being stable in price.

We maintained a relatively high-quality portfolio, with average credit quality about AA- at the close of the fiscal period. About 47% of fund assets were invested in bonds rated AA or higher.

PORTFOLIO QUALITY
(based on 5/31/2002 market value of bonds)

AAA	32.0%

AA	14.9%

A	29.9%

BBB	21.8%

BB	1.4%

What is your outlook for the next 12 months?

We anticipate that interest rates will remain relatively stable, with no dramatic increases or declines in yields or prices, at least through the end of the third quarter of 2002. The months of June through July typically are good for the municipal bond market, as little new supply is issued while demand tends to be strong when many bonds are paying their coupons. We believe demand for municipal bonds should persist while the stock market continues to struggle. When corporate earnings and stock market performance are disappointing, investors have little incentive to pull money out of municipal bonds and invest in equities. As a result, we expect relatively stable bond prices during the months through September, which should be a good environment for our income-oriented strategy.

Looking ahead to the end of 2002 and the beginning of 2003, much will depend on the state of the economy, corporate earnings and the performance of the stock market. Until the economy shows signs of strengthening, the Federal Reserve is unlikely to begin raising short-term interest rates. For the foreseeable future, we anticipate relatively stable total returns in the municipal market, which should be an advantage for our strategy that emphasizes yield and price stability.

EVERGREEN
Municipal Bond Fund
Fund at a Glance as of May 31, 2002

“Going forward, we intend to continue pursuing our strategy of maximizing the optimal level of total return and income. While we may adjust the weight each of these goals carry in our strategies depending on market conditions, in our opinion, maintaining dual strategies could provide shareholders with attractive returns over the long term.”

PORTFOLIO MANAGEMENT

Mathew M. Kiselak

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 1/19/1978	Class A	Class B	Class C	Class I
Class Inception Date	1/20/1998	1/19/1978	1/26/1998	4/30/1999

Average Annual Returns*

1 year with sales charge	0.44%	-0.40%	2.60%	N/A

1 year w/o sales charge	5.38%	4.60%	4.60%	5.64%

5 year	3.46%	3.46%	3.78%	4.42%

10 year	4.71%	4.88%	4.88%	5.20%

Maximum Sales Charge	4.75%	5.00%	2.00%

	Front End	CDSC	CDSC	N/A

30-day SEC Yield	4.23%	3.70%	3.70%	4.70%

Tax Equivalent Yield**	6.89%	6.03%	6.03%	7.65%

12-month income distributions per share	$0.33	$0.27	$0.27	$0.34

* Adjusted for maximum applicable sales charge, unless noted. ** Assumes maximum 38.6% federal tax rate. Results for investors subject to lower tax rates would not be as advantageous.

LONG TERM GROWTH

Comparison of a $10,000 investment in Evergreen Municipal Bond Fund Class A,2 versus a similar investment in the Lehman Brothers Municipal Bond Index (LBMBI) and the Consumer Price Index (CPI).

The LBMBI is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 5/31/2002.

The Fixed-Income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Historical performance shown for Classes A, C and I prior to their inception is based on the performance of Class B, the original class offered. The historical returns for Classes A and I have not been adjusted to reflect the effect of each class’ 12b-1 fee. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Classes A and I would have been higher. Returns reflect expense limits previously in effect, without which returns would have been lower.

Class I shares are only offered to investment advisory clients of an investment advisor of an Evergreen fund (or its advisory affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial services firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

The fund’s yield will fluctuate, and there can be no guarantee that the fund will achieve its objective or any particular tax-exempt yield. Income may be subject to the federal alternative minimum tax.

Funds that invest in high yield, lower-rated bonds may contain more risks due to the increased possibility of default.

All data is as of May 31, 2002, and subject to change.

EVERGREEN
Municipal Bond Fund
Portfolio Manager Interview

How did the fund perform?

The fund’s Class A shares had a total return of 5.38% for the 12-month period ended May 31, 2002, excluding any applicable sales charges. In comparison, the General Municipal Debt Funds category tracked by Lipper Inc., generated an average return of 5.51%, and the Lehman Brothers Municipal Bond Index (LBMBI) produced a 6.50% return for the same period. Lipper Inc. is an independent monitor of mutual fund performance. We attribute the fund’s modest lag in total return, compared to the LBMBI, to a difference in performance goals, as well as to the fact that the fund is subject to several factors that do not affect an index. The fund strives for the optimal balance of maximizing both total return and income. In contrast, both the Lipper average and the LBMBI reflect only total return. Income-oriented securities tend to underperform bonds with greater total return potential in a declining interest rate environment, such as the one we experienced over the past year. Conversely, bonds with a heavier orientation toward income typically outperform bonds selected for total return potential when interest rates rise or hold steady. Several other factors also limited the fund’s return relative to the index. Unlike an index, the fund is subject to management expenses, which lower returns. Furthermore, the dynamics of supply and demand can hamper the fund’s security selection process. In contrast, indexes are free from such constraints.

PORTFOLIO CHARACTERISTICS
(as of 5/31/02)

Total Net Assets	$897,014,842

Average Credit Quality*	AA

Average Maturity	14.1 years

Average Duration	6.3 years

*Source: Standard & Poor’s

What was the investment environment like?

While municipal bond prices fluctuated widely during the period, they ended the period higher than where they stood at the beginning of the period, pushing yields correspondingly lower. Shorter-term yields declined further than their longer-term counterparts, however, causing the phenomenon known to investors as a “steepening of the yield curve.” When a yield curve steepens, longer-term yields become considerably higher than shorter-term yields. This phenomenon is significant for portfolio structuring purposes because new pockets of value are typically created when the yield curve changes shape; and further, historical data associated with a steepening yield curve causes many investors to revise their performance expectations for various market sectors.

Yields fell, pushing prices higher, as the Federal Reserve Board lowered interest rates throughout 2001 to stimulate stubbornly weak economic growth. Because the Fed’s rate cuts directly affect short-term interest rates, the cuts had a greater effect on shorter-term yields than on longer-term yields. Typically, longer-term yields are influenced by Fed actions, but other market factors, such as supply and demand and the longer-term effect investors expect from short-term interest rate moves, also have a significant effect on the longer end of the yield curve.

The Fed’s actions became especially aggressive after the September 11 tragedy, when the economy appeared headed for a sharp recession. Focusing on the prospects of a further downturn and ongoing rate cuts, investors pushed yields lower. However, by November 2001, signs of stronger economic growth began to appear. While the Fed’s efforts to derail the anticipated recession had been successful, this contained a double-edged sword for fixed income investors. The anticipation of improved growth was accompanied by a change in interest rate outlooks. Although investors would continue to monitor the strength and duration of the recovery, they believed the Fed would stop reducing rates and move to a more neutral interest rate stance. In accordance with these new expectations, investors pushed yields higher and prices lower. By May 31, 2002, shorter-term yields had risen from their low points, but were still considerably less than where they stood one year earlier. Longer-term yields were modestly lower at the end of the fiscal period than where they stood on May 31, 2001.

EVERGREEN
Municipal Bond Fund
Portfolio Manager Interview

PORTFOLIO COMPOSITION
(as a percentage of 5/31/2002 portfolio assets)

Housing	15.5%

Hospital	14.7%

Transportation	8.9%

General Obligation - Local	8.4%

Industrial Development Revenue	6.6%

Electric Revenue	5.7%

Water & Sewer	4.8%

Student Loan	3.2%

General Obligation - State	3.1%

Other	29.1%

What strategies did you use to manage the fund?

We maintained a long-term focus on balancing total return and income. Specifically, we emphasized duration management and relative value, taking advantage of market inefficiencies. Expressed in years, duration measures interest rate sensitivity. Lengthening duration increases a portfolio’s price sensitivity to changes in interest rates, while shortening duration enhances price stability. We maintained a neutral duration stance relative to our Lipper peer group, primarily selecting securities with 12 to 17-year maturities. Approximately 42% of the fund’s net assets were invested in this maturity range as of May 31, 2002; this strategy benefited performance, as this was the top performing maturity range of the yield curve during the fiscal period. We also selected higher-quality securities with a heavy income orientation. As of May 31, 2002, approximately 48% of the fund’s net assets were invested in bonds that were rated AAA and 20% of net assets were invested in AA-rated securities.

PORTFOLIO QUALITY
(based on 5/31/2002 market value of bonds)

AAA	46.4%

AA	19.5%

A	18.9%

BBB	6.6%

BB	0.7%

NR	7.9%

What is your outlook?

We expect the yield curve to flatten, with shorter-term interest rates rising dramatically and longer-term rates moving within a narrower range. If the economy continues to strengthen, we believe the Fed could begin to raise rates to stave off future inflation. However, while an increase in rates would cause shorter-term yields to move considerably higher, yields in the longer-end of the yield curve could respond favorably by moving lower, if investors believe the Fed’s actions may diminish the threat of future inflation.

Going forward, we intend to continue pursuing our strategy of maximizing the optimal level of total return and income. While we may adjust the weight each of these goals carry in our strategies depending on market conditions, in our opinion, maintaining dual strategies could provide shareholders with attractive returns over the long term.

EVERGREEN
Short-Intermediate Municipal Bond Fund
Fund at a Glance as of May 31, 2002

“In our opinion, continued uncertainty in the stock market, as well as slow economic growth, could bode well for municipal bonds, providing stimulus for investors to seek the tax-advantaged sector as a safe haven for their cash flows.”

PORTFOLIO MANAGEMENT

Diane C. Beaver

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 7/17/1991	Class A	Class B	Class C	Class I
Class Inception Date	1/5/1995	1/5/1995	3/27/2002	7/17/1991

Average Annual Returns*

1 year with sales charge	1.57%	-0.91%	2.95%	N/A

1 year w/o sales charge	5.03%	4.09%	4.95%	5.14%

5 year	3.76%	3.15%	4.50%	4.54%

10 year	4.07%	3.73%	4.47%	4.49%

Maximum Sales Charge	3.25%	5.00%	2.00%	N/A

	Front End	CDSC	CDSC

30-day SEC Yield	4.01%	3.25%	3.25%	4.24%

Tax Equivalent Yield**	6.53%	5.29%	5.59%	6.91%

12-month income distributions per share***	$0.43	$0.34	$0.06	$0.44

* Adjusted for maximum applicable sales charge, unless noted.

** Assumes maximum 38.6% federal tax rate. Results for investors subject to lower tax rates would not be as advantageous.

*** For Class C, the distributions are for the period from its inception on March 27, 2002, through May 31, 2002.

LONG TERM GROWTH

Comparison of a $10,000 investment in Evergreen Short- Intermediate Municipal Bond Fund Class A shares,2 versus a similar investment in the Lehman Brothers 3-Year Municipal Bond Index (LB3YMBI) and the Consumer Price Index (CPI).

The LB3YMBI is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 5/31/2002.

The Fixed-Income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Historical performance shown for Classes A, B and C prior to their inception is based on the performance of Class I, the original class offered. The historical returns for Classes A, B and C have not been adjusted to reflect the effect of each class’ 12b-1 fee. These fees are 0.10% for Class A and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns would have been lower. Returns reflect expense limits previously in effect, without which returns would have been lower.

Class I shares are only offered to investment advisory clients of an investment advisor of an Evergreen fund (or its advisory affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial services firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Funds that invest in high yield, lower-rated bonds may contain more risks due to the increased possibility of default.

The fund’s yield will fluctuate, and there can be no guarantee that the fund will achieve its objective or any particular tax-exempt yield. Income may be subject to the federal alternative minimum tax.

All data is as of May 31, 2002, and subject to change.

EVERGREEN
Short-Intermediate Municipal Bond Fund
Portfolio Manager Interview

How did the fund perform?

The fund’s Class A shares had a total return of 5.03% for the 12-month period ended May 31, 2002, excluding any applicable sales charges. The Lehman Brothers 3-Year Municipal Bond Index returned 5.73% for the same period. We attribute the fund’s modest lag to several factors, including a difference in performance goals, increased cash flow in a low-rate environment and the fact that unlike indexes, the fund is subject to management expenses, which lower returns. The fund strives to attain an optimal balance of income, yield and price stability. In contrast, the index only reflects total return. Securities selected for their total return potential have different characteristics than those chosen to generate a generous level of tax-advantaged income and stability of principal. Bonds with a greater potential for total return tend to outperform income-oriented securities in a declining interest rate environment, such as the one we experienced over much of the past year. Conversely, income-oriented bonds typically outperform securities selected for their total return potential when interest rates rise or hold steady.

PORTFOLIO CHARACTERISTICS
(as of 5/31/02)

Total Net Assets	$227,213,256

Average Credit Quality*	AA-

Average Maturity	4.1 years

Average Duration	3.0 years

*Source: Standard & Poor’s

Why did interest rates fall during the period?

The Federal Reserve Board cut interest rates to rejuvenate the economy. Economic growth had been stubbornly weak throughout 2001, and after September 11, many investors believed a steep recession was inevitable. Consequently, the Fed’s efforts to avert a significant downturn became particularly intense. Yields fell across the maturity spectrum, pushing prices higher. Short-term yields fell further than their longer-term counterparts in a direct response to the rate cuts. The Fed’s actions were successful, as signs of economic strengthening began to appear in late 2001.

What happened to municipal bond prices through the end of the period?

Prices fluctuated widely during the period, ultimately ending the period higher than where they stood on May 31, 2001. The outlook for improved economic health brought with it new challenges for fixed income investors. Municipal bond prices reached their high point, and yields their low, in November 2001. With the economy appearing to be back on track, investors expected the Fed to stop lowering rates. As a result, bond prices reversed course -- prices fell and yields rose through March 2002.

March 2002 was a particularly difficult month for municipal bond investors. Continued economic strength, combined with heavy supply, forced the tax-advantaged sector into its heaviest monthly loss in eight years, according to Municipal Advisor. Intermediate-term maturities were hardest hit, as their loss in March 2002 was the greatest monthly loss since 1985, according to the same source.

Prices took yet another turn in April and May 2002, rising on strong investor demand. Uncertainty in the equity market, as well as loss of confidence in corporate leadership drove many investors out of stocks and into bonds. Furthermore, the strength the economy had shown earlier seemed to be waning. Led by individuals, investors demonstrated a hardy appetite for municipal bonds, pushing prices higher and yields lower.

PORTFOLIO QUALITY
(based on 5/31/2002 market value of bonds)

AAA	28.1%

AA	15.5%

A	27.8%

BBB	15.3%

BB	2.8%

NR	10.5%

What strategies did you use to manage the fund?

We focused on the fund’s long-term strategy of balancing income, yield and price stability. Many of our investments centered on bonds with seven to 10-year maturities and A-rated hospital bonds that offered higher yields. The shorter

EVERGREEN
Short-Intermediate Municipal Bond Fund
Portfolio Manager Interview

end of the yield curve experienced the most price volatility, so limiting investments in that maturity range helped protect returns. Liquidity also played a major part in our strategy. The fund experienced sizeable cash inflows during the period. As of May 31, 2001, the fund’s net assets stood at $141.4 million; but by the close of the fiscal period, net assets were $227.2 million. A substantial part of the inflow occurred as yields were falling.

PORTFOLIO COMPOSITION
(as a percentage of 5/31/2002 portfolio assets)

Housing	15.8%

Student Loan	13.8%

Hospital	12.3%

Miscellaneous Revenue	7.5%

Electric Revenue	6.3%

Industrial Development Revenue	6.0%

General Obligation - State	5.1%

Pre-refunded	4.2%

Continuing Care Retirement Community	4.1%

Airport	4.1%

Other	20.8%

What is your outlook?

We are optimistic about both the fundamental and technical factors for municipal bonds. Technical factors tend to be positive for the tax-advantaged sector during the summer months. Typically, the heaviest principal and interest payments of the year are made in July, causing investors to seek reinvestment for their cash. In our opinion, continued uncertainty in the stock market, as well as slow economic growth, could bode well for municipal bonds, providing stimulus for investors to seek the tax-advantaged sector as a safe haven for their cash flows.

EVERGREEN
High Grade Municipal Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended May 31,
	2002	2001	2000	1999	1998

CLASS A

Net asset value, beginning of period	$ 10.65	$ 9.99	$ 11.01	$ 11.36	$ 10.89

Income from investment operations

Net investment income	0.47	0.47	0.48	0.48	0.47

Net realized and unrealized gains or losses on securities	0.15	0.66	(0.87)	(0.08)	0.48

Total from investment operations	0.62	1.13	(0.39)	0.40	0.95

Distributions to shareholders from

Net investment income	(0.47)	(0.47)	(0.48)	(0.48)	(0.48)

Net realized gains	0	0	(0.15)	(0.27)	0

Total distributions to shareholders	(0.47)	(0.47)	(0.63)	(0.75)	(0.48)

Net asset value, end of period	$ 10.80	$ 10.65	$ 9.99	$ 11.01	$ 11.36

Total return*	5.92%	11.48%	(3.54%)	3.62%	8.88%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 65,080	$ 56,212	$ 53,303	$ 63,018	$ 64,526

Ratios to average net assets

Expenses‡	0.99%	1.04%	0.96%	0.95%	1.09%

Net investment income	4.37%	4.45%	4.61%	4.26%	4.25%

Portfolio turnover rate	40%	23%	108%	79%	127%

	Year Ended May 31,
	2002	2001	2000	1999	1998

CLASS B

Net asset value, beginning of period	$ 10.65	$ 9.99	$ 11.01	$ 11.36	$ 10.89

Income from investment operations

Net investment income	0.39	0.39	0.40	0.40	0.39

Net realized and unrealized gains or losses on securities	0.15	0.66	(0.87)	(0.08)	0.48

Total from investment operations	0.54	1.05	(0.47)	0.32	0.87

Distributions to shareholders from

Net investment income	(0.39)	(0.39)	(0.40)	(0.40)	(0.40)

Net realized gains	0	0	(0.15)	(0.27)	0

Total distributions to shareholders	(0.39)	(0.39)	(0.55)	(0.67)	(0.40)

Net asset value, end of period	$ 10.80	$ 10.65	$ 9.99	$ 11.01	$ 11.36

Total return*	5.13%	10.65%	(4.27%)	2.85%	8.07%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 25,281	$ 33,019	$ 39,566	$ 32,088	$ 32,822

Ratios to average net assets

Expenses‡	1.75%	1.79%	1.72%	1.70%	1.84%

Net investment income	3.61%	3.70%	3.89%	3.52%	3.51%

Portfolio turnover rate	40%	23%	108%	79%	127%

* Excluding applicable sales charges ‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements.

EVERGREEN
High Grade Municipal Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended May 31,
	2002	2001	2000	1999 (a) #

CLASS C

Net asset value, beginning of period	$ 10.65	$ 9.99	$ 11.01	$ 11.14

Income from investment operations

Net investment income	0.39	0.39	0.40	0.03

Net realized and unrealized gains or losses on securities	0.15	0.66	(0.87)	(0.13)

Total from investment operations	0.54	1.05	(0.47)	(0.10)

Distributions to shareholders from

Net investment income	(0.39)	(0.39)	(0.40)	(0.03)

Net realized gains	0	0	(0.15)	0

Total distributions to shareholders	(0.39)	(0.39)	(0.55)	(0.03)

Net asset value, end of period	$ 10.80	$ 10.65	$ 9.99	$ 11.01

Total return*	5.13%	10.65%	(4.27%)	0.86%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 4,886	$ 1,496	$ 1,620	$ 1

Ratios to average net assets

Expenses‡	1.72%	1.79%	1.72%	1.66%†

Net investment income	3.60%	3.70%	3.92%	3.71%†

Portfolio turnover rate	40%	23%	108%	79%

	Year Ended May 31,
	2002	2001	2000	1999	1998

CLASS I ††

Net asset value, beginning of period	$ 10.65	$ 9.99	$ 11.01	$ 11.36	$ 10.89

Income from investment operations

Net investment income	0.50	0.50	0.50	0.51	0.51

Net realized and unrealized gains or losses on securities	0.15	0.66	(0.87)	(0.08)	0.47

Total from investment operations	0.65	1.16	(0.37)	0.43	0.98

Distributions to shareholders from

Net investment income	(0.50)	(0.50)	(0.50)	(0.51)	(0.51)

Net realized gains	0	0	(0.15)	(0.27)	0

Total distributions to shareholders	(0.50)	(0.50)	(0.65)	(0.78)	(0.51)

Net asset value, end of period	$ 10.80	$ 10.65	$ 9.99	$ 11.01	$ 11.36

Total return	6.18%	11.76%	(3.30%)	3.88%	9.15%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 22,378	$ 20,879	$ 19,121	$ 22,264	$ 24,976

Ratios to average net assets

Expenses‡	0.74%	0.79%	0.71%	0.70%	0.84%

Net investment income	4.62%	4.70%	4.86%	4.51%	4.51%

Portfolio turnover rate	40%	23%	108%	79%	127%

(a) For the period from April 30, 1999 (commencement of class operations), to May 31, 1999.

># Net investment income is based on average shares outstanding during the period.

* Excluding applicable sales charges

‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

† Annualized

†† Effective at the close of business on May 11, 2001, Class Y shares were renamed as Institutional shares (Class I).

See Combined Notes to Financial Statements.

EVERGREEN
High Income Municipal Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended May 31,			Year Ended September 30,
	2002	2001	2000 (b)	1999	1998	1997

CLASS A (a)

Net asset value, beginning of period	$ 8.65	$ 8.34	$ 8.66	$ 9.19	$ 9.22	$ 9.15

Income from investment operations

Net investment income	0.40	0.48	0.32	0.47	0.54	0.57

Net realized and unrealized gains or losses on securities	0.04	0.30	(0.27)	(0.52)	0.04	0.11

Total from investment operations	0.44	0.78	0.05	(0.05)	0.58	0.68

Distributions to shareholders from

Net investment income	(0.39)	(0.47)	(0.37)	(0.48)	(0.56)	(0.59)

Net realized gains	0	0	0	0	(0.05)	(0.02)

Total distributions to shareholders	(0.39)	(0.47)	(0.37)	(0.48)	(0.61)	(0.61)

Net asset value, end of period	$ 8.70	$ 8.65	$ 8.34	$ 8.66	$ 9.19	$ 9.22

Total return*	5.20%	9.61%	0.58%	(0.61%)	6.53%	7.66%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 396,272	$ 180,898	$ 133,552	$ 174,441	$ 243,878	$ 92,020

Ratios to average net assets

Expenses‡	0.83%	0.90%	1.03%†	1.06%	1.04%	1.26%

Net investment income	4.39%	5.49%	5.75%†	5.30%	5.37%	6.60%

Portfolio turnover rate	79%	68%	30%	73%	126%	113%

	Year Ended May 31,			Year Ended September 30,
	2002	2001	2000 (b)	1999	1998	1997

CLASS B (a)

Net asset value, beginning of period	$ 8.62	$ 8.31	$ 8.63	$ 9.16	$ 9.19	$ 9.12

Income from investment operations

Net investment income	0.33	0.42	0.28	0.41	0.49	0.53

Net realized and unrealized gains or losses on securities	0.06	0.30	(0.28)	(0.53)	0.02	0.08

Total from investment operations	0.39	0.72	0	(0.12)	0.51	0.61

Distributions to shareholders from

Net investment income	(0.33)	(0.41)	(0.32)	(0.41)	(0.49)	(0.52)

Net realized gains	0	0	0	0	(0.05)	(0.02)

Total distributions to shareholders	(0.33)	(0.41)	(0.32)	(0.41)	(0.54)	(0.54)

Net asset value, end of period	$ 8.68	$ 8.62	$ 8.31	$ 8.63	$ 9.16	$ 9.19

Total return*	4.54%	8.81%	0.01%	(1.39%)	5.74%	6.89%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 208,427	$ 195,029	$ 175,826	$ 228,440	$ 255,300	$ 132,934

Ratios to average net assets

Expenses‡	1.59%	1.65%	1.79%†	1.82%	1.80%	2.02%

Net investment income	3.70%	4.76%	5.01%†	4.54%	4.62%	5.87%

Portfolio turnover rate	79%	68%	30%	73%	126%	113%

(a) On March 17, 2000, the Evergreen High Income Municipal Bond Fund acquired the net assets of the Davis Tax-Free High Income Fund, Inc. Davis Tax-Free High Income Fund, Inc. was the accounting and performance survivor in this transaction. The financial highlights for the periods prior to March 17, 2000, are those of Davis Tax-Free High Income Fund, Inc.

(b) For the eight months ended May 31, 2000. The fund changed its fiscal year end from September 30 to May 31, effective May 31, 2000.

* Excluding applicable sales charges

‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

† Annualized

See Combined Notes to Financial Statements.

EVERGREEN
High Income Municipal Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended May 31,			Year Ended September 30,
	2002	2001	2000 (b)	1999	1998	1997 (c)

CLASS C (a)

Net asset value, beginning of period	$ 8.68	$ 8.37	$ 8.69	$ 9.22	$ 9.25	$ 9.20

Income from investment operations

Net investment income	0.33	0.43	0.28	0.42	0.49	0.04

Net realized and unrealized gains or losses on securities	0.05	0.29	(0.28)	(0.54)	0.03	0.03

Total from investment operations	0.38	0.72	0	(0.12)	0.52	0.07

Distributions to shareholders from

Net investment income	(0.33)	(0.41)	(0.32)	(0.41)	(0.50)	(0.02)

Net realized gains	0	0	0	0	(0.05)	0

Total distributions to shareholders	(0.33)	(0.41)	(0.32)	(0.41)	(0.55)	(0.02)

Net asset value, end of period	$ 8.73	$ 8.68	$ 8.37	$ 8.69	$ 9.22	$ 9.25

Total return*	4.41%	8.77%	0.05%	(1.34%)	5.74%	0.77%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 124,281	$ 64,890	$ 32,942	$ 41,642	$ 36,594	$ 2,430

Ratios to average net assets

Expenses‡	1.58%	1.65%	1.77%†	1.83%	1.77%	2.03%†

Net investment income	3.65%	4.70%	5.02%†	4.53%	4.65%	5.85%†

Portfolio turnover rate	79%	68%	30%	73%	126%	113%

	Year Ended May 31,			Year Ended September 30,
	2002	2001	2000 (b)	1999	1998 (d)

CLASS I (a) ††

Net asset value, beginning of period	$ 8.64	$ 8.33	$ 8.66	$ 9.19	$ 9.20

Income from investment operations

Net investment income	0.42	0.52	0.33	0.48	0.54

Net realized and unrealized gains or losses on securities	0.05	0.29	(0.28)	(0.52)	0.03

Total from investment operations	0.47	0.81	0.05	(0.04)	0.57

Distributions to shareholders from

Net investment income	(0.41)	(0.50)	(0.38)	(0.49)	(0.53)

Net realized gains	0	0	0	0	(0.05)

Total distributions to shareholders	(0.41)	(0.50)	(0.38)	(0.49)	(0.58)

Net asset value, end of period	$ 8.70	$ 8.64	$ 8.33	$ 8.66	$ 9.19

Total return	5.59%	9.90%	0.63%	(0.51%)	6.34%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 3,964	$ 1,452	$ 189	$ 1,292	$ 883

Ratios to average net assets

Expenses‡	0.58%	0.66%	0.83%†	0.93%	0.93%†

Net investment income	4.64%	5.70%	5.95%†	5.43%	5.49%†

Portfolio turnover rate	79%	68%	30%	73%	126%

(a) On March 17, 2000, the Evergreen High Income Municipal Bond Fund acquired the net assets of the Davis Tax-Free High Income Fund, Inc. Davis Tax-Free High Income Fund, Inc. was the accounting and performance survivor in this transaction. The financial highlights for the periods prior to March 17, 2000, are those of Davis Tax-Free High Income Fund Inc.

(b) For the eight months ended May 31, 2000. The fund changed its fiscal year end from September 30 to May 31, effective May 31, 2000.

(c) For the period from August 18, 1997 (commencement of class operations), to September 30, 1997.

(d) For the period from October 6, 1997 (commencement of class operations), to September 30, 1998.

* Excluding applicable sales charges

‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

† Annualized

†† Effective at the close of business on May 11, 2001, Class Y shares were renamed as Institutional shares (Class I).

See Combined Notes to Financial Statements.

EVERGREEN
Intermediate Municipal Bond Fund
(formerly, Evergreen Intermediate Term Municipal Bond Fund)
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended May 31, 2002 (a)	Year Ended September 30,
		2001	2000	1999	1998 (b)

CLASS I

Net asset value, beginning of period	$ 62.08	$ 60.44	$ 61.33	$ 67.11	$ 64.84

Income from investment operations

Net investment income	2.08	3.12	2.99	2.97	2.57

Net realized and unrealized gains or losses on securities	(1.65)	1.64	(0.89)	(4.89)	2.27

Total from investment operations	0.43	4.76	2.10	(1.92)	4.84

Distributions to shareholders from

Net investment income	(2.08)	(3.12)	(2.99)	(2.97)	(2.57)

Net realized gains	0	0	0	(0.89)	0

Total distributions to shareholders	(2.08)	(3.12)	(2.99)	(3.86)	(2.57)

Net asset value, end of period	$ 60.43	$ 62.08	$ 60.44	$ 61.33	$ 67.11

Total return	0.73%	8.05%	3.58%	(3.00%)	7.61%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 540,800	$ 576,388	$ 611,279	$ 704,474	$ 746,874

Ratios to average net assets

Expenses‡	0.62%†	0.62%	0.63%	0.57%	0.62%†

Net investment income	5.14%†	5.07%	4.98%	4.59%	4.59%†

Portfolio turnover rate	20%	37%	66%	97%	47%

	Year Ended May 31, 2002 (a)	Year Ended September 30,
		2001	2000	1999	1998 (c)
CLASS IS

Net asset value, beginning of period	$ 62.08	$ 60.44	$ 61.33	$ 67.11	$ 65.91

Income from investment operations

Net investment income	1.98	2.97	2.84	2.81	1.66

Net realized and unrealized gains or losses on securities	(1.65)	1.64	(0.89)	(4.89)	1.20

Total from investment operations	0.33	4.61	1.95	(2.08)	2.86

Distributions to shareholders from

Net investment income	(1.98)	(2.97)	(2.84)	(2.81)	(1.66)

Net realized gains	0	0	0	(0.89)	0

Total distributions to shareholders	(1.98)	(2.97)	(2.84)	(3.70)	(1.66)

Net asset value, end of period	$ 60.43	$ 62.08	$ 60.44	$ 61.33	$ 67.11

Total return	0.56%	7.78%	3.32%	(3.24%)	4.41%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 11,647	$ 9,394	$ 7,760	$ 5,863	$ 4,736

Ratios to average net assets

Expenses‡	0.88%†	0.88%	0.88%	0.83%	0.89%†

Net investment income	4.91%†	4.83%	4.77%	4.41%	4.35%†

Portfolio turnover rate	20%	37%	66%	97%	47%

(a) For the eight months ended May 31, 2002. The fund changed its fisal year end from September 30 to May 31, effective May 31, 2002.

(b) For the period from November 24, 1997 (commencement of class operations), to September 30, 1998.

(c) For the period from March 2, 1998 (commencement of class operations) to September 30, 1998.

‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

† Annualized

See Combined Notes to Financial Statements.

EVERGREEN
Municipal Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended May 31,
	2002 #	2001	2000	1999 #	1998 (a) #

CLASS A

Net asset value, beginning of period	$ 7.11	$ 6.70	$ 7.48	$ 7.78	$ 7.91

Income from investment operations

Net investment income	0.33	0.33	0.35	0.34	0.13

Net realized and unrealized gains or losses on securities	0.05	0.42	(0.74)	(0.07)	(0.13)

Total from investment operations	0.38	0.75	(0.39)	0.27	0

Distributions to shareholders from

Net investment income	(0.33)	(0.34)	(0.35)	(0.34)	(0.13)

Net realized gains	0	0	(0.04)	(0.23)	0

Total distributions to shareholders	(0.33)	(0.34)	(0.39)	(0.57)	(0.13)

Net asset value, end of period	$ 7.16	$ 7.11	$ 6.70	$ 7.48	$ 7.78

Total return*	5.38%	11.32%	(5.29%)	3.64%	0.04%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 826,268	$ 863,113	$ 899,427	$ 1,099,718	$ 1,243,327

Ratios to average net assets

Expenses‡	0.84%	0.85%	0.87%	0.85%	0.93%†

Net investment income	4.55%	4.72%	4.97%	4.49%	4.69%†

Portfolio turnover rate	83%	67%	86%	90%	77%

	Year Ended May 31,					Year Ended December 31, 1997
	2002 #	2001	2000 #	1999 #	1998 (b) #

CLASS B

Net asset value, beginning of period	$ 7.11	$ 6.70	$ 7.48	$ 7.78	$ 7.82	$ 7.71

Income from investment operations

Net investment income	0.27	0.28	0.30	0.29	0.12	0.38

Net realized and unrealized gains or losses on securities	0.05	0.41	(0.74)	(0.07)	(0.03)	0.23

Total from investment operations	0.32	0.69	(0.44)	0.22	0.09	0.61

Distributions to shareholders from

Net investment income	(0.27)	(0.28)	(0.30)	(0.29)	(0.13)	(0.40)

Net realized gains	0	0	(0.04)	(0.23)	0	(0.10)

Total distributions to shareholders	(0.27)	(0.28)	(0.34)	(0.52)	(0.13)	(0.50)

Net asset value, end of period	$ 7.16	$ 7.11	$ 6.70	$ 7.48	$ 7.78	$ 7.82

Total return*	4.60%	10.50%	(6.00%)	2.86%	1.15%	8.15%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 26,506	$ 48,284	$ 54,673	$ 78,169	$ 124,664	$ 1,375,730

Ratios to average net assets

Expenses‡	1.59%	1.60%	1.62%	1.60%	1.26%†	0.96%

Net investment income	3.80%	3.97%	4.22%	3.74%	4.32%†	4.97%

Portfolio turnover rate	83%	67%	86%	90%	77%	126%

(a) For the period from January 20, 1998 (commencement of class operations), to May 31, 1998.

(b) For the five months ended May 31, 1998. The fund changed its fiscal year end from December 31 to May 31, effective May 31, 1998.

# Net investment income is based on average shares outstanding during the period.

* Excluding applicable sales charges

‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

† Annualized

See Combined Notes to Financial Statements.

EVERGREEN
Municipal Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended May 31,
	2002 #	2001	2000	1999 #	1998 (a) #

CLASS C

Net asset value, beginning of period	$ 7.11	$ 6.70	$ 7.48	$ 7.78	$ 7.85

Income from investment operations

Net investment income	0.27	0.27	0.29	0.29	0.11

Net realized and unrealized gains or losses on securities	0.05	0.42	(0.73)	(0.07)	(0.07)

Total from investment operations	0.32	0.69	(0.44)	0.22	0.04

Distributions to shareholders from

Net investment income	(0.27)	(0.28)	(0.30)	(0.29)	(0.11)

Net realized gains	0	0	(0.04)	(0.23)	0

Total distributions to shareholders	(0.27)	(0.28)	(0.34)	(0.52)	(0.11)

Net asset value, end of period	$ 7.16	$ 7.11	$ 6.70	$ 7.48	$ 7.78

Total return*	4.60%	10.50%	(6.00%)	2.87%	0.46%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 42,462	$ 43,610	$ 46,580	$ 6,899	$ 7,708

Ratios to average net assets

Expenses‡	1.59%	1.60%	1.59%	1.60%	1.68%†

Net investment income	3.80%	3.97%	4.24%	3.75%	3.94%†

Portfolio turnover rate	83%	67%	86%	90%	77%

	Year Ended May 31,
	2002 #	2001	2000	1999 (b) #

CLASS I ††

Net asset value, beginning of period	$ 7.11	$ 6.70	$ 7.48	$ 7.57

Income from investment operations

Net investment income	0.34	0.36	0.36	0.04

Net realized and unrealized gains or losses on securities	0.05	0.41	(0.73)	(0.10)

Total from investment operations	0.39	0.77	(0.37)	(0.06)

Distributions to shareholders from

Net investment income	(0.34)	(0.36)	(0.37)	(0.03)

Net realized gains	0	0	(0.04)	0

Total distributions to shareholders	(0.34)	(0.36)	(0.41)	(0.03)

Net asset value, end of period	$ 7.16	$ 7.11	$ 6.70	$ 7.48

Total return	5.64%	11.60%	(5.05%)	(0.79%)

Ratios and supplemental data

Net assets, end of period (thousands)	$ 1,778	$ 1,039	$ 442	$ 1

Ratios to average net assets

Expenses‡	0.59%	0.60%	0.61%	0.52%†

Net investment income	4.81%	4.94%	5.32%	5.44%†

Portfolio turnover rate	83%	67%	86%	90%

(a) For the period from January 26, 1998 (commencement of class operations), to May 31, 1998.

(b) For the period from April 30, 1999 (commencement of class operations), to May 31, 1999.

# Net investment income is based on average shares outstanding during the period.

* Excluding applicable sales charges

‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

† Annualized

†† Effective at the close of business on May 11, 2001, Class Y shares were renamed as Institutional shares (Class I).

See Combined Notes to Financial Statements.

EVERGREEN
Short-Intermediate Municipal Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended May 31,
	2002	2001	2000	1999	1998

CLASS A

Net asset value, beginning of period	$ 9.98	$ 9.72	$ 10.12	$ 10.19	$ 10.09

Income from investment operations

Net investment income	0.42	0.44	0.41	0.40	0.41

Net realized and unrealized gains or losses on securities	0.07	0.26	(0.33)	0.01	0.10

Total from investment operations	0.49	0.70	0.08	0.41	0.51

Distributions to shareholders from

Net investment income	(0.43)	(0.44)	(0.41)	(0.40)	(0.41)

Net realized gains	0	0	(0.07)	(0.08)	0

Total distributions to shareholders	(0.43)	(0.44)	(0.48)	(0.48)	(0.41)

Net asset value, end of period	$ 10.04	$ 9.98	$ 9.72	$ 10.12	$ 10.19

Total return*	5.03%	7.38%	0.77%	4.09%	5.11%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 32,696	$ 8,477	$ 8,659	$ 7,975	$ 6,569

Ratios to average net assets

Expenses‡	0.69%	0.71%	0.72%	0.75%	0.85%

Net investment income	4.15%	4.50%	4.16%	3.93%	4.01%

Portfolio turnover rate	22%	48%	43%	65%	78%

	Year Ended May 31,
	2002	2001	2000	1999	1998

CLASS B

Net asset value, beginning of period	$ 9.98	$ 9.72	$ 10.12	$ 10.19	$ 10.10

Income from investment operations

Net investment income	0.33	0.36	0.32	0.31	0.32

Net realized and unrealized gains or losses on securities	0.07	0.26	(0.33)	0.01	0.09

Total from investment operations	0.40	0.62	(0.01)	0.32	0.41

Distributions to shareholders from

Net investment income	(0.34)	(0.36)	(0.32)	(0.31)	(0.32)

Net realized gains	0	0	(0.07)	(0.08)	0

Total distributions to shareholders	(0.34)	(0.36)	(0.39)	(0.39)	(0.32)

Net asset value, end of period	10.04	$ 9.98	$ 9.72	$ 10.12	$ 10.19

Total return*	4.09%	6.42%	(0.14%)	3.16%	4.07%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 9,608	$ 4,401	$ 4,639	$ 6,232	$ 5,790

Ratios to average net assets

Expenses‡	1.59%	1.61%	1.62%	1.65%	1.74%

Net investment income	3.25%	3.59%	3.23%	3.04%	3.11%

Portfolio turnover rate	22%	48%	43%	65%	78%

* Excluding applicable sales charges ‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers. † Annualized

See Combined Notes to Financial Statements.

EVERGREEN
Short-Intermediate Municipal Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

Year Ended May 31, 2002 (a)

CLASS C

Net asset value, beginning of period	$ 9.93

Income from investment operations

Net investment income	0.05

Net realized and unrealized gains or losses on securities	0.12

Total from investment operations	0.17

Distributions to shareholders from

Net investment income	(0.06)

Net asset value, end of period	$ 10.04

Total return*	1.67%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 1

Ratios to average net assets

Expenses‡	1.59%†

Net investment income	3.25%†

Portfolio turnover rate	22%

	Year Ended May 31,
	2002	2001	2000	1999	1998

CLASS I ††

Net asset value, beginning of period	$ 9.98	$ 9.72	$ 10.12	$ 10.19	$ 10.10

Income from investment operations

Net investment income	0.43	0.46	0.42	0.41	0.42

Net realized and unrealized gains or losses on securities	0.07	0.25	(0.33)	0.01	0.09

Total from investment operations	0.50	0.71	0.09	0.42	0.51

Distributions to shareholders from

Net investment income	(0.44)	(0.45)	(0.42)	(0.41)	(0.42)

Net realized gains	0	0	(0.07)	(0.08)	0

Total distributions to shareholders	(0.44)	(0.45)	(0.49)	(0.49)	(0.42)

Net asset value, end of period	10.04	$ 9.98	$ 9.72	$ 10.12	$ 10.19

Total return	5.14%	7.49%	0.87%	4.20%	5.11%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 184,908	$ 128,558	$ 139,534	$ 160,325	$ 167,905

Ratios to average net assets

Expenses‡	0.59%	0.61%	0.62%	0.65%	0.70%

Net investment income	4.31%	4.59%	4.23%	4.04%	4.18%

Portfolio turnover rate	22%	48%	43%	65%	78%

(a) For the period from March 27, 2002 (commencement of class operations), to May 31, 2002.

* Excluding applicable sales charges

‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

† Annualized

†† Effective at the close of business on May 11, 2001, Class Y shares were renamed as Institutional shares (Class I).

See Combined Notes to Financial Statements.

EVERGREEN
High Grade Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - 97.9%
AIRPORT - 2.4%
Atlanta, GA Arpt. Facs. RB, 0.00%, 01/01/2010, (Insd. by AMBAC) (n)	AAA	$ 1,000,000	$ 695,820
San Francisco, CA City & Cnty. Arpt. RB, 5.50%, 05/01/2015, (Insd. by FSA)	AAA	2,000,000	2,095,860
2,791,680
EDUCATION - 4.3%
Garden City, MI Sch. Dist., 5.50%, 05/01/2016	AAA	1,000,000	1,064,430
New York Dorm. Auth. RB, State Univ. Edl. Facs., Ser. A, 5.875%, 05/15/2011, (Insd. by AMBAC/TCRS)	AAA	250,000	283,377
Texas Pub. Fin. Auth. RB, Southern Univ. Fin. Sys., 5.50%, 11/01/2017, (Insd. by MBIA)	Aaa	1,035,000	1,098,301
Texas Tech Univ. RB:
5.50%, 08/15/2015	AAA	1,500,000	1,607,040
5.50%, 08/15/2016	AAA	1,000,000	1,064,910
5,118,058
ELECTRIC REVENUE - 7.5%
Piedmont, SC Muni. Pwr. Agcy. RRB, 5.00%, 01/01/2015, (Insd. by MBIA/IBC)	AAA	2,000,000	2,027,640
Superior, WI Ltd. Obl. RRB, Midwest Energy, Ser. E, 6.90%, 08/01/2021, (Insd. by FGIC)	AAA	4,500,000	5,531,985
Texas Muni. Pwr. Agcy. RB, 0.00%, 09/01/2015, (Insd. by MBIA) (n)	AAA	2,600,000	1,334,060
8,893,685
GENERAL OBLIGATION - LOCAL - 11.5%
Clark Cnty., NV Sch. Dist. GO, Ser. A, 5.75%, 06/15/2011	AAA	1,000,000	1,106,240
Cook Cnty., IL GO, Refunding, Ser. A, 5.625%, 11/15/2016, (Insd. by MBIA)	AAA	1,000,000	1,053,280
Forest Hills, OH Local Sch. Dist. GO, Sch. Impt., 5.70%, 12/01/2016, (Insd. by MBIA)	AAA	1,500,000	1,597,830
Kings Local Sch. Dist., OH GO, 7.50%, 12/01/2016, (Insd. by FGIC)	AAA	1,000,000	1,292,000
New Rochelle, NY GO, Ser. B, 6.15%, 08/15/2017, (Insd. by MBIA)	AAA	600,000	651,654
New York, NY GO, Ser. D, 5.375%, 08/01/2017, (Insd. by FGIC/TCRS)	AAA	1,500,000	1,549,995
Niagara Falls, NY GO, Pub. Impt.:
7.50%, 03/01/2014, (Insd. by MBIA)	AAA	500,000	636,735
7.50%, 03/01/2016, (Insd. by MBIA)	AAA	750,000	965,280
Snohomish Cnty., WA Sch. Dist. GO, Refunding, 5.25%, 12/01/2015, (Insd. by FGIC)	AAA	1,000,000	1,030,570
Washington, DC GO, Refunding Ser. B: 5.50%, 06/01/2012, (Insd. by FSA)	AAA	1,000,000	1,086,683
Weatherford, TX Independent Sch. Dist. GO, 0.00%, 02/15/2022, (Gtd. by PSF) (n)	AAA	3,000,000	975,630
Wilmington, DE GO, 5.375%, 06/01/2017 (t)	AAA	1,500,000	1,583,730
13,529,627
HOSPITAL - 16.0%
California Hlth. Facs. Fin. Auth. RB, Refunding, Ser. A, 5.75%, 07/01/2015	AAA	1,000,000	1,080,710
Greenville Hosp. Sys. SC Hosp. Facs. RB, Ser. A, 5.75%, 05/01/2014, (Insd. by MBIA/IBC)	AAA	2,300,000	2,430,502
Illinois Hlth. Facs. Auth. RB, Sherman Hlth. Sys., 5.25%, 08/01/2017	AAA	1,000,000	1,011,830

EVERGREEN
High Grade Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
HOSPITAL - continued
Illinois Hlth. Facs. Auth. RRB, Ser. AA, 6.50%, 06/01/2012, (Insd. by MBIA)	AAA	$ 1,750,000	$ 2,041,655
Knox Cnty., TN Hlth. & Edl. Hosp. Facs. Auth RRB, Fort Sanders Alliance, 6.25%, 01/01/2013, (Insd. by MBIA)	AAA	1,700,000	1,929,823
Lorain Cnty., OH Hosp. RB:
9.58%, 04/01/2011	NR	2,000,000	2,145,640
9.83%, 04/01/2011	NR	1,250,000	1,349,050
Oklahoma Indl. Auth. RRB, Ser. A, 6.25%, 08/15/2015, (Insd. by MBIA)	AAA	2,000,000	2,205,640
Orange Cnty., FL Hlth. Facs. Auth. RB:
Ser. C, 6.25%, 10/01/2016, (Insd. by MBIA)	AAA	295,000	343,622
Pre-refunded, Ser. C, 6.25%, 10/01/2016, (Insd. by MBIA)	AAA	610,000	718,976
So. Broward, FL Hosp. Dist. RB, 5.50%, 05/01/2022	A+	710,000	704,874
Wichita, KS Hosp. Facs. Impt. RRB, Ser. 11, 6.75%, 11/15/2019	A+	1,000,000	1,083,530
Wisconsin St Hlth. & Edl. Facs.:
5.60%, 07/15/2022	Aa2	500,000	499,365
6.00%, 08/15/2016	A	1,230,000	1,295,842
18,841,059
HOUSING - 17.1%
Alaska Hsg. Fin. Corp. RB, Ser. A, 5.40%, 12/01/2013	AA-	1,000,000	1,038,650
Aurora, CO Hsg. Auth. MHRB, 6th Avenue Proj., Ser. A, 5.70%, 12/01/2018, (LOC: US Bank, NA)	Aa3	1,000,000	1,011,000
California HFA Home Mtge. RB, Ser. L, 6.40%, 08/01/2027, (Insd. by MBIA)	AAA	305,000	318,710
California HFA MHRB, Ser. B, 6.05%, 08/01/2016, (Insd. by AMBAC/FHA)	AAA	1,000,000	1,045,660
California HFA SFHRB, Ser. A-1, 5.70%, 08/01/2011	AAA	640,000	677,875
Dist. of Columbia HFA Mtge. SFHRB, Ser. B, 5.85%, 12/01/2018, (Insd. by FNMA & GNMA)	AAA	1,920,000	1,981,325
Escambia Cnty., FL HFA SFHRB, Multi Cnty. Program, Ser. A, 5.50%, 10/01/2021, (Insd. by FNMA & GNMA)	Aaa	1,000,000	1,009,900
Georgia HFA SFHRB, Sub Ser. D4, 5.50%, 06/01/2017	AAA	1,000,000	1,021,090
Idaho Hsg. & Fin. Assn. RB, 6.00%, 07/01/2014	A1	1,925,000	2,048,547
Idaho Hsg. Agcy. SFHRB, Ser C-1, 6.30%, 07/01/2011, (Insd. by FHA)	Aa1	410,000	418,823
Massachusetts HFA SFHRB, Ser. 73, 5.90%, 12/01/2019, (Insd. by FSA)	AAA	1,250,000	1,286,625
Minnesota HFA SFHRB, Ser. H, 6.70%, 01/01/2018	AA+	235,000	242,781
New Mexico Mtge. Fin. Auth. SFHRB, Ser. C-1, 6.00%, 03/01/2032	AAA	1,850,000	1,873,051
New York HFA MHRB, Ser. B, 6.35%, 08/15/2023, (Insd. by AMBAC/HFA)	AAA	1,000,000	1,044,120
New York Mtge. Agcy. RB, Homeowner Mtge., Ser. 86, 5.95%, 10/01/2020	Aa2	1,000,000	1,047,680
Ohio HFA Mtge. RB, Ser. A-2, 6.625%, 03/01/2026, (Insd. by GNMA)	Aaa	325,000	346,405
Utah HFA SFHRB, Sr. Ser. E-1, 5.375%, 07/01/2018, (Insd. by FHA)	AAA	915,000	923,015
Wisconsin Hsg. & EDA RB:
Ser. B, 5.60%, 09/01/2016	AA	1,255,000	1,280,953
Refunding, Ser. E, 5.80%, 09/01/2017	AA	1,500,000	1,548,735
20,164,945

EVERGREEN
High Grade Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
INDUSTRIAL DEVELOPMENT REVENUE - 5.2%
Illinois Dev. Fin. Auth. PCRRB, Edison Co. Proj., Ser. D, 6.75%, 03/01/2015, (Insd. by AMBAC)	AAA	$ 3,000,000	$ 3,319,560
Lehigh Cnty., PA IDA PCRRB, PA Pwr. & Light Co. Proj., Ser. B, 6.40%, 09/01/2029, (Insd. by MBIA)	AAA	1,000,000	1,087,080
Mercer Cnty., ND PCRRB, Basin Elec. Pwr. Proj., Ser. 2, 6.05%, 01/01/2019, (Insd. by AMBAC)	AAA	1,500,000	1,587,690
New York, NY IDA RB, Japan Airlines Co., 6.00%, 11/01/2015	Aaa	90,000	94,972
6,089,302
LEASE - 4.9%
Kansas City, MO Muni. Assist. Corp. RB, Ser. B, 5.85%, 01/15/2016	AAA	2,000,000	2,102,940
Lawrence Township., IN Metropolitan Sch. Dist. GO, 6.875%, 07/05/2011, (Insd. by MBIA/IBC)	AAA	1,500,000	1,759,935
New York Env. Facs. Corp. RRB, Riverbank State Park, 5.50%, 04/01/2016, (Insd. by AMBAC)	AAA	250,000	263,497
Santa Ana, CA Fin. Auth. Lease RB, Police Admin. & Hldg. Facs., Ser. A, 6.25%, 07/01/2015, (Insd. by MBIA)	AAA	300,000	355,407
Texas Public Fin. Auth. Bldg. RB, Ser. A, 5.70%, 02/01/2013, (Insd. by FSA)	AAA	1,160,000	1,258,728
5,740,507
PRE-REFUNDED - 2.8%
Hempstead Town, NY GO, Ser. B, 5.625%, 02/01/2015, (Insd. by FGIC)	AAA	100,000	111,768
Intermountain Pwr. Agcy., UT Pwr. Supply RB, Ser. A, 5.50%, 07/01/2013	A+	3,000,000	3,174,990
3,286,758
PUBLIC FACILITIES - 1.1%
San Jose, CA Redev. Agcy. Tax Allocation, Merged Area Redev. Proj., 6.00%, 08/01/2015, (Insd. by MBIA)	AAA	1,100,000	1,276,792
RESOURCE RECOVERY - 0.1%
Islip, NY Resources Recovery Agcy. RB, Ser. B, 7.25%, 07/01/2011, (Insd. by AMBAC)	AAA	100,000	121,146
SOLID WASTE - 1.0%
Palm Beach Cnty., FL Solid Wst. Auth. RB, Ser. A, 6.00%, 10/01/2010	AAA	1,000,000	1,132,160
SPECIAL TAX - 4.6%
District of Columbia Tax Increment RB, Gallary Place Proj., 5.50%, 07/01/2019, (Insd. by FSA)	AAA	1,000,000	1,044,820
Elk Grove, CA Unified Sch. Dist. Spl. Tax, 6.50%, 12/01/2024	AAA	500,000	600,625
George L. Smith II, GA World Congress Ctr. Auth. RB, Domed Stadium Proj., 6.00%, 07/01/2011	AAA	1,000,000	1,112,670
Metropolitan Atlanta Rapid Trans. Auth. GA Sales Tax RRB, Ser. A, 5.50%, 07/01/2016, (Insd. by MBIA)	AAA	2,500,000	2,620,800
5,378,915
STUDENT LOAN - 0.9%
Alaska Student Loan Corp. Student Loan RB, Ser. A, 5.45%, 07/01/2016, (Insd. by AMBAC)	AAA	1,000,000	1,015,320

EVERGREEN
High Grade Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
TOBACCO REVENUE - 3.1%
Badger Tobacco Asset Sec. Corp., WI, Tobacco Settlement RB, 6.125%, 06/01/2027	A	$ 1,000,000	$ 981,810
No. Tobacco Sec. Corp. RB, Alaska Tobacco Settlement, 5.375%, 06/01/2021	A	1,865,000	1,733,909
Tobacco Settlement Fin. Corp. LA RB, Taxable Asset Backed, Ser. 2001-A, 6.36%, 05/15/2025	A	900,000	910,341
3,626,060
TRANSPORTATION - 8.8%
Allegheny Cnty., PA Arpt. Auth. RRB, Pittsburgh Intl. Arpt., 6.00%, 01/01/2015	AAA	2,000,000	2,166,240
Massachusetts Port Auth. RRB, Ser. A, 5.50%, 07/01/2016, (Insd. by MBIA)	AAA	1,000,000	1,055,370
New Jersey Trans. Trust Fund Auth. RB, Trans. Sys., Ser. A, 5.75%, 06/15/2015	AA	1,000,000	1,120,160
New Jersey Transit Corp. COP, Fed. Transit Admin. Grants, Ser. A, 6.125%, 09/15/2015, (Insd. by AMBAC)	AAA	1,500,000	1,677,585
Niagara, NY Frontier Auth. Arpt. RB, Greater Buffalo Intl. Arpt., Ser. A, 6.125%, 04/01/2014, (Insd. by AMBAC)	AAA	100,000	106,530
Port Auth. of NY & NJ RB, Ser. 97, 6.50%, 07/15/2019, (Insd. by FGIC)	AAA	500,000	529,530
Sacramento Cnty., CA Arpt. Sys. RB, Ser. A, 6.00%, 07/01/2011, (Insd. by MBIA)	AAA	1,000,000	1,108,440
Salt Lake City, UT Arpt. RB, Ser. A, 6.00%, 12/01/2012, (Insd. by FGIC)	AAA	1,000,000	1,066,610
Wisconsin Trans. RB, Ser. B, 5.50%, 07/01/2022	AA-	1,500,000	1,504,935
10,335,400
WATER & SEWER - 6.6%
Chicago, IL Wst. Wtr. Transmission RB, 2nd Lien, 6.00%, 01/01/2013, (Insd. by MBIA)	AAA	1,000,000	1,137,780
Detroit, MI Wtr. Supply Sys. RB, Sr. Lien, Ser. A, 5.50%, 07/01/2014, (Insd. by FGIC)	AAA	1,500,000	1,612,125
Houston, TX Wtr. Conveyance Sys. Contract COP, Ser. H, 7.50%, 12/15/2014, (Insd. by AMBAC)	AAA	1,000,000	1,266,270
Lowndes Cnty., MS Solid Wst. Disp. PCRB, 6.80%, 04/01/2022	BBB	715,000	785,578
Nassau Cnty., NY GO, Combined Swr. Dist., Refunding, Ser. B, 6.00%, 05/01/2014	AAA	695,000	793,766
Seattle, WA Wtr. Sys. RB, 5.75%, 07/01/2015	AA	1,000,000	1,081,090
Upper Trinity Regl. Wtr. Dist. RB, Ser. A, 6.00%, 08/01/2016, (Insd. by FGIC)	AAA	1,000,000	1,100,780
7,777,389
Total Municipal Obligations			115,118,803

		Shares

SHORT-TERM INVESTMENTS - 2.0%
MUTUAL FUND SHARES - 2.0%
Evergreen Institutional Municipal Money Market Fund (o)(tt)		2,385,507	2,385,507
Total Investments - (cost $110,483,472) - 99.9%			117,504,310
Other Assets and Liabilities - 0.1%			120,639
Net Assets - 100.0%			$ 117,624,949

See Combined Notes to Schedules of Investments.

EVERGREEN
High Income Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - 87.6%
UTILITIES - 0.3%
Austin, TX Util. Sys. RRB, 6.25%, 11/15/2004	AAA	$ 2,070,000	$ 2,152,013
AIRPORT - 3.4%
Broward Cnty., FL Arpt. Sys. RB, 5.75%, 10/01/2012	AAA	1,210,000	1,332,138
Clark Cnty., NV Passenger Facs. RB, 6.25%, 07/01/2011	AAA	130,000	133,010
Dade Cnty., FL Aviation RB, 6.60%, 10/01/2022	AAA	110,000	113,700
Dallas Fort Worth, TX Regl. Arpt. RB, 6.00%, 11/01/2012	AAA	200,000	200,528
Denver, CO City & Cnty. Arpt. RB, Ser. D, 7.25%, 11/15/2023	AAA	5,075,000	5,278,964
Greater, Orlando Aviation Auth. RB, 6.25%, 10/01/2006	AAA	4,600,000	4,731,974
Houston, TX Arpt. Sys. RB, Spl. Facs., Continental Airlines:
Ser. E, 5.88%, 07/01/2012	AAA	1,000,000	1,085,920
Ser. E, 6.75%, 07/01/2029	BB-	10,000,000	9,050,100
Louisiana Offshore Term RB, 7.45%, 09/01/2004	A	1,500,000	1,518,855
Memphis Shelby Cnty., TN Arpt. Auth. RB, 5.50%, 02/15/2007	AAA	1,500,000	1,547,085
Oklahoma Arpt. Trust RB, 7.70%, 07/01/2008	AAA	200,000	204,986
25,197,260
COMMUNITY DEVELOPMENT DISTRICT - 0.9%
California CDA RB, 3.25%, 05/15/2029	NR	2,000,000	2,000,000
Los Angeles, CA Community Redev. Agcy. Tax Allocation RB:
Ser. G, 6.75%, 07/01/2010	NR	930,000	938,593
Maryland Community Dev. Dept. Hsg. RB, 7.30%, 04/01/2025	Aa2	90,000	91,497
Menlo Park, CA CDA RB, 8.25%, 12/01/2028	Aa	2,700,000	2,763,963
Miami, FL Spl. Obl. RB, Ser. A, 7.38%, 07/01/2006	AAA	220,000	221,030
Wyoming CDA Hsg. RB:
5.80%, 12/01/2008	AA	455,000	488,656
6.55%, 06/01/2028	AA	445,000	456,957
6,960,696
CONTINUING CARE RETIREMENT COMMUNITY - 1.3%
Albuquerque, NM Hlth. Care Sys. RB, Lovelace Med. Foundation Proj., 12.00%, 03/01/2011	A	120,000	120,957
Allegany Cnty., MD IDRB, Morgan Manor Care Ctr., 12.45%, 02/01/2027	A	890,000	1,013,781
Belmont Cnty., OH Hlth. Sys. RB, East Ohio Regl. Hosp., 5.80%, 01/01/2018	BB	3,000,000	2,350,380
Brevard, NC Hsg. Auth. RB, Ascend Healthcare, 7.50%, 03/01/2028†	NR	500,000	247,500
Carmel, IN Retirement Rental Hsg. RB, Beverly Enterprises Indiana Proj., 8.75%, 12/01/2008	NR	398,000	412,706
Clarksville, IN RB, 2.85%, 12/01/2025	NR	1,700,000	1,700,000
Connecticut Dev. Hlth. Care RB, Independent Living Proj., Ser. B, 8.00%, 07/01/2017	NR	600,000	649,980
Crossville, TN Hlth. & Ed. Board RB, Mtge. First Century Place, 7.75%, 06/01/2013	NR	500,000	509,585
Dover, TN Hlth. & Ed. Facs. RB, Wessex Corp., 9.50%, 09/01/2011	NR	255,000	255,561
Kentucky Econ. Dev. Fin. Auth. RRB, Retirement Hsg. Foundation, 2.90%, 12/01/2028	A	1,700,000	1,700,000
New Tazewell, TN Hlth. & Ed. RB, 10.00%, 06/01/2017	NR	405,000	406,049
Pell City, AL Spl. Care Facs. Fin. Auth. RB, Ser. A, 8.50%, 07/01/2018	NR	500,000	516,505
9,883,004

EVERGREEN
High Income Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS -continued
EDUCATION - 3.5%
Botkins, OH Sch. Dist. RB, 7.20%, 12/01/2009	AAA	$ 315,000	$ 319,577
California Ed. Facs. Auth. RB, 7.00%, 03/01/2016	AAA	640,000	655,488
Carmichaels, PA Area Sch. Dist. RB, 6.60%, 09/01/2022	AAA	600,000	606,492
Clemson Univ., SC COP, 6.90%, 12/01/2007	AAA	100,000	101,420
Columbus, IN Multi Sch. Bldg. RB, 6.50%, 07/01/2005	AAA	1,000,000	1,023,890
Florida Agric. & Mechanical RB, 6.50%, 07/01/2023	AAA	445,000	451,030
Florida Board of Regents Student Apt. Facs. RB, 6.10%, 10/01/2020	AAA	200,000	204,410
Gwinnett Cnty., GA Sch. Dist. RB, 5.38%, 02/01/2009	AA+	1,400,000	1,507,352
Higher Ed. Student Assistance RB, 5.50%, 06/01/2006	AAA	200,000	215,506
Illinois Ed. Facs. Auth. RRB, 5.50%, 11/15/2019	BBB-	500,000	408,980
Illinois Student Assistance Loan RB, Sr. Ser. B, 6.40%, 03/01/2005	Aaa	450,000	460,040
Kane Cnty., IL Sch. Dist. # 101 RB, 5.25%, 12/30/2013	Aaa	6,000,000	6,281,220
Kansas City, MO EDA RB, 8.00%, 12/01/2002	NR	150,000	151,398
Lake Central, IN Dist. Sch. RB, 6.50%, 01/15/2014	AAA	805,000	825,938
Marietta, OH City Sch. Dist. RB, 5.75%, 12/01/2007	AAA	300,000	311,484
Massachusetts Hlth. Ed. Facs. RB, 6.55%, 10/01/2022	AAA	1,500,000	1,551,510
New England Sch. of Law:
8.30%, 07/01/2003	A-	125,000	125,657
8.30%, 07/01/2004	A-	125,000	125,658
Missouri Sch. Boards Assn. COP, 7.38%, 03/01/2006	AAA	65,000	65,885
Montevallo, AL American Village Pub. RB, 6.75%, 02/01/2031	AAA	900,000	960,390
New York Dorm. Auth. RB:
5.25%, 07/01/2010	A3	1,360,000	1,439,764
5.75%, 07/01/2012	A3	1,000,000	1,089,620
6.38%, 07/01/2007	AAA	1,175,000	1,213,892
7.80%, 12/01/2005	AAA	925,000	925,000
North Texas Higher Ed. Auth., Inc. RB, 6.30%, 04/01/2010	A2	100,000	103,105
Orleans Parish, LA Sch. Board RB, 0.00%, 02/01/2008 (n)	AAA	100,000	76,076
Rhode Island Hlth. & Ed. Bldg. Corp. RB, 6.38%, 04/01/2012	AAA	2,000,000	2,105,700
Santa Fe, NM Community College Dist. RB, 4.70%, 08/01/2006	Aa3	500,000	500,560
South Dakota Hlth. & Ed. Facs. Auth. RRB, St. Luke’s Midland Regional Med. Ctr., 6.63%, 07/01/2011, (Insd. by MBIA)	AAA	930,000	943,215
West Allegheny, PA Sch. Dist. RB, 6.25%, 02/01/2014	AAA	485,000	488,264
Wisconsin Hlth. & Ed. Facs. RB, 6.25%, 11/15/2021	AAA	150,000	153,458
25,391,979
ELECTRIC REVENUE - 0.9%
Manitowoc, WI Elec. RB, 6.10%, 08/01/2007	A1	750,000	755,100
Piedmont, SC Muni. Pwr. Agcy. Elec. RB:
6.50%, 01/01/2011	AAA	1,500,000	1,521,180
6.85%, 01/01/2007	AAA	890,000	902,816
Pinellas Cnty., FL Pwr. Corp. RB, 7.20%, 12/01/2014	BBB+	3,200,000	3,244,928
6,424,024
ESCROW - 0.1%
Maryland Local Govt. Insurance Trust RB, Capitalization Program Certificates, 7.13%, 08/01/2009	A	125,000	127,737
Savannah, GA EDA RB, First Mtge. Coastal Care Resources, 7.75%, 09/01/2027†	NR	1,000,000	448,750
576,487

EVERGREEN
High Income Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS -continued
GENERAL OBLIGATION - LOCAL - 5.8%
Aberdeen, SD GO, 6.90%, 07/01/2004	AAA	$ 250,000	$ 251,063
Bettendorf, IA GO, 5.40%, 06/01/2008	AAA	625,000	644,556
Birmingham Carraway, AL GO, 5.10%, 08/15/2004	AAA	100,000	105,141
Birmingham Jefferson, AL GO:
6.70%, 09/01/2005	NR	220,000	246,028
6.75%, 09/01/2006	NR	285,000	325,496
Bristol, CT GO:
7.30%, 06/15/2002	AAA	505,000	510,883
7.40%, 06/15/2004	AAA	100,000	101,420
Chicago, IL GO, 6.38%, 01/01/2004	AAA	275,000	276,078
Coconino & Mohave Cnty., AZ GO, 0.00%, 07/01/2002 (n)	Baa3	230,000	229,563
Dallas Cnty., TX Util. & Reclamation GO, 0.00%, 02/15/2014 (n)	AAA	625,000	327,769
Dallas, TX GO, 5.90%, 02/15/2004	AAA	395,000	396,363
Davis Cnty., UT Sch. Dist. GO, 4.50%, 06/01/2010	Aaa	3,290,000	3,406,236
District of Columbia GO, 5.75%, 06/01/2007	AAA	2,330,000	2,458,709
Euless, TX GO, 5.10%, 02/15/2004	AAA	545,000	546,183
Fairfield Cnty., SC GO, 6.50%, 09/01/2014	AAA	2,600,000	2,706,886
Garner, NC GO, 6.50%, 06/01/2006	AA-	275,000	283,718
Hamilton Creek, CO Metro Dist. GO, 11.25%, 12/01/2004	NR	180,000	151,200
Harlingen, TX GO, 5.50%, 08/15/2003	AAA	475,000	476,377
Johnson Cnty., KS GO, 5.80%, 09/01/2005	Aa1	965,000	984,821
Kane Cnty., IL Sch. Dist. GO, 6.35%, 12/01/2005	AAA	400,000	408,700
Leander, TX Independent Sch. Dist. GO, 0.00%, 08/15/2028 (n)	AAA	22,055,000	4,423,130
Louisiana Joya, TX Independent Sch. Dist. GO, 7.00%, 08/01/2002	AAA	185,000	185,812
Mentor, OH GO, 7.15%, 12/01/2011	Aa3	500,000	529,600
Miami, FL GO:
6.50%, 01/01/2015	AAA	825,000	856,342
6.90%, 05/01/2013	AAA	455,000	460,428
Mobile, AL GO, 0.00%, 08/15/2015 (n)	AAA	500,000	211,850
New Haven, CA Unified Sch. Dist. GO, Ser. B, 0.00%, 08/01/2013 (n)	AAA	650,000	380,568
New York, NY GO:
4.13%, 03/15/2010	AAA	3,050,000	3,037,770
4.38%, 03/15/2011	AAA	5,000,000	5,023,300
7.00%, 08/01/2002	AAA	165,000	166,450
7.50%, 02/01/2005	A	1,900,000	1,937,316
Ser. F, 5.13%, 08/01/2013, (Insd. by MBIA)	AAA	2,675,000	2,783,872
Norristown, PA GO:
4.65%, 11/15/2004	AAA	585,000	586,047
4.80%, 11/15/2005	AAA	610,000	610,946
Oak Park, MI Sch. Dist. GO, 6.00%, 06/01/2009	AAA	750,000	780,450
Orange, TX GO, 6.10%, 08/01/2006	AAA	390,000	392,773
Ridgeland, MS GO:
5.20%, 10/01/2006	Aa3	280,000	282,817
5.30%, 10/01/2007	Aa3	470,000	474,935
Snohomish Cnty., WA Sch. Dist. GO, 6.20%, 11/01/2006	A2	470,000	477,872
Spokane Cnty., WA Sch. Dist. GO, 5.85%, 12/01/2005	A1	450,000	456,565
Sumter Cnty., SC Sch. Dist. GO, 5.90%, 04/01/2014	AAA	580,000	606,402
Upper Darby Township, PA GO, 6.50%, 07/15/2018	AAA	2,500,000	2,515,100
Zanesville, OH GO, Ser. A, 6.90%, 12/01/2009	AAA	605,000	613,591
42,631,126

EVERGREEN
High Income Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
GENERAL OBLIGATION - STATE - 1.6%
California GO, 6.25%, 10/01/2019	A+	$ 300,000	$ 310,503
Illinois GO, 6.25%, 10/01/2007	AA	365,000	377,476
Texas GO, 6.50%, 12/01/2021	AA	5,800,000	5,969,360
Utah GO, 4.50%, 07/01/2011	AAA	5,000,000	5,097,050
11,754,389
HOSPITAL - 13.3%
Alachua Cnty., FL Hlth. Facs. RB, Mental Hlth. Svcs. Proj. A:
5.75%, 12/01/2015, (Insd. by FSA)	AAA	1,080,000	1,096,254
7.75%, 07/01/2010, (Insd. by FSA)	AAA	587,000	600,472
Allegheny Cnty., PA Hosp. Dev. Auth. RB:
5.75%, 05/15/2027	B3	3,745,000	2,029,565
6.00%, 10/01/2013	AAA	355,000	366,186
6.00%, 11/01/2023	AAA	1,295,000	1,335,987
9.25%, 11/15/2030	B+	18,500,000	19,804,805
Armstrong Cnty., PA Hosp. Auth. RB, 6.75%, 08/15/2012	AAA	165,000	171,072
Butler Cnty., OH Hosp. Facs. RB, Middletown Regl. Hosp., 6.75%, 11/15/2010	AAA	2,250,000	2,301,120
California CDA COP, 3.25%, 05/15/2029	A	3,000,000	3,000,000
California Hlth. Facs. Auth. RB:
5.45%, 10/01/2013	AAA	100,000	101,096
7.10%, 07/01/2019	A+	325,000	325,101
California Hlth. Facs. Fin. RB:
AMT Home Mtge., Ser. L, 0.00%, 02/01/2031 (n)	AAA	700,000	121,261
Cnty. Program, Ser. B, 7.20%, 01/01/2012	Aaa	120,000	121,386
Colorado Hlth. Facs. Auth. RB, Lutheran Med. Ctr. Proj., 7.25%, 10/01/2014	AAA	480,000	485,544
Connecticut Hlth. & Ed. Facs. RB, 6.63%, 07/01/2014	AAA	295,000	304,720
Crittenden Cnty., AR Hosp. RB:
7.00%, 07/01/2020	BBB+	1,000,000	1,075,760
7.15%, 07/01/2025	BBB+	1,000,000	1,075,880
Culpeper, VA IDA RRB, Med. Facs. America, 6.40%, 01/15/2003	AA-	250,000	250,868
Cuyahoga Cnty., OH Hosp. RB, 6.25%, 08/15/2010	AAA	300,000	314,793
Delaware Hlth. Facs. Auth. RB, 7.00%, 10/01/2003	AAA	1,500,000	1,506,405
Duluth, MN EDA Hosp. RB, 6.40%, 05/01/2018	AAA	1,000,000	1,036,770
Erie Cnty., PA Hosp. Auth. RB, 6.13%, 07/01/2013	AAA	665,000	680,428
Hawaii Dept. of Budget & Fin. RRB, 6.50%, 07/01/2022	AAA	3,000,000	3,069,810
Hillsborough Cnty., FL Hosp. Auth. RB, 6.375%, 10/01/2013	AAA	1,600,000	1,651,808
Huntington Cnty., PA Hosp. Auth. RB:
7.40%, 08/01/2003	AA	440,000	452,434
7.88%, 08/01/2011	AA	1,010,000	1,039,704
Illinois Hlth. Facs. Auth. RB:
7.60%, 08/15/2010	AAA	1,065,000	1,088,111
Ser. A, 7.90%, 08/15/2003	AAA	193,000	195,499
Elmhurst Memorial Hosp., 6.50%, 01/01/2012	AAA	1,290,000	1,330,880
Indiana Hlth. Facs. Hosp. RB:
5.75%, 07/01/2015	AAA	120,000	122,802
6.40%, 05/01/2012	AAA	3,000,000	3,069,840
Community Hosp. Proj., 6.85%, 07/01/2022	AAA	4,125,000	4,223,092

EVERGREEN
High Income Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
HOSPITAL - continued
Jacksonville, FL Hlth. Facs. Hosp. RB:
Ser. A:
8.00%, 10/01/2006	NR	$ 705,000	$ 636,403
8.00%, 10/01/2015	NR	5,620,000	5,067,835
Ser. B, 8.00%, 10/01/2015	NR	260,000	234,455
Univ. Med. Ctr. Proj., 6.60%, 02/01/2021	AAA	575,000	588,484
Jefferson Cnty., KY Hlth. Facs. RB, 6.50%, 05/01/2015	AAA	1,000,000	1,057,730
Lakewood, OH Hosp. Impt. RB, Lakewood Hosp., 6.00%, 02/15/2010	AAA	415,000	418,818
Louisiana Pub. Facs. Auth. Hosp. RB:
6.50%, 11/01/2014	AAA	350,000	353,220
7.00%, 11/01/2005	NR	100,000	101,170
Ser. A, 7.00%, 11/01/2002	AAA	500,000	502,120
Macon Cnty., GA Med. Foundation, Inc. RRB, Flint River Community Hosp., 9.00%, 03/01/2011	NR	750,000	751,027
Madison Cnty., IN Hosp. Auth. Facs. RB, Ser. A, 8.00%, 01/01/2014	AAA	1,585,000	1,605,526
Martin Cnty., FL Hlth. Facs. RB, 7.38%, 11/15/2012	AAA	200,000	204,340
Massachusetts Hlth. Ed. Facs. RB:
6.63%, 07/01/2025	AAA	305,000	312,161
7.20%, 07/01/2009	AAA	120,000	121,386
Minneapolis & St. Paul, MN Hlth. RB, 6.75%, 08/15/2014	AAA	1,950,000	1,962,031
Minneapolis, MN Hsg. Redev. Auth. Healthcare RB, Health One Group, Ser. A, 7.40%, 08/15/2011	AAA	1,000,000	1,007,380
Mississippi Hosp. Equip. & Facs. RB, 6.40%, 01/01/2007	AAA	250,000	257,925
Nacogdoches Cnty., TX Hosp. Dist. RB, 5.50%, 05/15/2008	AAA	790,000	814,751
New Castle, PA Area Hosp. Auth. RRB:
Ser. A, 6.50%, 11/15/2009	B3	1,010,000	549,895
Ser. A, 6.50%, 11/15/2017	B3	170,000	92,194
New Jersey Hlth. Care Facs. RB:
6.50%, 07/01/2021	AAA	860,000	887,262
6.63%, 07/01/2016	AAA	720,000	742,824
New York Med. Care Facs. Fin. Agcy. RB:
6.63%, 11/01/2018	AAA	1,020,000	1,051,926
7.35%, 02/15/2029	AAA	285,000	295,103
7.40%, 11/01/2004	AAA	1,575,000	1,609,020
7.50%, 11/01/2011	AAA	585,000	601,205
Long Term Hlth. Care, Ser. B, 7.38%, 11/01/2011	AAA	1,100,000	1,113,860
Mental Hlth. Svcs., 7.38%, 02/15/2014	AA-	35,000	35,150
Oakland, CA Hlth. Facs. RB, East Oakland Hlth. Ctr., Ser. A, 7.60%, 10/01/2020	A+	300,000	302,760
Peninsula Port Auth., VA Hosp. RB, 8.70%, 08/01/2023	AAA	500,000	567,625
Piedmont Hsg. Dev. Auth. First Mtge. RRB, Nash Grove Manor, Inc., 8.00%, 01/01/2013	NR	500,000	500,725
Pima Cnty., AZ Indl. Dev. Hlth. Care Corp. RB:
6.75%, 07/01/2010	AAA	1,000,000	1,024,090
6.75%, 07/01/2016	AAA	390,000	402,363
8.00%, 07/01/2013	AAA	455,000	460,255
Rhode Island Hlth. & Ed. RB, 7.00%, 07/01/2010	AAA	500,000	516,475
Rio Grande Valley, TX Hlth. Facs. Hosp. RB, 6.38%, 08/01/2022	AAA	445,000	456,655
Saginaw, MI Hosp. Fin. Auth. RB:
6.00%, 07/01/2021	AAA	1,050,000	1,051,621
San Antonio, TX Hlth. Facs. RB, Dev. Corp., 8.25%, 12/01/2019	NR	1,250,000	1,278,012

EVERGREEN
High Income Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
HOSPITAL - continued
Sayre, PA Hlth. Care Facs. Auth. RB:
6.38%, 07/01/2022	AAA	$ 410,000	$ 419,479
7.70%, 12/01/2015	AAA	720,000	720,000
Sierra Vista, AZ Dev. Auth. RRB, Sierra Vista Med. Invest., 8.50%, 08/01/2010	NR	460,000	461,196
South Carolina Jobs Econ. RB, Ebenezer Nursing, 6.90%, 01/20/2037	AAA	2,300,000	2,553,184
St. Mary Hosp. Auth. Langhorne RB, 7.00%, 06/15/2015	AAA	405,000	409,678
St. Petersburg, FL Hlth. Facs. Auth. RB, 6.50%, 11/15/2010	AAA	500,000	520,395
Tyler, TX Hlth. Facs. Dev. Corp. RB, 6.50%, 07/01/2022	AAA	1,625,000	1,662,960
Univ. of Arizona Med. Ctr. Hosp. RB, 6.25%, 07/01/2016	AAA	445,000	455,311
Utah Board of Regents RB:
5.50%, 08/01/2014	AAA	1,000,000	1,058,960
5.50%, 08/01/2016	AAA	1,055,000	1,102,011
Waco, TX Hlth. Facs. Dev. Corp. RB:
7.13%, 09/01/2014	AAA	850,000	868,445
Hillcrest Baptist Med. Ctr. Proj., 7.00%, 09/01/2005	AAA	135,000	137,221
Ward Cnty., ND Hlth. Care Fac. RB, St. Joseph Hosp. Corp. Proj., 8.88%, 11/15/2014	AAA	900,000	1,046,817
Washington Cnty., OK Med. Auth. RB, J. Phillips Hosp., 6.13%, 11/01/2014	AAA	1,060,000	1,063,159
Wataga, IL Hlth. Facs. RB, 10.00%, 09/01/2016	NR	1,000,000	500,000
Wichita, KS RB, 7.20%, 10/01/2015	A+	130,000	131,191
Wisconsin Hlth. & Ed. RB, RFDF, Inc. Proj., 7.38%, 07/15/2027†	NR	1,595,000	478,500
97,473,742
HOUSING - 10.4%
Austin, TX Hsg. Fin. Corp. SFHRB, 0.00%, 02/01/2016 (n)	C	4,540,000	545,663
Battery Park City Auth., NY RB, 10.00%, 06/01/2023	AAA	290,000	291,450
Beverly, WV Hsg. Corp. Mtge. RB, Beverly Manor, 11.00%, 11/15/2022, (Insd. by FHA)	NR	365,000	416,140
Bexar Cnty., TX Hsg. Fin. Corp. RB, 7.00%, 07/01/2028	NR	2,390,000	1,525,680
Calcasieu Parish, LA Pub. Auth. Mgt. RB, 7.75%, 12/01/2012	A1	740,000	758,507
Charlotte, NC Hsg. Auth. RB, Ascend Healthcare, Inc., 7.50%, 03/01/2028†	NR	500,000	350,000
Cook Cnty., IL SFHRB, 0.00%, 07/01/2015 (n)	BB	40,000	9,806
Corpus Christi, TX HFA SFHRB, Ser. A, 7.70%, 07/01/2011	AAA	535,000	552,965
De Kalb Cnty., GA Hsg. MHRB, 5.00%, 09/01/2011	AAA	1,090,000	1,092,322
Delaware Econ. Dev. MHRB:
0.00%, 12/20/2027 (n)	AAA	16,825,000	2,338,002
9.75%, 07/20/2020	AAA	185,000	191,051
Delaware Hsg. Auth. RB, 7.20%, 12/01/2021	Aa3	1,190,000	1,215,097
District of Columbia HFA RB, 7.75%, 09/01/2016	AAA	247,500	248,742
Duval Cnty., FL SFHRB:
0.00%, 10/01/2032 (n)	NR	5,460,000	703,139
6.30%, 06/01/2029	Aaa	950,000	987,116
Florida HFA RB:
0.00%, 12/01/2029, (Insd. by FSA) (n)	AAA	5,545,000	985,180
0.00%, 07/01/2030, (Insd. by FSA) (n)	AAA	11,240,000	1,696,791
8.10%, 10/01/2002	NR	900,000	893,997
Grady Cnty., OK HFA SFHRB, 6.70%, 01/01/2012	AAA	490,000	501,868
Houston, TX Hsg. Fin. Corp. RRB, Ser. A, 8.00%, 06/01/2014	A	50,000	52,110

EVERGREEN
High Income Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
HOUSING - continued
Illinois Hsg. Dev. Auth. MHRB:
0.00%, 07/01/2025 (n)	AAA	$ 11,927,318	$ 1,330,731
Kansas City, KS Mtge. RB, 7.75%, 06/01/2021	AAA	280,000	282,481
Lake Charles, LA Non Profit Hsg. RB, Develop. Corp., Ser. A, 7.88%, 02/15/2025	AAA	2,480,000	2,550,804
Loma Linda, CA Collateralized RRB, Multifamily Redlands, 7.38%, 06/01/2009	AAA	785,000	788,941
Los Angeles, CA MHRB:
7.30%, 07/20/2011	AAA	170,000	171,704
8.10%, 05/01/2017, (Insd. by GNMA)	Aaa	145,000	149,064
Ser. A, 7.00%, 05/01/2021, (Insd. by GNMA)	AAA	55,000	55,250
Luzerne Cnty., PA Hsg. Corp. RB, 8.13%, 12/01/2008	NR	520,000	520,972
Maine Hsg. Auth. RB, 6.38%, 11/15/2012	AA+	1,935,000	1,964,973
Manatee Cnty., FL HFA Mtge. RB, 0.00%, 10/01/2015 (n)	BBB	33,680	7,892
Manchester, NH Hsg. & Redev. Auth. RB:
Ser. B, 0.00%, 01/01/2016, (Insd. by ACA) (n)	A	4,990,000	2,277,087
Ser. B, 0.00%, 01/01/2017, (Insd. by ACA) (n)	A	5,140,000	2,185,837
Ser. B, 0.00%, 01/01/2018, (Insd. by ACA) (n)	A	5,110,000	2,027,750
Ser. B, 0.00%, 01/01/2019, (Insd. by ACA) (n)	AA	2,570,000	1,010,318
Ser. B, 0.00%, 01/01/2020, (Insd. by ACA) (n)	AA	2,640,000	967,692
Massachusetts HFA RB, 6.88%, 11/15/2011	AAA	1,935,000	1,978,131
Michigan SFHRB, Ser. A, 6.80%, 12/01/2012	AA+	40,000	40,000
Missouri Hsg. Dev. Commission RB:
7.00%, 09/15/2021	AAA	80,000	81,094
7.00%, 09/15/2022, (Insd. by FHA)	AA+	175,000	177,397
Ser. B, 0.00%, 09/01/2012, (Insd. by FHA) (n)	AA+	530,000	265,737
Mobile, AL Hsg. Assistance Corp. RRB,, 7.63%, 08/01/2023, (Insd. by FHA)	AAA	295,000	299,298
Montgomery Cnty., MD MHRB, 7.38%, 07/01/2032	A3	490,000	496,674
Montgomery Knolls Hsg. Dev. Corp. RB, 9.75%, 12/01/2027	AAA	305,000	325,816
Nebraska Investment Fin. MHRB, Hardy Bldg. Proj., 8.50%, 10/01/2019	NR	430,000	431,354
Nevada Hsg. Division RB, 7.75%, 04/01/2022	AA	160,000	161,834
New Hampshire HFA RB:
7.70%, 07/01/2029	A+	235,000	235,282
7.75%, 07/01/2023	A+	90,000	91,963
New Orleans, LA Hsg. Dev. Corp. RB, Tulane Avenue Proj., 7.88%, 06/01/2010	A-	300,000	302,043
North Carolina Hsg. Fin. & Dev. Auth. SFHRB, Ser. HH, 6.20%, 03/01/2018	AA	880,000	907,474
North Dakota SFHRB, 7.30%, 07/01/2024	A+	590,000	597,104
Odessa, TX Hsg. Fin. Corp. RB, 0.00%, 06/01/2012 (n)	AAA	450,000	283,059
Ohio HFA SFHRB, 0.00%, 01/15/2015 (n)	AAA	25,000	7,265
Oklahoma HFA SFHRB, 0.00%, 09/01/2030 (n)	Aaa	2,910,000	485,301
Pennsylvania HFA RRB, Residential Dev., Ser. A, 7.60%, 07/01/2013	A+	5,045,000	5,164,869
Pinellas Cnty., FL Hsg. Fin. RB, 6.25%, 10/01/2025	Aaa	975,000	1,001,247
Puerto Rico Hsg. Fin. Corp. RB, 3.35%, 06/01/2003	AAA	5,000,000	5,049,650
Rhode Island Hsg. & Mtge. Fin. RB:
6.70%, 10/01/2012	AA+	2,500,000	2,570,850
Homeownership Corp.:
6.75%, 10/01/2025	AA+	10,000,000	10,230,200
7.55%, 10/01/2022	AA+	25,000	25,283

EVERGREEN
High Income Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
HOUSING - continued
San Francisco, CA City & Cnty. RB, 6.85%, 07/01/2024	AAA	$ 3,535,000	$ 3,651,372
Sherman, IL RB, First Mtge. Villa Vianne, Ser. A, 7.75%, 10/01/2022	NR	550,000	577,302
Somerville, MA Hsg. Auth. RB, 7.95%, 11/20/2030	AAA	1,200,000	1,227,540
Tampa, FL Home Mtge. RB, 0.00%, 10/01/2014, (Insd. by FHA) (n)	BB+	1,405,000	305,011
Tulare Cnty., CA Hsg. Auth. RB, 7.50%, 08/01/2023	AAA	905,000	935,118
Utah HFA RB, RHA Community Svcs. Proj., Ser. A, 6.88%, 07/01/2027	NR	1,000,000	936,130
Vermont HFA Home Mtge. RB:
7.85%, 12/01/2029	A+	450,000	452,250
Ser. B, 7.60%, 12/01/2024	AAA	170,000	174,377
Washington Hsg. Fin. Commission, 5.20%, 12/01/2008	AAA	245,000	255,050
Washington SFHRB, 7.10%, 07/01/2022	AAA	435,000	440,977
Washington, GA Wilkes Payroll RB, 0.00%, 12/01/2021 (n)	Aaa	8,000,000	2,212,960
Wisconsin Hsg. & EDA RB:
6.85%, 11/01/2012	AA	695,000	709,914
6.88%, 09/01/2024	AA	195,000	198,015
Wood Glen, TX Hsg. Fin. Corp. RB, Mtge. Rev., Ser. A, 7.65%, 07/01/2022	AAA	1,000,000	1,042,750
75,974,813
INDUSTRIAL DEVELOPMENT REVENUE - 21.7%
Beaver Cnty., PA PCRB, 7.63%, 05/01/2020	BBB	2,900,000	3,099,926
Bloomington, IL IDRB, 9.88%, 10/01/2006	Ba1	895,000	927,578
Brazos River Auth., TX PCRB, 6.50%, 12/01/2027	AAA	200,000	208,488
Bryan Cnty., OK EDRB, 8.60%, 07/01/2010	B1	445,000	398,266
Burlington, KS PCRB, Kansas Gas & Elec. Co. Proj., 7.00%, 06/01/2031, (Insd. by MBIA)	AAA	2,715,000	2,824,957
California PCRB:
6.00%, 07/01/2027	AAA	890,000	904,160
6.40%, 12/01/2024	AAA	19,200,000	19,808,439
Carlton, WI PCRB, 6.13%, 10/01/2005	AA-	5,000,000	5,160,050
Carroll Cnty., KY PCRB, Kentuky Util. Co., Ser. A, 7.45%, 09/15/2016	A-	1,000,000	1,033,490
Casa Grande, AZ IDA RB, 8.25%, 12/01/2015	NR	800,000	785,688
Charlotte Cnty., FL IDA RB, Beverly Enterprises, 10.00%, 06/01/2011	NR	340,000	346,800
Citrus Cnty., FL PCRB:
6.35%, 02/01/2022	AAA	225,000	230,956
6.63%, 01/01/2027	AAA	2,915,000	3,000,118
Clarion Cnty., PA IDA RRB, Beverly Enterprises, Inc., 5.88%, 05/01/2007	NR	500,000	485,360
Clark Cnty., NV IDRB:
6.70%, 06/01/2022	AAA	15,895,000	16,264,718
Ser. B, 5.90%, 10/01/2030	B-	325,000	230,779
Clark Cnty., NV PCRB, 6.60%, 06/01/2019	AAA	4,460,000	4,564,765
Cleveland, OH Non-Tax RB, Capital Apprec. Cleveland Stadium, 0.00%, 12/01/2009 (n)	AAA	810,000	529,983
Columbia Cnty., PA IDA RB, Orangeville Nursing Ctr. Associates, 9.00%, 12/01/2012	NR	400,000	395,504
Columbus, MS IDRB, 5.90%, 12/01/2011	D	200,000	125,750
Cumberland Cnty., PA IDRRB, Beverly Enterprises, Inc. Proj., 5.50%, 10/01/2008	NR	285,000	269,801
Cuyahoga Cnty., OH IDRB, 8.75%, 09/15/2007	Ca	1,000,000	1,000,520
Dade Cnty., FL IDRB, Solid Wst. Disposal, 7.15%, 02/01/2023	A	5,250,000	5,323,132

EVERGREEN
High Income Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
INDUSTRIAL DEVELOPMENT REVENUE - continued
Fairfield Cnty., SC PCRB, 6.50%, 09/01/2014	A	$ 500,000	$ 519,830
Farmington, NM PCRB:
7.20%, 04/01/2021	AAA	1,150,000	1,186,455
Forsyth Mount PCRB, 7.05%, 08/01/2021	AAA	350,000	358,446
Gainesville, GA Redev. Auth. RB, First Mtge. Autumn Breeze, Ser. A, 8.00%, 04/01/2026†	NR	200,000	116,660
Greene Cnty., PA IDRB, Beverly Enterprises, Inc., 5.50%, 03/01/2008	NR	200,000	187,952
Gulf Breeze, FL RB, 7.75%, 12/01/2015	AAA	460,000	465,313
Hudson Cnty., NJ COP, 6.60%, 12/01/2021	AAA	1,410,000	1,431,150
Humbolt Cnty., NV PCRB, 6.55%, 10/01/2013	AAA	2,500,000	2,559,200
Humphreys Cnty., TN Indl. RB, 6.70%, 05/01/2024	AA-	6,500,000	6,937,190
Indianapolis, IN EDRB, 6.50%, 07/01/2016	BB	400,000	301,016
Jasper Cnty., IN PCRB, 7.10%, 07/01/2017	AAA	5,390,000	5,560,863
Kanawha Cnty., WV IDRB:
5.50%, 11/01/2008	NR	270,000	250,134
8.00%, 08/01/2020	A	1,930,000	1,940,055
Lawrence, MA IDRB, New Balance Realty Trust Proj., 10.00%, 10/01/2003	A-	110,000	110,679
Leon Cnty., TX PCRB, Nucor Corp., 8.00%, 07/01/2006	AA-	425,000	426,891
Lewis & Clark Cnty., MT Environmental RB:
5.60%, 01/01/2027	CCC	200,000	53,996
5.85%, 10/01/2033	CCC	5,300,000	1,430,099
Liberty Cnty., GA IDA RB, Leconte Properties, Inc., Proj., 7.88%, 12/01/2014	BB	200,000	147,350
Maryland Indl. Fin. Auth. RB, 7.13%, 07/01/2006	A-	155,000	155,662
Mason Cnty., WV PCRB:
7.88%, 11/01/2013	Baa1	3,165,000	3,208,256
Matagorda Cnty., TX Navigation Dist. RB, 6.70%, 03/01/2027	AAA	7,200,000	7,369,992
McKean Cnty., PA IDA RB, Corning Glass Works Proj., 7.75%, 06/01/2005	Baa1	200,000	200,296
McKeesport, PA IDA RB, 8.65%, 06/01/2011	Ba1	750,000	759,270
Mercer Cnty., ND PCRB, 6.65%, 06/01/2022	AAA	1,000,000	1,023,660
Mercer Cnty., PA IDA RB, Grumberg Associates, 13.00%, 06/01/2007	BBB-	810,000	840,262
Mesa Cnty., CO IDRB, 8.50%, 09/15/2006	Ca	1,020,000	1,010,708
Mississippi Business Fin. Corp. RB, 7.15%, 05/01/2016	AA-	150,000	155,168
Mohave Cnty., AZ IDA RB, 7.05%, 08/01/2020	AAA	200,000	202,590
Montana Board of Investment RB, Workers Compensation Prog., 6.88%, 06/01/2011	AAA	2,800,000	3,178,140
Montgomery Cnty., PA IDA RB, 7.50%, 01/01/2012	AA-	2,045,000	2,100,154
New Jersey EDA RB:
Continental Airlines, Inc. Proj., 6.25%, 09/15/2029	BB-	5,000,000	4,339,700
Holt Hauling & Warehousing, 8.40%, 12/15/2015†	NR	1,000,000	897,500
Norfolk, VA IDA RB, 6.50%, 12/01/2007	Aa2	2,000,000	2,087,780
Ohio Air Quality Dev. Auth. RB, 8.00%, 12/01/2013	AAA	2,750,000	2,868,250
Oklahoma Dev. Fin. Auth. RB:
4.80%, 08/15/2006	B-	110,000	94,310
5.63%, 08/15/2019	B-	530,000	411,746
5.63%, 08/15/2029	B-	40,000	29,387
5.75%, 08/15/2014	B-	75,000	61,033
Oklahoma IDA RB, 7.00%, 08/15/2003	AAA	200,000	212,226
Oklahoma Ordinance Auth. RB, 7.88%, 03/01/2015	AAA	1,215,000	1,238,328

EVERGREEN
High Income Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
INDUSTRIAL DEVELOPMENT REVENUE - continued
Rockport, IN PCRB:
Refunding, Ser. B, 7.60%, 03/01/2016	AAA	$ 1,500,000	$ 1,549,425
Ser. B, 7.60%, 03/01/2016	AAA	1,395,000	1,440,965
Russell Cnty., VA IDA RB:
7.70%, 11/01/2007	Baa1	500,000	507,520
Ser. G, 7.70%, 11/01/2007	AAA	200,000	204,590
Sabine River Auth., TX PCRB, 6.55%, 10/01/2022	Aaa	685,000	709,900
Saint Charles Parish, LA PCRB, 7.50%, 06/01/2021	AAA	500,000	514,650
Salem Cnty., NJ PCRB, E.I. DuPont-Chambers Works Proj., Ser. A, 6.50%, 11/15/2021	Aa3	1,150,000	1,174,299
South Charleston, WV IDRB, Chemical & Plastics, 8.00%, 08/01/2020	A	3,230,000	3,245,988
Upper Potomac River, MD RB, 9.13%, 08/01/2015	A	1,510,000	1,543,371
Volusia Cnty., FL IDRB, 6.63%, 09/01/2016	AAA	355,000	366,697
Warren Cnty., PA IDA RRB, 9.00%, 11/01/2012	NR	250,000	257,800
West Feliciana Parish, LA PCRB:
7.70%, 12/01/2014	BB+	2,725,000	2,808,249
9.00%, 05/01/2015	NR	15,450,000	15,870,703
Winter Garden, FL IDA RB, Beverly Enterprises, Inc., 8.75%, 07/01/2012	NR	470,000	486,676
Wood Cnty., OH IDRB, Schutz Container Sys. Proj., Ser. A, 7.13%, 06/01/2013	NR	3,405,000	3,798,618
158,826,376
LEASE - 1.4%
Atlanta, GA Downtown Dev. Auth. RRB, 6.25%, 10/01/2012	AA	625,000	662,000
Hamilton Cnty., IN Pub. Bldg. Corp., 6.25%, 01/20/2013	AA	685,000	703,050
Jefferson Cnty., CO COP, 6.65%, 12/01/2008	AAA	1,085,000	1,132,371
Kansas City, MO Sch. Bldg. Lease RB, 6.50%, 02/01/2008	AAA	890,000	919,326
Lake Central, IN Multi-Dist. Sch. RB, 4.40%, 01/15/2010	AAA	775,000	789,547
Los Angeles, CA COP, 6.25%, 05/01/2015	AAA	625,000	639,881
Philadelphia, PA Muni. Auth. RB, 7.10%, 11/15/2005	AAA	650,000	670,605
Santa Clara, CA Local Govt. Fin. Auth. RB, 6.00%, 02/01/2014	AAA	410,000	413,772
Southern California Rapid Transit Dist. COP, 7.50%, 07/01/2005	AAA	1,000,000	1,024,960
St. Louis, MO Muni. Fin. Corp. RB, 0.00%, 07/15/2014, (Insd. by AMBAC) (n)	AAA	1,500,000	783,705
Valparaiso, IN Multi Sch. Bldg. RB:
6.40%, 07/01/2004	AAA	1,115,000	1,141,548
6.40%, 07/01/2005	AAA	1,505,000	1,540,834
10,421,599
MISCELLANEOUS REVENUE - 1.8%
Austin, TX Convention Enterprise, RB:
6.60%, 01/01/2021	BBB-	1,000,000	1,004,600
6.70%, 01/01/2028	BBB-	500,000	503,915
Phoenix, AZ Street & Hwy. RB, 6.25%, 07/01/2011	AAA	10,000,000	10,542,000
South Carolina Jobs EDRB, 6.63%, 04/01/2036	BBB-	1,500,000	1,505,685
13,556,200
PORT AUTHORITY - 5.7%
Baltimore, MD Port Facs. RB, E.I. Dupont De Nemours Corp., 6.50%, 12/01/2010	AA-	500,000	516,895
Brazos River Auth., TX RB, 6.70%, 03/01/2017	AAA	15,765,000	16,137,212
Coastal Wtr. Auth., TX Conveyance Sys. RB, 7.50%, 12/15/2016	AAA	20,000	20,196

EVERGREEN
High Income Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
PORT AUTHORITY - continued
Hillsborough Cnty. Port Dist. RB:
0.00%, 06/01/2013 (n)	AAA	$ 1,565,000	$ 853,348
0.00%, 12/01/2013 (n)	AAA	1,565,000	828,495
Lake Charles, LA Hbr. & Term Dist. Port Facs. RB, 7.75%, 08/15/2022	Baa3	2,500,000	2,600,075
Louisiana Offshore Term RB, 7.60%, 09/01/2010	A	1,125,000	1,139,569
New Jersey Turnpike Auth. RB, 6.75%, 01/01/2008	AAA	1,895,000	1,945,142
Oklahoma Tpke. Auth. RB:
6.00%, 01/01/2012	AA	230,000	235,446
6.10%, 01/01/2015	AAA	630,000	644,969
Pocahontas Pkwy. Assoc. Virginia RB:
Ser. B, 0.00%, 08/15/2020 (n)	A	2,800,000	778,624
Ser. B, 0.00%, 08/15/2021 (n)	A	8,700,000	2,246,688
Ser. B, 0.00%, 08/15/2022 (n)	A	5,000,000	1,196,300
Ser. B, 0.00%, 08/15/2030 (n)	BBB-	350,000	29,340
Port Auth. NY & NJ Spl. Obl. RB:
6.25%, 12/01/2009	AAA	7,500,000	8,501,025
9.00%, 12/01/2006	B3	315,000	324,702
Puerto Rico Commonwealth Infrastructure RB, Ser. A, 7.75%, 07/01/2008	BBB+	780,000	803,868
South Carolina Port Auth. RB:
6.50%, 07/01/2005	AAA	675,000	691,180
6.75%, 07/01/2021	AAA	1,905,000	1,951,063
St. Paul, MN Port Auth. IDA RB, Lottery:
Ser. K, 9.50%, 12/01/2014, (Insd. by FGIC)	AAA	235,000	245,918
Ser. N, 10.00%, 12/01/2014, (Insd. by FGIC)	AAA	250,000	262,232
41,952,287
POWER - 0.3%
North Carolina Eastern Muni. Pwr. Agcy. RB:
6.50%, 01/01/2017	AAA	100,000	102,920
7.00%, 01/01/2019	BBB+	905,000	907,344
Platte River Pwr. Auth. Co. Pwr. RB:
5.75%, 06/01/2018	AA-	900,000	900,677
1,910,941
PRE-REFUNDED - 0.0%
New Jersey Ed. Facs. Auth. RB, 6.20%, 07/01/2017, (Insd. by AMBAC)	AAA	370,000	378,824
PUBLIC FACILITIES - 1.3%
Crossings at Fleming Island, FL RB, Ser. A, 5.60%, 05/01/2012	AAA	2,000,000	2,189,920
Louisiana Pub. Facs. Auth. RB:
5.75%, 05/15/2011	AAA	425,000	426,364
6.50%, 05/15/2022	AAA	5,000,000	5,116,800
8.00%, 10/01/2009†	NR	1,068,035	680,877
Michigan Muni. Bond Auth. RB, 8.63%, 11/01/2016	AAA	485,000	491,887
West Jefferson, GA Amusement & Pub. Park Auth. RB, Visionland, AL
Proj., 7.50%, 12/01/2008	AAA	780,000	877,843
9,783,691
RESOURCE RECOVERY - 0.3%
Brazos River, TX Harbor Navigation Dist. RB, 6.63%, 05/15/2033	A	2,000,000	2,041,440
SALES TAX - 0.1%
Michigan Trunk Line RRB, 5.75%, 10/01/2012	AA	775,000	784,656

EVERGREEN
High Income Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
SOLID WASTE - 3.7%
Blytheville, AR Solid Wst. RB, 6.90%, 12/01/2021	AA-	$ 7,250,000	$ 7,439,950
Broward Cnty., FL Solid Wst. Disp. RB, 7.15%, 02/01/2023	A	200,000	202,786
Gulf Coast, TX Wst. Disp. Auth. RB, 6.38%, 04/01/2012	AAA	420,000	434,503
Orange Cnty., FL Solid Wst. Fac. RB, 6.38%, 10/01/2017	AAA	815,000	842,661
Spokane, WA Regl. Solid Wst. Mgmt. Sys. RB:
5.25%, 12/01/2010	AAA	1,465,000	1,572,926
5.25%, 12/01/2011	AAA	1,650,000	1,768,536
Tulsa, OK Pub. Facs. Auth. Solid Wst. RB, Garden Martin Sys. Tulsa, Inc. Proj., 6.95%, 05/01/2007	AAA	425,000	429,866
Valdez, AK Marine Term RB, Sohio Pipeline, 7.13%, 12/01/2025	AA+	14,035,000	14,616,751
27,307,979
SPECIAL TAX - 0.9%
Orange Cnty., FL Tourist Dev. Tax RB, 6.00%, 10/01/2016	AAA	335,000	336,203
San Francisco, CA City & Cnty. RB, 5.25%, 05/01/2012	AAA	5,510,000	5,966,228
6,302,431
STUDENT LOAN - 0.2%
Arkansas Student Loan Auth. RB, 6.40%, 06/01/2006	NR	500,000	506,015
Nebhelp, Inc., NE RB, 0.00%, 12/15/2015, (Insd. by MBIA) (n)	AAA	1,700,000	699,550
1,205,565
TOBACCO REVENUE - 1.4%
District of Columbia Tobacco RB, 5.38%, 05/15/2010	A	4,750,000	4,781,920
Tobacco Settlement Auth., IA RB, 5.60%, 06/01/2035	A	3,185,000	2,774,294
Tobacco Settlement Fin. Corp., LA RB, 5.88%, 05/15/2039	A	2,925,000	2,666,313
10,222,527
TRANSPORTATION - 2.3%
Delaware Trans. Auth. Sys. RB, 7.50%, 07/01/2002	AAA	500,000	504,475
Metro Tran. Auth. NY Svc. Contract RB, 6.50%, 07/01/2016	AAA	585,000	604,276
New Jersey Transport Trust Fund Auth. RB, 6.50%, 06/15/2011	AAA	6,245,000	7,367,414
Osceola Cnty., FL Trans. RB, 6.10%, 04/01/2017	AAA	500,000	511,565
Rail Connections, Inc., MA RB, Rte. 128 Parking:
Ser. B, 0.00%, 07/01/2023 (n)	BBB-	3,855,000	1,189,846
Ser. B, 0.00%, 07/01/2024 (n)	BBB-	4,000,000	1,157,560
Ser. B, 0.00%, 07/01/2025 (n)	BBB-	4,140,000	1,123,265
Ser. B, 0.00%, 07/01/2026 (n)	BBB-	4,195,000	1,067,166
Ser. B, 0.00%, 07/01/2027 (n)	BBB-	4,430,000	1,056,599
Ser. B, 0.00%, 07/01/2028 (n)	BBB-	4,495,000	1,005,172
Ser. B, 0.00%, 07/01/2029 (n)	BBB-	4,640,000	972,822
16,560,160
UTILITY - 1.6%
Austin, TX Util. Sys. RB, 5.75%, 11/15/2016	AAA	500,000	506,820
Chicago, IL Gas Supply RB, 6.88%, 03/01/2015	AA-	2,800,000	2,866,276
Garland Util. Sys. RB, 6.00%, 03/01/2003	AAA	500,000	501,725
Hawaii Dept. of Budget & Fin. RB, Hawaiian Elec. Co., Inc., 7.38%, 12/01/2020	AAA	1,085,000	1,105,832
M-S-R Pub. Pwr. Agcy., CA San Juan Proj. RB, 6.00%, 07/01/2022	AAA	605,000	606,803
Montgomery Cnty., MD EDRB, Brink Reservoir Fac., 10.38%, 12/15/2014	A	425,000	443,640
New York Energy Research & Dev. RB, Ser. B, 7.15%, 09/01/2019	Baa3	2,485,000	2,542,428
North Carolina Muni. Pwr. Agcy. RB, 6.00%, 01/01/2020	AAA	295,000	295,912
Piedmont, SC Muni. Pwr. Agcy. SC Elec. RB, 6.25%, 01/01/2018	AAA	235,000	238,269

EVERGREEN
High Income Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
UTILITY - continued
Snohomish Cnty., WA Pub. Util. RB, Ser. A, 6.80%, 01/01/2005	A+	$ 1,000,000	$ 1,028,910
Sturgeon Bay, WI Combined Util. RB, 7.50%, 01/01/2010	AAA	40,000	40,985
Washington Pub. Pwr. Supply RB:
6.25%, 07/01/2017	AAA	320,000	327,485
6.50%, 07/01/2003	AA-	600,000	614,286
West Cedar Creek, TX Muni. Util. RB, 5.60%, 01/01/2008	AAA	355,000	362,235
11,481,606
WATER & SEWER - 3.4%
Berkeley Cnty., SC Wtr. & Swr. RB, 6.50%, 06/01/2006	AAA	500,000	516,475
Bixby, OK Pub. Works Auth. Util. RRB, 7.25%, 11/01/2019	AA	1,750,000	1,959,457
Cherokee Cnty., GA Wtr. & Swr. RB, 6.90%, 08/01/2018	AAA	5,000	5,121
Dallas Cnty., TX Wtr. Ctl. & Impt. RB, 5.45%, 09/01/2008	AAA	470,000	474,019
Houston, TX Wtr. & Swr. Sys. RB, 6.75%, 12/01/2008	A+	1,345,000	1,377,092
Lacey Muni. Util. Auth., NJ Swr., 7.00%, 11/01/2020	AAA	520,000	526,006
Mount Vernon, WA Swr. RB, 6.25%, 11/01/2007	AAA	300,000	305,466
New Jersey Econ. Dev. Wtr RB, 6.50%, 04/01/2022	AAA	2,750,000	2,813,882
New York Muni. Wtr. Fin. Auth. RB, 6.00%, 06/15/2017	AAA	1,290,000	1,313,414
No. Jersey Dist. Wtr. Supply RB, Wanaque No. Proj., 6.25%, 11/15/2017, (Insd. by MBIA)	AAA	705,000	725,586
Northeast Morgan Cnty., AL Wtr. & Swr. RB, Ser. A, 5.50%, 05/01/2015	AAA	500,000	519,135
Pinellas Park, FL Wtr. & Swr. RB, 10.00%, 10/01/2002, (Insd. by MBIA)	AAA	30,000	30,179
St. Charles Parish, LA PCRB, 7.35%, 11/01/2022	A	3,250,000	3,344,282
Texas Wtr. Dev. Board RB, 6.00%, 07/15/2013	AAA	250,000	256,093
Washoe Cnty., NV Wtr. Fac. RB, 6.65%, 06/01/2017	AAA	10,000,000	10,405,000
Wellington, KS Elec. Wtrwks. Sewage RB, 5.80%, 11/01/2007	AAA	305,000	309,789
24,880,996
Total Municipal Obligations			642,036,811

		Shares

SHORT-TERM INVESTMENTS - 10.6%
MUTUAL FUND SHARES - 10.6%
Evergreen Institutional Municipal Money Market Fund (o)		77,851,966	77,851,966
Total Investments - (cost $720,300,155) - 98.2%			719,888,777
Other Assets and Liabilities - 1.8%			13,055,964
Net Assets - 100.0%			$ 732,944,741

See Combined Notes to Schedules of Investments.

EVERGREEN
Intermediate Municipal Bond Fund
(formerly, Evergreen Intermediate Term Municipal Bond Fund)
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - 96.6%
AIRLINES - 1.1%
Chicago, IL O’Hare Intl. Arpt. RRB, United Airlines, Inc. Proj., Ser. A, 6.75%, 11/01/2011	BB	$ 8,360,000	$ 4,397,359
Kenton Cnty., KY Arpt. RB, Delta Airlines Spl. Facs. Proj., 7.50%, 02/01/2020	BB+	2,000,000	1,989,640
6,386,999
AIRPORT - 6.5%
Denver, CO City & Cnty. Arpt. RB:
Ser. D, 7.75%, 11/15/2013	A	9,405,000	11,328,228
Rental Car Proj., Ser. A, 6.00%, 01/01/2011	AAA	3,025,000	3,307,112
Hawaii Arpt. Sys. RB, Ser. B, 6.50%, 07/01/2014	AAA	14,095,000	15,921,712
Los Angeles, CA Regional Arpt. RB, 7.00%, 12/01/2012	BB	1,000,000	969,740
Wichita, KS Arpt. Auth. Facs. RB, Spl. Cessna Citation Service Ctr., Ser. A, 6.25%, 06/15/2032	A	4,500,000	4,519,440
36,046,232
COMMUNITY DEVELOPMENT DISTRICT - 0.5%
Frederick Cnty., MD Spl. Tax RB, 6.25%, 07/01/2010	BBB	2,670,000	2,636,572
CONTINUING CARE RETIREMENT COMMUNITY - 2.5%
Connecticut Dev. Auth. RRB, Church Homes, Inc. Proj.:
5.00%, 04/01/2003	BBB	925,000	929,847
5.40%, 04/01/2007	BBB	1,220,000	1,220,720
5.70%, 04/01/2012	BBB	1,675,000	1,625,604
New Jersey EDA RB:
Evergreens Proj., 5.88%, 10/01/2012	BBB-	1,380,000	1,353,946
Fellowship Village Proj., Ser. A:
5.20%, 01/01/2009	BBB-	530,000	529,099
5.30%, 01/01/2010	BBB-	585,000	581,373
Franciscan Oaks Proj.:
5.60%, 10/01/2012	BBB-	2,620,000	2,472,887
5.70%, 10/01/2017	BBB-	1,215,000	1,073,003
Keswick Pines Proj.:
5.60%, 01/01/2012	BBB-	900,000	863,874
5.70%, 01/01/2018	BBB-	3,550,000	3,222,406
13,872,759
EDUCATION - 6.2%
Denver, CO City & Cnty. Sch. Dist. RB, Ser. B, 6.50%, 12/01/2002	A+	1,000,000	1,023,810
Massachusetts Edl. Fin. Auth. RRB, Ser. A, 5.50%, 12/01/2007	AAA	8,155,000	8,818,327
Montgomery Cnty., PA Higher Ed. Auth. RB, Beaver College Proj., 5.80%, 04/01/2016	AAA	4,000,000	4,236,160
New York Dorm. Auth. RB, Ser. A, 5.50%, 05/15/2013	AA-	13,000,000	14,327,430
Pennsylvania Higher Edl. RB, UPMC Hlth. Sys., Ser. A, 6.25%, 01/15/2017	A+	5,535,000	5,849,997
34,255,724
ELECTRIC REVENUE - 4.4%
Central Valley, CA Fin. Auth. RB, Co-Generation Proj., 6.00%, 07/01/2009	BBB	8,950,000	9,246,066
Maricopa Cnty., AZ PCRRB, El Paso Elec. Proj., 6.38%, 08/01/2015	BBB	8,500,000	8,921,345
Sullivan, IN PCRRB, Ser. C, 5.95%, 05/01/2009	BBB	6,250,000	6,412,375
24,579,786

EVERGREEN
Intermediate Municipal Bond Fund
(formerly, Evergreen Intermediate Term Municipal Bond Fund)
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
ESCROW - 2.4%
Beaver Falls, PA Muni. Auth. RB, 9.13%, 08/01/2005	BBB	$ 935,000	$ 1,109,041
Heartland Consumer Pwr. Dist. RB, 7.00%, 01/01/2016	AAA	5,000,000	5,887,600
Illinois Hlth. Facs. Auth. RB, Mercy Hosp. & Medical Ctr. Proj., 10.00%, 01/01/2015	AAA	4,370,000	5,946,434
West View, PA Muni. Auth. Spl. Obl. Bonds, 9.20%, 05/15/2003	AAA	350,000	361,203
13,304,278
GENERAL OBLIGATION - LOCAL - 3.4%
Cherry Hill Township, NJ GO, 5.80%, 06/01/2004	AAA	705,000	719,100
New York, NY GO:
5.13%, 08/01/2013	A	5,000,000	5,407,000
Ser. C, 6.50%, 02/01/2008	A	5,795,000	6,469,480
Ser. A:
6.25%, 08/01/2010	A	2,500,000	2,778,150
6.25%, 08/01/2011	A	3,000,000	3,333,780
18,707,510
GENERAL OBLIGATION - STATE - 2.6%
Washington GO, Ser. B, 6.40%, 06/01/2017	AA+	12,000,000	14,163,360
HOSPITAL - 17.2%
Alamogordo, NM Hosp. RB, 5.00%, 01/01/2008	A-	5,680,000	5,849,718
Coffee Cnty., GA Hosp. Auth. RB, Ser. A, 6.75%, 12/01/2026	AAA	1,500,000	1,461,495
Elizabethton, TN Hlth. & Edl. RB, 7.75%, 07/01/2029	AAA	3,000,000	3,669,270
Gregg Cnty., TX Hlth. Facs. Dev. RB:
6.75%, 10/01/2017	BBB	1,505,000	1,569,278
6.75%, 10/01/2018	BBB	1,595,000	1,657,572
Huntsville, AL Hlth. Care Auth. RB, 5.75%, 06/01/2016	BBB	5,730,000	5,873,708
Illinois Hlth. Facs. Auth. RB:
Edward Hosp. Proj., Ser. A, 6.00%, 02/15/2019	A+	5,600,000	5,669,720
Passavant Mem. Hosp., 5.65%, 10/01/2016	A	4,850,000	4,888,073
Indiana Hlth. Facs. Auth. Hosp. RB, Mem. Hosp. Proj., 7.35%, 03/01/2012	A	2,000,000	2,044,260
Michigan Hosp. Fin. Auth. RB, Trinity Hlth. Proj.:
Ser. A, 6.00%, 12/01/2013	AA-	4,675,000	5,046,476
Ser. A, 6.00%, 12/01/2014	AA-	4,865,000	5,210,366
New Hampshire Hlth. & Ed. Facs. RB:
6.00%, 10/01/2016	A+	1,000,000	1,048,030
Ser. D, 6.15%, 07/01/2029	A	1,940,000	2,098,440
New Jersey Hlth. Care Facs. RB:
6.00%, 07/01/2012	A-	3,000,000	3,259,950
Atlantic City Med. Ctr., 6.25%, 07/01/2017	A-	2,000,000	2,151,680
North Carolina Med. Care Commission Hosp. RB, Transylvania
Community Hosp. Proj., 4.80%, 10/01/2002	A	155,000	155,611
Shawnee, OK Hosp. Auth. RRB, Midamerica Healthcare Proj., 6.13%, 10/01/2014	BBB	8,500,000	8,582,365
West Shore, PA Area Hosp. Auth RB, Holy Spirit Hosp. Proj.:
5.90%, 01/01/2017	BBB+	1,590,000	1,613,850
6.00%, 01/01/2018	BBB+	1,645,000	1,673,672
6.05%, 01/01/2019	BBB+	1,765,000	1,794,652
6.15%, 01/01/2020	BBB+	1,885,000	1,902,531
Wichita, KS Hosp. RRB, Ser. 11, 6.75%, 11/15/2014	A+	5,840,000	6,459,858

EVERGREEN
Intermediate Municipal Bond Fund
(formerly, Evergreen Intermediate Term Municipal Bond Fund)
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
HOSPITAL - continued
Wisconsin Hlth. & Edl. Facs. Auth. RB:
6.00%, 08/15/2014	A	$ 1,000,000	$ 1,069,190
Med College, Inc. Proj., 5.95%, 12/01/2015	A	6,865,000	6,966,533
Mercy Hosp. of Janesville, Inc. Proj., 6.50%, 08/15/2011	A	5,300,000	5,422,006
Wisconsin Hlth. & Edl. Facs. Auth. RRB, Wheaton Franciscan Svcs., 6.25%, 08/15/2022	A	7,500,000	7,863,150
95,001,454
HOUSING - 17.1%
California HFA RB:
Ser. A, 7.55%, 08/01/2003	A+	2,335,000	2,390,596
Ser. L, 0.00%, 08/01/2027 (n)	AAA	6,905,000	1,788,533
Jefferson Parish, LA Home Mtge. Auth. SFHRRB, Ser. B-1, 6.75%, 06/01/2030	AAA	1,830,000	2,034,594
Massachusetts HFA RB:
Ser. 845, 6.15%, 04/01/2004	AAA	6,500,000	6,874,140
Ser. C, 6.35%, 05/15/2003	AAA	2,000,000	2,046,780
Michigan Hsg. Dev. Auth. RB, 4.05%, 10/01/2015	AA-	7,500,000	8,241,450
Minnesota HFA SFHRB:
Ser. B, 6.20%, 01/01/2021	AA+	5,070,000	5,265,804
Ser. E, 6.85%, 01/01/2024	AA+	8,705,000	8,884,845
Mississippi Home Corp. SFHRB, Ser. H, Class 6, 6.70%, 12/01/2029	AAA	6,370,000	6,899,729
Missouri Hsg. Dev. Commission SFHRB:
Ser. A-1, 7.50%, 03/01/2031	AAA	2,085,000	2,264,122
Ser. C-1, 6.95%, 09/01/2030	AAA	7,820,000	8,798,830
Nevada Hsg. Division SFHRB, Ser. A-1, 7.55%, 10/01/2010	AA	145,000	145,115
New Jersey Hsg. & Mtge. Fin. RB, Ser. 1, 6.70%, 11/01/2028	A+	220,000	226,492
New Mexico Mtge. Fin. Auth. SFHRB:
Ser. A-2, 7.10%, 09/01/2030	AAA	1,555,000	1,727,216
Ser. E-2, 6.55%, 09/01/2031	AAA	5,945,000	6,540,749
New York Hsg. Fin. Service Contract RB, Ser. C, 5.88%, 09/15/2014	AA-	5,085,000	5,262,060
New York Mtge. Fin. Auth. SFHRB, Ser. A, 5.88%, 08/01/2003	A	5,535,000	5,770,846
Ohio HFA Mtge. RB, Ser. C, 5.63%, 03/01/2032, (Insd. by GNMA)	AAA	5,410,000	5,714,853
Oklahoma HFA SFHRB, Ser. D-1, 7.10%, 09/01/2016	AAA	1,725,000	1,918,200
Symrna, TN Hsg. Assn. MHRB, Ser. A, 6.45%, 10/20/2035, (Insd. by GNMA)	AAA	8,980,000	9,743,300
Texas Dept. of Hsg. & Community Affairs MHRB, Ser. A, 5.55%, 01/01/2005	A	1,430,000	1,447,046
Utah HFA SFHRB, Ser. G-1, 7.35%, 07/01/2018	AAA	235,000	243,166
94,228,466
INDUSTRIAL DEVELOPMENT REVENUE - 5.2%
Alliance Aprt. Auth., Inc., TX Spl. Facs. RB, Federal Express Corp. Proj., 6.38%, 04/01/2021	BBB	1,750,000	1,795,115
Boston, MA IDA RB, Pilot Seafood Proj., 5.88%, 04/01/2030	AA-	4,950,000	5,127,111
Dickinson Cnty., MI Economic Dev. Corp. RRB, 6.55%, 03/01/2007	BBB	4,000,000	4,083,080
Iowa Fin. Auth. RRB, Trinity Hlth. Proj., Ser. B, 5.75%, 12/01/2015	AA-	4,240,000	4,432,496
Mason Cnty., WV PCRB, Appalachian Pwr. Co. Proj., Ser. I, 6.85%, 06/01/2022	BBB+	3,000,000	3,062,520
Niagara Cnty., NY IDA RRB, Ser. B, 5.55%, 11/15/2024	BBB	3,000,000	3,058,320
Oakes, ND IDRB, Omniquip Intl., Inc. Proj., 5.80%, 02/01/2014	BBB	3,950,000	3,835,055
Toledo, OH Port Auth. RB, 5.90%, 12/01/2015	BBB	3,000,000	3,102,570
28,496,267

EVERGREEN
Intermediate Municipal Bond Fund
(formerly, Evergreen Intermediate Term Municipal Bond Fund)
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
LEASE - 3.2%
Texas Natl. Research Lab. Commission RB, 6.95%, 12/01/2012	AAA	$ 15,000,000	$ 17,767,350
MISCELLANEOUS REVENUE - 1.3%
Hodgkins, IL Env. RB, 6.00%, 11/01/2015	A+	7,000,000	7,201,950
PORT AUTHORITY - 1.4%
Port Auth. of NY & NJ RB, Ser. 4, 6.75%, 10/01/2011	A	7,500,000	7,840,875
PUBLIC FACILITIES - 2.5%
Colorado Edl. & Cultural Facs.:
5.50%, 04/01/2009	BBB+	365,000	380,790
5.50%, 04/01/2010	BBB+	390,000	405,300
5.50%, 04/01/2011	BBB+	410,000	423,870
5.75%, 04/01/2013	BBB+	200,000	207,588
5.75%, 04/01/2014	BBB+	215,000	221,493
Dauphin Cnty., PA General Auth. RB:
Ser. A, 5.50%, 01/15/2008	A	7,865,000	6,448,435
Ser. A, 5.75%, 01/15/2010	A	3,950,000	3,048,926
Hartford, CT Parking Systems RB, Ser. A, 6.50%, 07/01/2025	BBB	2,740,000	2,817,734
13,954,136
RESOURCE RECOVERY - 1.0%
Pennsylvania Econ. Dev. Fin. Auth. Resource Recovery RB, Colver
Proj.:
Ser. D, 7.13%, 12/01/2015	BBB-	2,000,000	2,091,000
Ser. D, 7.15%, 12/01/2018	BBB-	3,500,000	3,652,950
5,743,950
SALES TAX - 1.9%
Illinois Sales Tax RB, Ser. P, 6.50%, 06/15/2022	AAA	1,255,000	1,491,028
Pennsylvania Convention Ctr. RRB, Ser. A, 6.75%, 09/01/2019, (Insd. by MBIA)	AAA	8,000,000	8,838,000
10,329,028
SOLID WASTE - 1.5%
Blytheville, AR Solid Wst. RB, 6.90%, 12/01/2021	AA-	3,500,000	3,591,700
Moraine Ohio Solid Waste Disposal, 6.75%, 07/01/2014	BBB+	4,000,000	4,468,800
8,060,500
SPECIAL TAX - 0.8%
Allegheny Cnty., PA Redev. Auth. RB, Waterfront Proj.:
Ser. A, 5.88%, 12/15/2010	BBB	2,530,000	2,699,485
Ser. B, 5.75%, 12/15/2005	BBB	1,655,000	1,754,134
4,453,619
STUDENT LOAN - 3.1%
Alaska Student Loan Corp. RB:
Ser. A, 5.80%, 07/01/2012	AAA	2,935,000	3,141,770
Ser. A, 5.85%, 07/01/2013	AAA	3,285,000	3,500,102
Ser. A, 5.90%, 07/01/2014	AAA	3,600,000	3,817,512
Arkansas Student Loan Auth. RB, Ser. B, 5.35%, 06/01/2009	AAA	6,465,000	6,721,984
17,181,368

EVERGREEN
Intermediate Municipal Bond Fund
(formerly, Evergreen Intermediate Term Municipal Bond Fund)
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
TOBACCO REVENUE - 3.7%
Badger Tobacco Asset Sec. Corp., WI, Tobacco Settlement RB, 6.13%, 06/01/2027	A	$ 1,100,000	$ 1,079,991
Tobacco Settlement Revenue Mgmt. Auth. RB, SC Tobacco Settlement, Ser. B, 6.00%, 05/15/2022	A	6,625,000	6,533,840
TSASC, Inc., NY RB, Ser. 1, 5.70%, 07/15/2014	A	2,900,000	2,987,145
Washington, DC Tobacco Settlement Financing Corp. RB, 6.25%, 05/15/2024	A	9,875,000	9,793,136
20,394,112
UTILITY - 0.7%
Grand Prairie, TX Metro. Util. RB, 6.50%, 04/01/2012	A	3,740,000	3,974,610
WATER & SEWER - 6.4%
Ashland, KY PCRB, Ashland Oil, Inc. Proj., 6.65%, 08/01/2009	A	5,000,000	5,110,450
Braxton Cnty., WV Solid Wst. Disposal RRB, Weyerhaeuser Co. Proj.:
3.60%, 06/05/2029	BBB	3,000,000	3,000,000
6.50%, 04/01/2025	BBB	5,000,000	5,109,300
Huntsville, AL Solid Wst. Disposal Auth. RRB:
5.75%, 10/01/2009	AAA	7,865,000	8,575,288
5.75%, 10/01/2012	AAA	9,210,000	9,922,394
Texas Gulf Coast Wst. Disposal Auth. RB, Champion Intl. Corp. Proj., 7.45%, 05/01/2026	BBB	3,400,000	3,477,180
35,194,612
Total Municipal Obligations			533,775,517

		Shares

SHORT-TERM INVESTMENTS - 2.1%
MUTUAL FUND SHARES - 2.1%
Evergreen Institutional Municipal Money Market Fund (o)		11,664,837	11,664,837
Total Investments - (cost $531,841,158) - 98.7%			545,440,354
Other Assets and Liabilities - 1.3%			7,006,957
Net Assets - 100.0%			$ 552,447,311

See Combined Notes to Schedules of Investments.

EVERGREEN
Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - 95.8%
AIRLINES - 0.6%
New Jersey EDA Spl. Facs. RB, Continental Airlines, Inc. Proj., 6.40%, 09/15/2023	BB-	$ 6,200,000	$ 5,533,624
AIRPORT - 3.0%
Atlanta, GA Arpt. Facs. RB, 0.00%, 01/01/2010, (Insd. by AMBAC) (n)	AAA	1,000,000	695,820
Denver, CO City & Cnty. Arpt. RB, Ser. D, 7.75%, 11/15/2013	A	8,000,000	9,635,920
Memphis-Shelby Cnty., TN Arpt. Auth. RB, 5.50%, 03/01/2015, (Insd. by FSA)	NR	6,250,000	6,680,750
Tulsa, OK Muni. Arpt. Trust RRB, AMR Corp., Ser. B, 5.65%, 12/01/2035	BBB-	11,250,000	10,107,450
27,119,940
COMMUNITY DEVELOPMENT DISTRICT - 0.4%
Frederick Cnty., MD Spl. Obl. RB, Urbana CDA, 6.63%, 07/01/2025	NR	3,280,000	3,315,686
CONTINUING CARE RETIREMENT COMMUNITY - 0.6%
Indiana Hlth. Facs. Fin. Auth. RB, Hlth. Sys., Sisters of St. Francis, 5.35%, 11/01/2015	Aa3	2,050,000	2,087,597
Vermont EDA RB, Wake Robin Corp. Proj., Ser. A, 6.30%, 03/01/2033	A	3,500,000	3,632,965
5,720,562
EDUCATION - 1.9%
Dist. of Columbia RB, George Washington Univ., Ser. A, 6.00%, 09/15/2014	AAA	6,595,000	7,294,400
Latrobe, PA IDA College RB, St. Vincent College Proj., 5.35%, 05/01/2015	Baa1	1,165,000	1,167,808
New York Dorm. Auth. RB:
City Univ. Sys., Ser. D, 7.00%, 07/01/2009	AAA	3,980,000	4,560,244
Columbia Univ., Ser. B, 5.00%, 07/01/2024 (t)	AAA	1,355,000	1,337,114
Philadelphia, PA Hosp. & Higher Edl. Facs Auth. RRB, Community College, Ser. B, 6.50%, 05/01/2007, (Insd. by MBIA)	AAA	1,000,000	1,135,210
Saint Joseph Cnty., IN Edl. Facs. RB, Univ. of Notre Dame du Lac Proj., 6.50%, 03/01/2026	Aaa	1,640,000	1,951,354
17,446,130
ELECTRIC REVENUE - 5.8%
Alaska Energy Auth. Util. RB, 6.60%, 07/01/2015, (Insd. by FSA)	AAA	15,000,000	17,602,950
Brownsville, TX Util. Sys. RRB, 6.25%, 09/01/2014, (Insd. by MBIA)	AAA	2,400,000	2,779,728
Chelan Cnty., WA Pub. Util. Dist. 1 RB, 0.00%, 06/01/2013, (Insd. by MBIA) (n)	AAA	8,000,000	4,697,040
Connecticut Dev. Auth. PCRB, Refunding Connecticut Light & Pwr., Ser. B, 5.95%, 09/01/2028	BBB	2,535,000	2,572,873
Georgia Muni. Elec. Auth. Pwr. RB, 6.38%, 01/01/2016	AAA	9,800,000	11,498,732
Maricopa Cnty., AZ PCRRB, El Paso Elec. Proj., 6.38%, 08/01/2015	NR	5,000,000	5,247,850
Monroe Cnty., GA PCRB, Oglethorpe Pwr. Corp., Ser. A, 6.75%, 01/01/2010	A	1,000,000	1,145,230
North Carolina Eastern Muni. Pwr. Agcy., Pwr. Sys. RB, Ser. A, 5.70%, 01/01/2013, (Insd. by MBIA)	AAA	1,000,000	1,068,910
Oconee Cnty., SC PCRB, 5.80%, 04/01/2014	AA-	5,000,000	5,180,400
Sikeston, MO Elec. RRB, 6.00%, 06/01/2015	AAA	500,000	572,680
52,366,393

EVERGREEN
Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
GENERAL OBLIGATION- LOCAL - 8.6%
Adams Cnty., OH Valley Local Sch. Dist. GO, 7.00%, 12/01/2015, (Insd. by MBIA)	AAA	$ 2,000,000	$ 2,476,440
Anchor Bay, MI Sch. Dist. GO, Bldg. & Site, Ser. 3, 5.50%, 05/01/2015	AAA	1,000,000	1,076,760
Berkeley Cnty., SC Sch. Dist. GO, 5.50%, 01/15/2015, (Insd. by FSA)	AA	2,870,000	3,108,411
Berkley, MI City Sch. Dist. GO:
5.63%, 05/01/2014	AAA	1,100,000	1,196,767
5.63%, 05/01/2015	AAA	1,160,000	1,254,934
Brainerd, MN Independent Sch. Dist. 181 GO, Ser. A, 5.375%, 02/01/2016, (Insd. by FGIC) (t)	Aaa	3,935,000	4,173,618
Burleson, TX Independent Sch. Dist. GO, Refunding, 5.50%, 08/01/2019, (Gtd. by PSF)	Aaa	1,045,000	1,093,133
El Paso Cnty., CO Sch. Dist. 11 GO:
6.50%, 12/01/2012	AA-	2,310,000	2,742,247
7.10%, 12/01/2013	AA-	2,000,000	2,474,280
Frisco, TX Independent Sch. Dist. GO, 5.75%, 08/15/2017, (Gtd. by PSF)	Aaa	2,000,000	2,133,240
Grand Prairie, TX Independent Sch. Dist. GO, Convertible Capital Appreciation, Ser. A, 5.80%, 02/15/2023, (Gtd. by PSF)	AAA	2,805,000	2,972,963
Hillsboro, TX Independent Sch. Dist. GO, Building, 5.50%, 08/15/2021, (Gtd. by PSF)	AAA	2,440,000	2,516,128
Katy, TX Independent Sch. Dist. GO, Ser. 1996-A, 5.50%, 02/15/2018, (Gtd. by PSF)	AAA	3,600,000	3,777,336
Larimer Cnty., CO GO, Sch. Dist.1, 7.00%, 12/15/2016, (Insd. by MBIA & IBC)	AAA	2,250,000	2,789,123
Little Elm, TX Independent Sch. Dist. GO, Building, 5.50%, 08/15/2021, (Gtd. by PSF)	AAA	2,540,000	2,626,893
Maricopa Cnty., AZ, Sch. Dist. 69, GO, Ser. C, 8.13%, 01/01/2010, (Insd. by MBIA)	AAA	6,000,000	7,564,080
Mesquite, TX Independent Sch. Dist. GO, 0.00%, 08/15/2021, (Gtd. by PSF) (n)	AAA	1,375,000	448,498
Methuen, MA GO, 5.63%, 11/15/2015, (Insd. by FSA)	AAA	500,000	533,395
New Orleans, LA GO, 0.00%, 09/01/2014, (Insd. by AMBAC) (n)	AAA	6,960,000	3,805,310
New York, NY GO, 5.13%, 08/01/2013	NR	5,925,000	6,407,295
Niagara Falls, NY GO, Pub. Impt., 7.50%, 03/01/2014, (Insd. by MBIA)	AAA	500,000	636,735
Osseo, MN Independent Sch. Dist. 279 GO, Sch. Bldg., Ser. A, 5.75%, 02/01/2014	Aa1	3,200,000	3,502,656
Philadelphia, PA Sch. Dist. GO, Ser. B, 5.63%, 08/01/2019 (t)	AAA	3,075,000	3,254,150
Pima Cnty., AZ Unified Sch. Dist. 1 GO, 7.50%, 07/01/2003, (Insd. by FGIC)	AAA	2,030,000	2,155,007
Round Rock, TX GO, Refunding, 5.50%, 08/15/2017, (Insd. by FSA)	AAA	1,470,000	1,558,347
Snohomish Cnty., WA Sch. Dist. GO, 5.75%, 12/01/2016	A+	3,500,000	3,785,670
Spring Branch, TX Independent Sch. Dist. GO:
5.375%, 02/01/2012, (Gtd. by PSF)	AAA	5,000	5,385
5.375%, 02/01/2014, (Gtd. by PSF)	AAA	5,000	5,307
Rites-PA:
Ser. 881-RA, 8.99%, 02/01/2012	NR	655,000	755,910
Ser. 881-RB, 8.99%, 02/01/2013	NR	960,000	1,093,555
Ser. 881-RC, 8.99%, 02/01/2014	NR	3,380,000	3,795,199
West Warwick, RI GO, Ser. A, 7.30%, 07/15/2008	Baa1	236,000	252,702
Wilmington, DE GO, 5.00%, 06/01/2023, (Insd. by FGIC) (t)	AAA	700,000	687,498
Worcester, MA GO, Muni. Purpose Loan, Ser. A, 5.25%, 08/01/2012, (Insd. by AMBAC)	AAA	300,000	314,196
76,973,168

EVERGREEN
Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
GENERAL OBLIGATION-STATE - 3.2%
Georgia GO, Ser. C, 5.25%, 04/01/2011	AAA	$10,700,000	$ 11,620,093
Ohio GO, Higher Ed., Ser. A, 5.38%, 08/01/2019	AA+	3,025,000	3,150,931
Pennsylvania GO, Ser. 2, 5.00%, 08/01/2016	AA	5,000,000	5,107,250
Texas GO:
College Student Loan:
5.25%, 08/01/2009	AA	3,600,000	3,820,212
5.25%, 08/01/2013	AA	1,225,000	1,277,528
Veterans Hsg. Assistance Program, Ser. A, 5.65%, 12/01/2017	AA	1,000,000	1,021,550
Washington GO:
Ser. A, 6.75%, 02/01/2015	AA+	1,000,000	1,201,370
Ser. R-93B, 5.70%, 10/01/2015	AA+	1,500,000	1,657,965
28,856,899
HOSPITAL - 15.1%
Albuquerque, NM Hosp. Sys. RRB, Ser. A, 6.38%, 08/01/2007	AAA	1,500,000	1,541,055
Allegheny Cnty., PA Hosp. Dev. RB, South Hills Hlth. Sys., Ser. A, 6.50%, 05/01/2014	A2	3,000,000	3,120,570
Bountiful, UT Hosp. RB, South Davis Community Hosp., 9.50%, 12/15/2018	NR	225,000	263,376
Bristol, TN Hlth. & Edl. Facs. Auth. RRB, Bristol Mem. Hosp., 6.75%, 09/01/2010, (Insd. by FGIC)	AAA	7,465,000	8,757,341
Colorado Hlth. Facs. Auth. RB, Portercare Adventist Hlth., 6.50%, 11/15/2023	BBB+	4,000,000	4,192,000
Delaware Hlth. Facs. Auth. RRB, Med. Ctr. of Delaware, 7.00%, 10/01/2015, (Insd. by MBIA)	AAA	1,600,000	1,743,552
Denver, CO Hlth. & Hosp. Auth. Hlth. Care RB:
Ser. A, 6.00%, 12/01/2023	BBB+	1,000,000	1,006,470
Ser. A, 6.00%, 12/01/2031	BBB+	1,200,000	1,198,512
Goshen, IN RB, Greencroft Obl. Group, Ser. B, 5.75%, 08/15/2028	NR	3,000,000	2,542,740
Huntsville, AL Hlth. Care Auth. RB, Ser. A, 5.75%, 06/01/2031	A2	9,750,000	9,663,030
Illinois Hlth. Facs. Auth. RB:
Ser. 848R-A, 5.50%, 02/15/2013, (Insd. by FSA)	NR	1,340,000	1,531,245
Ser. 848R-B, 5.50%, 02/15/2014, (Insd. by FSA)	NR	1,415,000	1,585,083
Ser. 848R-C, 5.50%, 02/15/2014, (Insd. by FSA)	NR	865,000	955,202
Ser. 848R-D, 5.50%, 02/15/2016, (Insd. by FSA)	NR	1,575,000	1,716,876
Lake Forest Hosp.:
Ser. A, 6.00%, 07/01/2017 (t)	A-	2,700,000	2,807,514
Ser. A, 6.25%, 07/01/2022 (t)	A-	4,200,000	4,349,016
Klamath Falls, OR Intermediate Community Hosp. Auth. RRB, Merle
West Med. Ctr. Proj.:
6.13%, 09/01/2022	BBB	1,500,000	1,503,450
6.25%, 09/01/2031	BBB	3,000,000	3,014,790
Knox Cnty., TN Hlth. & Edl. Hosp. Facs. Auth RRB, Fort Sanders
Alliance:
Ser. B, 7.25%, 01/01/2010, (Insd. by MBIA)	AAA	9,000,000	10,727,820
Ser. C, 5.25%, 01/01/2015, (Insd. by MBIA)	AAA	4,500,000	4,689,405
Lorain Cnty., OH Hosp. RB, 5.75%, 04/01/2011	NR	2,500,000	2,698,100
Marshall Cnty., AL Hlth. Care Auth. RB:
Ser. A, 5.75%, 01/01/2015, (Liq: Merrill Lynch & Co.)	A-	1,350,000	1,399,761
Ser. A, 6.25%, 01/01/2022, (Liq: Merrill Lynch & Co.)	A-	1,000,000	1,034,360
Massachusetts Hlth. & Ed. Facs. RB, St. Mem. Med. Ctr., Ser. A, 6.00%, 10/01/2023	Ba2	1,425,000	1,264,445

EVERGREEN
Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
HOSPITAL- continued
Missouri Hlth. & Edl. Facs. Auth. RB, BJC Hlth. Sys., Ser. A, 6.50%, 05/15/2020	Aa3	$ 500,000	$ 548,675
Montgomery Cnty., OH Hosp. RRB, Kettering Med. Ctr., 6.25%, 04/01/2020, (Insd. by MBIA)	AAA	2,500,000	2,888,300
New Hampshire Higher Edl. & Hlth. Facs. Auth. RB, Frisbie Mem. Hosp., 6.13%, 10/01/2013	A3	6,155,000	6,345,251
New Jersey Hlth. Care Facs. RB:
6.13%, 07/01/2012, (Insd. by AMBAC)	AAA	430,000	469,513
Atlantic City Med. Ctr., 6.25%, 07/01/2017	A-	2,000,000	2,151,680
New York Dorm. Auth. RB, 5.20%, 02/15/2014	AAA	1,000,000	1,043,500
New York Med. Care Facs. Fin. Agcy. RB, Hlth. Ctr. Proj.:
Ser. A, 6.38%, 11/15/2019	Aa1	3,575,000	3,905,326
North Carolina Med. Care Commission Hosp. RB, Hlth. Care Facs., 5.30%, 11/01/2004	NR	3,000,000	3,033,120
Pennsylvania Higher Edl. Facs. Auth. RB, UMPC Hlth. Sys., Ser. A, 6.25%, 01/15/2018	A+	6,005,000	6,314,678
Quincy, IL RB, Blessing Hosp. Proj., 6.00%, 11/15/2018	A-	4,950,000	5,015,934
Rio Grande Valley, TX Hlth. Facs. Corp. RB, Baptist Med. Ctr. Proj., 8.00%, 08/01/2017, (Insd. by FGIC)	AAA	1,085,000	1,090,501
Saint Louis Cnty., MO IDA Hlth. Facs. RB, Mother Of Perpetual Help, 6.40%, 08/01/2035, (Insd. by GNMA)	AAA	495,000	528,170
Tampa, FL Allegheny Hlth. Sys. RB, St. Joseph’s Hosp., 6.50%, 12/01/2023	AAA	500,000	560,155
Washington Cnty., PA Hosp. Auth. RB, Monongahela Valley Hosp. Proj., 6.25%, 06/01/2022 (t)	A-	1,750,000	1,833,947
West Shore, PA Area Hosp. Auth. RB, Holy Spirit Hosp. Proj., 6.20%, 01/01/2026	BBB+	4,000,000	4,002,040
Wichita, KS Hosp. Facs. Impt. RRB, Ser. 11, 6.75%, 11/15/2019	A+	5,000,000	5,417,650
Winchester, VA IDA Hosp. RB, Winchester Med. Ctr., Inc.: 5.50%, 01/01/2015, (Insd. by AMBAC)	AAA	5,500,000	5,990,655
Wisconsin Hlth. & Edl. Facs. Auth. RB:
Agnesian Healthcare, Inc.:
6.00%, 07/01/2017	A-	1,350,000	1,389,893
6.00%, 07/01/2021	A-	1,390,000	1,416,215
Refunding Wheaton Franciscan Svcs., 6.25%, 08/15/2022	A	7,500,000	7,863,150
135,114,066
HOUSING - 15.9%
Alabama HFA SFHRB, Ser. D-1, 6.00%, 10/01/2016, (Insd. by GNMA)	AAA	1,495,000	1,563,561
Alaska Hsg. Fin. Corp. RB:
Ser. A, 5.40%, 12/01/2013	AA-	2,500,000	2,596,625
Ser. C, 5.88%, 12/01/2020	AAA	2,000,000	2,063,020
Aurora, CO Hsg. Auth. MHRB, 6th Avenue Proj., Ser. A, 5.70%, 12/01/2018, (LOC: US Bank, NA)	Aa3	2,800,000	2,830,800
Chicago Heights, IL Residential Mtge. RB, 0.00%, 06/01/2009 (n)	Aa3	725,000	442,772
Chicago, IL SFHRB, Ser. B, 6.95%, 09/01/2028, (Insd. by GNMA, FNMA & FHLMC)	Aaa	1,070,000	1,135,131
Colorado HFA RB, Single Family Proj., Sr. Ser. D-2, 6.90%, 04/01/2029	AA	3,000,000	3,380,400
Delaware Hsg. Auth. RB, Single Family Mtge., Ser. A, 6.70%, 01/01/2033	AAA	4,000,000	4,321,640
Dist. of Columbia HFA Mtge. SFHRB, Ser. B, 5.85%, 12/01/2018, (Insd. by FNMA & GNMA)	AAA	1,855,000	1,914,249

EVERGREEN
Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
HOUSING - continued
Georgia HFA SFHRB, Sub Ser. D-4, 5.65%, 06/01/2021	AAA	$ 2,150,000	$ 2,186,249
Idaho HFA RB:
Sr. Ser. D-1, 8.00%, 01/01/2020, (Insd. by FHA)	AA	200,000	205,284
Single Family Mtge., Sr. Ser. D-2, 6.30%, 07/01/2025	Aaa	5,150,000	5,364,806
Indiana Hsg. Fin. SFHRB, Ser. A-2, 5.15%, 07/01/2017, (Insd. by FNMA & GNMA)	Aaa	3,650,000	3,689,566
Maine HFA Mtge. Purchase RB:
Ser. C2, 6.05%, 11/15/2028	AA+	3,155,000	3,261,418
Ser. D2, 5.80%, 11/15/2016	AA+	5,125,000	5,338,456
Maryland CDA Dept. Hsg. & Community Dev. RB, Multi Family Hsg., Ser. 2001-B, 5.10%, 05/15/2016	Aa3	3,945,000	3,986,738
Massachusetts HFA RB, Family Hsg.:
Ser. 52, 6.00%, 06/01/2014	AAA	245,000	248,815
Ser. 79, 5.85%, 12/01/2021	AAA	975,000	999,589
Michigan Hsg. Dev. Auth. RB, 5.30%, 12/01/2016, (Insd. by MBIA)	AAA	5,000,000	5,074,850
Minnesota Hsg. Fin. Agcy. RB, Single Family Mtge., 6.00%, 07/01/2022	AA+	5,925,000	6,174,442
Mississippi Home Corp. SFHRB, Ser. B, Class 7, 6.20%, 06/01/2030, (Insd. by FNMA & GNMA)	Aaa	1,995,000	2,097,344
Missouri Hsg. Dev. Commission Mtge. RB, Ser. 847-R, 6.30%, 09/01/2009, (Insd. by GNMA)	NR	6,270,000	7,386,060
Missouri Hsg. Dev. Commission SFHRB:
Ser. B, 6.25%, 09/01/2015, (Insd. by FNMA & GNMA)	AAA	275,000	290,213
Ser. B, 6.45%, 09/01/2027, (Insd. by FNMA & GNMA)	AAA	1,255,000	1,308,852
New Hampshire HFA MHRB, Ser. I, 5.50%, 07/01/2017, (Liq: Merrill Lynch & Co.)	Aaa	5,940,000	6,079,649
New York Dorm. Auth. RB, Columbia Univ.:
Ser. B, 5.38%, 07/01/2018 (t)	AAA	1,000,000	1,057,790
Ser. B, 5.38%, 07/01/2019 (t)	AAA	1,000,000	1,049,570
New York Mtge. Agcy. RB, Homeowner Mtge.:
Ser. 86, 5.95%, 10/01/2020	Aa2	3,000,000	3,143,040
Ser. 96, 5.50%, 10/01/2017	Aa1	3,000,000	3,123,630
Ohio HFA Mtge. RB, Ser. B-2, 5.35%, 09/01/2018, (Insd. by GNMA)	AAA	8,300,000	8,388,644
Oklahoma Hsg. Dev. Auth. RB, Lease Purchase Proj., Ser. A, 5.10%, 11/01/2005	AA-	10,000,000	10,623,400
South Carolina Hsg. Fin. & Dev. Auth RB, 6.35%, 07/01/2019	Aaa	2,430,000	2,572,228
South Dakota Hsg. Dev. Auth. RB, Ser. G, 5.95%, 05/01/2020	AAA	3,990,000	4,146,887
Suffolk, VA Redev. & Hsg. Auth. MHRB, Hope Village Apts. Proj., 5.10%, 02/01/2014, (Liq: Fannie Mae)	AAA	1,120,000	1,143,218
Tarrant Cnty., TX HFA SFHRB, Ser. A, 0.00%, 09/15/2016G	AAA	6,415,000	3,123,784
Tennessee Hsg. Dev. Agcy. RB, Homeownership, 4.70%, 07/01/2015, (Liq: UBS Painewebber, Inc.)	AA	4,730,000	4,763,914
Utah HFA SFHRB, Ser. C-2, 5.75%, 07/01/2021, (Insd. by FHA)	AA	880,000	900,777
Virginia Hsg. Dev. Auth. Comwlth. Mtge. RB:
Ser. B, Sub Ser. B-5, 5.45%, 07/01/2015	AA+	3,775,000	3,925,849
Ser. B, Sub Ser. B-6, 5.30%, 01/01/2014	AA+	3,290,000	3,415,974
Washington Hsg. Fin. Commission SFHRB, Ser. 4A, 5.95%, 12/01/2026	Aaa	5,000,000	5,065,950
Wyoming CDA Hsg. RB:
Ser. 3, 5.15%, 06/01/2020	AA	7,055,000	7,199,063
Ser. 7, 5.65%, 06/01/2017	AA	3,000,000	3,112,230
Wyoming Community Dev. Auth. Hsg. RB, 4.80%, 06/01/2016	AA	1,615,000	1,644,684
142,341,161

EVERGREEN
Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
INDUSTRIAL DEVELOPMENT REVENUE - 6.8%
Alliance Aprt. Auth., Inc., TX Spl. Facs. RB, Federal Express Corp. Proj., 6.38%, 04/01/2021	BBB	$ 2,225,000	$ 2,282,361
Burlington, KS PCRB, Kansas Gas & Elec. Co. Proj., 7.00%, 06/01/2031, (Insd. by MBIA)	AAA	2,000,000	2,081,000
Carroll Cnty., KY PCRB, Kentuky Util. Co., Ser. A, 7.45%, 09/15/2016	A-	3,000,000	3,100,470
Chicago, IL Gas Supply RB, Peoples Gas Light, Ser. A, 6.10%, 06/01/2025	AA-	7,000,000	7,334,810
Connecticut Dev. Auth. Wtr. Facs. RB, 6.15%, 04/01/2035	AAA	1,000,000	1,057,950
Georgetown Cnty., SC Env. Impt. RRB, International Paper Co. Proj., Ser. A, 5.70%, 04/01/2014	BBB	2,500,000	2,542,850
Illinois Dev. Fin. Auth. PCRRB, Edison Co. Proj., Ser. D, 6.75%, 03/01/2015, (Insd. by AMBAC)	AAA	4,000,000	4,426,080
Indianapolis, IN Arpt. Auth. Spl. Facs. RB:
7.10%, 01/15/2017	BBB	3,950,000	4,151,963
Federal Express Corp. Proj., 5.50%, 05/01/2029	A	3,500,000	3,247,755
Lehigh Cnty., PA IDA PCRRB, PA Pwr. & Light Co. Proj., Ser. B, 6.40%, 09/01/2029, (Insd. by MBIA)	AAA	1,000,000	1,087,080
Lowndes Cnty., MS Solid Wst. Disposal & PCRB, Weyerhaeuser Co. Proj., Ser. B, 6.70%, 04/01/2022	BBB	5,000,000	5,463,450
Martin Cnty., NC Indl. Facs. PCRB, Weyerhaeuser Co. Proj., 6.80%, 05/01/2024	BBB	3,000,000	3,134,040
Massachusetts Port Auth. RB, Spl. Facs. Bosfuel Proj., 5.30%, 07/01/2008, (Insd. by MBIA)	AAA	400,000	426,596
Monroe Cnty., MI EDA RB, Detroit Edison Co., 6.95%, 09/01/2022, (Insd. by FGIC)	AAA	10,000,000	12,411,400
New York Energy Research & Dev. Auth. PCRB, 5.15%, 03/01/2016	AAA	4,000,000	4,059,000
Schuylkill Cnty., PA IDA RB, Pine Grove Landfill, Inc., 5.10%, 10/01/2019	BBB	2,000,000	1,926,680
Selma, AL Indl. Dev. Board Env. Impt. RB, International Paper Co. Proj., Ser. B, 6.70%, 03/01/2024	BBB	2,000,000	2,088,060
60,821,545
LEASE - 1.9%
California Pub. Works Lease RB, Dept. of Corrections, Ser. E, 5.50%, 06/01/2015	A	3,700,000	4,049,724
Illinois Metropolitan Fair & Exposition Auth. RB:
Ser. A, 5.00%, 06/01/2015, (Insd. by MBIA)	AAA	3,000,000	3,000,540
Ser. E, 0.00%, 06/15/2021, (Insd. by FGIC) (n)	AAA	1,950,000	680,082
Pima Cnty., AZ IDA RB, 7.25%, 07/15/2010	AAA	1,115,000	1,169,858
Puerto Rico Pub. Blds Auth. Hlth. & Edl. Facs RB, 5.70%, 07/01/2016	A	6,250,000	6,526,687
Saint Clair Cnty., IL Pub. Bldg. Commerce RB, Ser. B, 0.00%, 12/01/2016 (n)	AAA	1,650,000	782,711
Saint Louis, MO Muni. Fin. Corp. Leasehold RB, City Justice Ctr. Impt., Ser. A, 5.75%, 02/15/2011, (Insd. by AMBAC)	AAA	950,000	1,054,396
17,263,998

EVERGREEN
Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
MISCELLANEOUS REVENUE - 2.3%
New York Urban Dev. Corp. RB, Sub. Lien Corp., 5.50%, 07/01/2016	A	$10,000,000	$ 10,338,400
Pennsylvania IDA RB, Economic Dev., 6.00%, 01/01/2012, (Insd. by AMBAC)	AAA	1,750,000	1,877,260
Pennsylvania Indl. Dev. Auth. RB, Economic Dev.:
5.50%, 07/01/2018, (Insd. by AMBAC)	AAA	2,500,000	2,657,800
5.50%, 07/01/2019, (Insd. by AMBAC)	AAA	5,000,000	5,284,700
20,158,160
PRE-REFUNDED - 1.5%
Broadview, IL Tax Increment RB, Sr. Notes Lien, 8.25%, 07/01/2013	NR	895,000	992,967
Jacksonville, FL Trans. Auth. GO, 9.20%, 01/01/2015	AAA	3,580,000	4,988,229
Missouri Env. Impt. & Energy Resources Auth. Wtr. PCRB, Prerefunded Revolving Fund, Ser. B, 7.20%, 07/01/2016	Aaa	340,000	380,548
New York Med. Care Facs. Fin. Agcy. RB, Hosp. & Nursing Home Mtge., Ser. D, 6.35%, 02/15/2012, (Insd. by FHA)	Aa2	1,690,000	1,778,353
Southern CA Pub. Pwr. Auth. RB, Transmission Proj., 0.00%, 07/01/2015, (Insd. by FGIC) (n)	AAA	10,000,000	5,431,600
13,571,697
PUBLIC FACILITIES - 1.3%
Fulton Cnty., GA Facs. Corp. COP, Pub. Purpose Proj., 6.00%, 11/01/2014, (Insd. by AMBAC)	AAA	2,000,000	2,236,840
Indianapolis, IN Pub. Impt. Bond Bank RB, Ser. D, 6.75%, 02/01/2020	AA	9,275,000	9,733,927
11,970,767
RESOURCE RECOVERY - 0.3%
Sacramento Cnty., CA Sanitation Dist. RB, Ser. A, 5.88%, 12/01/2027	AA	2,000,000	2,207,720
SALES TAX - 1.0%
Illinois Sales Tax RB, Ser. P, 6.50%, 06/15/2022	AAA	7,500,000	8,910,525
Jefferson, LA Sales Tax Dist. RRB, 0.00%, 12/01/2016, (Insd. by FSA) (n)	AAA	455,000	216,143
Town Ctr. Impt. Dist. TX Sales & Hotel Occupancy Tax RB:
5.50%, 03/01/2014, (Insd. by FGIC)	AAA	5,000	5,362
5.50%, 03/01/2016, (Insd. by FGIC)	AAA	5,000	5,299
5.63%, 03/01/2017, (Insd. by FGIC)	AAA	5,000	5,328
9,142,657
SOLID WASTE - 2.7%
Eastern CT Resource Recovery Auth. RB, Wheelabrator Lisbon Proj., Ser. A, 5.50%, 01/01/2014	BBB	5,000,000	4,662,250
Harrison Cnty., WV Solid Wst. Disp. RB, 6.75%, 08/01/2024	AAA	2,000,000	2,170,160
Palm Beach Cnty., FL Solid Wst. Auth. RB, Ser. A, 6.00%, 10/01/2010	AAA	13,690,000	15,499,270
Spokane, WA Regl. Solid Wst. RB, 6.50%, 01/01/2011	AAA	2,000,000	2,272,960
24,604,640
SPECIAL TAX - 2.5%
Anne Arundel Cnty., MD Spl. Obl. RB, Arundel Mills Proj., 7.10%, 07/01/2029	NR	1,500,000	1,603,320
Austin, TX Hotel Occupancy Tax RRB, Sub. Lien, 5.63%, 11/15/2017, (Insd. by AMBAC)	AAA	3,740,000	3,955,387
Connecticut Spl. Tax Obl. RB, Trans. Infrastructure, Ser. A, 5.375%, 07/01/2018, (Insd. by FSA) (t)	AAA	2,000,000	2,100,780
District of Columbia Tax Increment RB, Gallary Place Proj., 5.50%, 07/01/2019, (Insd. by FSA)	AAA	1,665,000	1,739,625

EVERGREEN
Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
SPECIAL TAX - continued
Harris Cnty., TX Houston Sports Auth. RB, Sr. Lien, Ser. G, 5.75%, 11/15/2015	AAA	$ 3,490,000	$ 3,806,019
Las Vegas, NV New Convention & Visitors Auth. RB, 5.75%, 07/01/2015, (Insd. by AMBAC)	AAA	2,000,000	2,159,660
Spokane, WA Pub. Facs. Dist. Hotel & Motel Sales Use Tax RRB, 5.50%, 12/01/2015, (Insd. by MBIA)	AAA	1,105,000	1,179,090
Town Ctr. Impt. Dist. TX Sales & Hotel Occupancy Tax RB, Rites-PA:
Ser. 884-A, 7.98%, 03/01/2014, (Insd. by FGIC)	NR	910,000	1,041,659
Ser. 884-B, 7.98%, 03/01/2015, (Insd. by FGIC)	NR	865,000	978,557
Ser. 884-C, 7.98%, 03/01/2016, (Insd. by FGIC)	NR	1,015,000	1,136,232
Ser. 884-D, 8.23%, 03/01/2017, (Insd. by FGIC)	NR	1,075,000	1,216,169
Ser. 884-E, 8.23%, 03/01/2018, (Insd. by FGIC)	NR	1,140,000	1,277,940
22,194,438
STUDENT LOAN - 3.3%
Education Loans, Inc., SD Student Loans RB, 5.60%, 06/01/2020	A2	14,300,000	14,327,456
Iowa Student Loan Liquidity Corp. RB, 6.95%, 03/01/2006	Aa	625,000	638,700
Massachusetts Edl. Fin. Auth. Loan RB, Ser. E, 5.30%, 01/01/2016, (Insd. by AMBAC)	AAA	2,000,000	2,031,440
Missouri Higher Ed. Student Loan RB, Sub. Ser. F, 6.75%, 02/15/2009	A2	1,000,000	1,052,790
Nebhelp, Inc., NE RB, Jr. Sub. Ser. A-6, 6.40%, 06/01/2013, (Insd. by MBIA)	AAA	1,000,000	1,112,230
Pennsylvania Higher Ed. Assistance Agcy. Student Loan RB, 2.35%, 06/01/2025 (t)	AAA	10,000,000	10,047,900
29,210,516
TOBACCO REVENUE - 3.1%
Badger Tobacco Asset Sec. Corp., WI, Tobacco Settlement RB, 6.13%, 06/01/2027	A	4,000,000	3,927,240
No. Tobacco Sec. Corp. RB, Alaska Tobacco Settlement, 5.38%, 06/01/2021	A	8,300,000	7,716,593
Tobacco Securitization Auth., Southern California Tobacco Settlement RB, Sr. Ser. A, 5.25%, 06/01/2027	A	7,750,000	7,539,742
Tobacco Settlement Fin. Corp. LA RB, Taxable Asset Backed, Ser. 2001-A, 6.36%, 05/15/2025	A	8,085,000	8,177,897
27,361,472
TRANSPORTATION - 9.1%
Allegheny Cnty., PA Arpt. Auth. RRB, Pittsburgh Intl. Arpt., 6.00%, 01/01/2015	AAA	2,495,000	2,702,384
Denver, CO City & Cnty. Arpt. RB, Ser. A, 7.50%, 11/15/2023	A	5,480,000	6,019,561
E 470 Pub. Hwy. Auth., CO RB, Sr. Ser. B, 0.00%, 09/01/2013 (n)	AAA	6,500,000	3,774,615
Florida Port Fin. Commission RB, Trans. Intermodal Program, 5.75%, 10/01/2014, (Insd. by FGIC)	AAA	4,185,000	4,476,318
Indiana Trans. Fin. Auth. Hwy. RB, Ser. A, 0.00%, 06/01/2017G	AAA	1,000,000	456,280
Massachusetts Bay Trans. Auth. Gen. Trans. Sys. RB:
Ser. A, 6.25%, 03/01/2012	AA	7,950,000	9,207,769
Ser. B, 6.20%, 03/01/2016	AA	2,125,000	2,468,443
Metro Washington, DC Arpt. Auth. RB, 6.63%, 10/01/2019	AAA	800,000	826,248
Metropolitan Atlanta Rapid Transit Auth., GA Sales Tax RRB, Ser. P, 6.25%, 07/01/2011, (Insd. by AMBAC)	AAA	4,255,000	4,932,268
Metropolitan Trans. Auth. of NY RB, Refunding, Ser. A, 5.00%, 11/15/2025, (Insd. by FGIC)	AAA	10,000,000	9,704,100

EVERGREEN
Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
TRANSPORTATION - continued
Metropolitan Trans. Auth., NY Commuter Facs. RB, Ser. 7, 5.00%, 07/01/2015, (Insd. by AMBAC)	AAA	$ 3,000,000	$ 3,232,920
Metropolitan Trans. Auth., NY Trans. Auth RB, Svc. Contract:
Ser. 7, 5.63%, 07/01/2016	AA-	11,600,000	12,123,508
Ser. R, 5.50%, 07/01/2017	AA-	9,360,000	9,944,813
Oregon Dept. Trans. Hwy. User Tax RB, Ser. A, 5.50%, 11/15/2019	AA+	4,000,000	4,241,480
Orlando & Orange Cnty., FL Expressway Auth. RB, Jr. Lien, 8.25%, 07/01/2015, (Insd. by FGIC)	AAA	2,960,000	4,012,369
Port Auth. of NY & NJ RB, 5.88%, 09/15/2015	AAA	1,500,000	1,615,020
San Francisco, CA Intl. Arpt. RRB, 6.30%, 05/01/2025	AAA	1,000,000	1,069,850
Susquehanna, PA Area Regl. Arpt. Auth. RB, Aero Harrisburg LLC Proj., 5.50%, 01/01/2024	NR	1,000,000	827,920
81,635,866
WATER & SEWER - 4.9%
Greer, SC Combined Util. Sys. RB, 5.50%, 09/01/2027, (Insd. by AMBAC)	AAA	1,000,000	1,060,770
Hamilton Cnty., OH Swr. Sys. RB, Impt. Metro Swr. Dist., Ser. A, 5.45%, 12/01/2016, (Insd. by MBIA)	AAA	1,380,000	1,464,083
Harrison Cnty., MS Wst. Wtr. Treatment Mgmt. Dist. RRB, Wst. Wtr.
Treatment Facs., Ser. A, 8.50%, 02/01/2013, (Insd. by FGIC)	AAA	1,000,000	1,334,310
Houston, TX Wtr. & Swr. Sys. RB, Jr. Lien, Ser. B, 5.75%, 12/01/2016	AAA	4,545,000	4,912,600
Metropolitan Govt., Nashville & Davidson Cnty., TN Wtr. & Swr. RRB, 7.70%, 01/01/2012, (Insd. by FGIC)	AAA	10,000,000	12,563,900
Michigan Muni. Bond Auth. RB, Drinking Wtr. Revenue Fund, 5.50%, 10/01/2019	AAA	2,000,000	2,100,700
Missouri Env. Impt. & Energy Resources Auth. Wtr. PCRB, Unrefunded Revolving Fund, Ser. B, 7.20%, 07/01/2016	Aaa	260,000	286,829
New York Env. Facs. Corp. PCRB:
Ser. E, 6.88%, 06/15/2010	AAA	545,000	580,425
NYC Muni. Wtr., 5.88%, 06/15/2014	AAA	4,500,000	4,858,290
Port Umpqua, OR PCRRB, International Paper Co. Proj., Ser. B, 5.20%, 06/01/2011	BBB	3,150,000	3,270,771
San Antonio, TX Wtr. RRB:
5.50%, 05/15/2019, (Insd. by FSA)	AAA	1,140,000	1,196,100
5.50%, 05/15/2020, (Insd. by FSA)	AAA	2,615,000	2,720,646
Seattle, WA Wtr. Sys. RB, 5.50%, 06/01/2018	AA	3,500,000	3,563,805
Texas Wtr. Dev. Board RB, Sr. Lien, Ser. B, 5.75%, 07/15/2014	AAA	4,000,000	4,340,880
44,254,109
Total Municipal Obligations			859,185,214

EVERGREEN
Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

SHORT-TERM MUNICIPAL OBLIGATIONS - 2.8%
INDUSTRIAL DEVELOPMENT REVENUE - 1.8%
De Kalb Cnty., GA Dev. Auth. IDRB, Weyerhaeuser Co. Proj., 2.76%, VRDN	NR	$ 3,500,000	$ 3,500,000
Martin Cnty., NC Indl. Facs. PCRB, Weyerhaeuser Co. Proj., 3.40%, VRDN	A-2	12,500,000	12,500,000
16,000,000
SOLID WASTE - 1.0%
Port Longview, WA Indl. Dev. Corp. Solid Wst. Disposal RB,
Weyerhaeuser Co. Proj., 3.25%, VRDN	A-2	9,000,000	9,000,000
Total Short-Term Municipal Obligations			25,000,000

		Shares
SHORT-TERM INVESTMENTS - 3.7%
MUTUAL FUND SHARES - 3.7%
Evergreen Institutional Municipal Money Market Fund (o)(tt)		33,274,604	33,274,604
Total Investments - (cost $870,889,488) - 102.3%			917,459,818
Other Assets and Liabilities - (2.3%)			(20,444,976)
Net Assets - 100.0%			$ 897,014,842

See Combined Notes to Schedules of Investments.

EVERGREEN
Short-Intermediate Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - 91.7%
AIRLINES - 1.5%
Cleveland, OH Arpt. Spl. RRB, Continental Airlines, Inc., 5.50%, 12/01/2008	BB-	$1,000,000	$ 909,110
Fort Worth, TX Intl. Arpt. RB, American Airlines, Inc. Proj., Ser. A, 5.95%, 05/01/2029	BB	1,500,000	1,460,910
Tulsa, OK Muni. Arpt. Trust PCRB, AMR Corp., Ser. A, 5.80%, 06/01/2035	BB	1,000,000	958,200
3,328,220
AIRPORT - 4.1%
Hawaii Arpt. Sys. RRB, Ser. B, 6.25%, 07/01/2006, (Insd. by FGIC)	AAA	3,000,000	3,301,680
Memphis-Shelby Cnty., TN Arpt. Auth. Spl. Facs. RB, 5.00%, 09/01/2009	BBB	3,000,000	3,095,460
San Antonio, TX Arpt. Sys. RB:
5.50%, 07/01/2009	AAA	1,280,000	1,372,890
5.50%, 07/01/2010	AAA	1,410,000	1,510,533
9,280,563
COMMUNITY DEVELOPMENT DISTRICT - 0.8%
New Jersey EDA RRB, Keswick Pines:
5.35%, 01/01/2006	NR	975,000	980,880
5.45%, 01/01/2007	NR	925,000	928,672
1,909,552
CONTINUING CARE RETIREMENT COMMUNITY - 4.1%
Collier Cnty., FL Hlth. Facs. Auth. RB, The Moorings, Inc. Proj.:
6.25%, 12/01/2007	A-	700,000	740,194
6.38%, 12/01/2008	A-	700,000	738,661
New Jersey EDA RB, Franciscan Oaks Proj.:
5.20%, 10/01/2004	NR	1,545,000	1,557,870
5.40%, 10/01/2006	NR	1,135,000	1,136,033
5.50%, 10/01/2007	NR	1,075,000	1,070,495
North Carolina Med. Care Hlth., 5.75%, 10/01/2006	NR	2,745,000	2,840,746
North Carolina Med. Care RB, Community Hlth. Care Facs., 5.00%,
03/01/2007	NR	1,250,000	1,250,163
9,334,162
EDUCATION - 2.3%
Massachusetts IFA RB, Gtd. Loan Proj., Ser. 1996B, 5.35%, 11/01/2007, (LOC: First National Bank of Grand Forks)	AAA	725,000	734,150
New Hampshire Edl. & Hlth. Facs. Auth. RB, Riverwoods at Exeter, Ser. B, 5.05%, 03/01/2023	AA-	2,525,000	2,561,486
Pennsylvania Higher Edl. Facs. Auth. RB, Thiel College Proj., 6.75%, 09/01/2017	NR	1,740,000	1,869,734
5,165,370
ELECTRIC REVENUE - 6.3%
Burke Cnty., GA Dev. Auth. PCRB, 4.45%, 01/01/2032	A	3,000,000	3,045,870
Central Valley, CA Fin. Auth. RB, Carson Ice Gen. Proj., 5.80%, 07/01/2004	BBB	3,300,000	3,454,539
Farmington, NM PCRRB, El Paso Elec. Co., Ser. A, 6.15%, 11/01/2013	BB+	2,800,000	2,807,980
Ohio Wtr. Dev. Auth. PCRB, Ohio Edison Co., Ser. B, 4.40%, 06/01/2033	BBB	2,000,000	2,002,880
Rockport, IN PCRB, 4.90%, 06/01/2025	BBB+	3,000,000	3,000,000
14,311,269

EVERGREEN
Short-Intermediate Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
ESCROW - 1.1%
Kansas City, KS Spl. Obl., Ser. 1992, 6.00%, 02/15/2003	AAA	$ 370,000	$ 381,126
Kokomo, IN Hosp. Auth. RB, St. Joseph Hosp. & Hlth. Ctr., 6.25%, 08/15/2005	NR	2,000,000	2,154,940
2,536,066
GENERAL OBLIGATION -LOCAL - 1.4%
Dist. of Columbia GO, Refunding FSA Credit, Ser. A, 5.30%, 06/01/2004, (Insd. by MBIA)	AAA	3,000,000	3,172,950
GENERAL OBLIGATION -STATE - 5.1%
Minnesota GO, 5.10%, 08/01/2005	AAA	5,000,000	5,132,450
New York, NY GO, Ser. B, 6.00%, 10/01/2007, (Insd. by FSA)	AAA	1,000,000	1,028,390
Wisconsin GO, Ser. A, 5.50%, 05/01/2009	AA-	5,000,000	5,480,750
11,641,590
HOSPITAL - 12.3%
Anchorage, AK Hosp. RRB, Sisters of Providence Proj., 7.13%, 10/01/2005	AA-	1,000,000	1,024,100
California Statewide CDA RB, 4.35%, 11/01/2036	A	3,000,000	3,046,530
Colorado Hlth. Facs. Auth. RB:
5.50%, 09/01/2007	BBB+	750,000	784,665
5.75%, 09/01/2008	BBB+	500,000	525,895
Denver, CO Hlth. & Hosp. Auth. RB:
Ser. A, 5.25%, 12/01/2006	BBB+	150,000	155,837
Ser. A, 5.25%, 12/01/2007	BBB+	200,000	206,646
Ser. A, 5.25%, 12/01/2008	BBB+	250,000	255,547
Gregg Cnty., TX Hlth. Facs. Dev. Corp. RB, Good Shepherd Med. Ctr. Proj., Ser. A, 5.75%, 10/01/2008	BBB	2,710,000	2,798,183
Hillsborough Cnty., FL IDRB, 4.90%, 08/15/2007	BBB+	1,250,000	1,267,675
Huntsville, AL Hlth. Care Auth. RB:
Ser. A, 4.60%, 06/01/2008	A	1,040,000	1,048,029
Ser. A, 4.75%, 06/01/2009	A	1,085,000	1,090,327
Illinois Hlth. Facs. RB, Passavant Mem. Area Hosp., 5.50%, 10/01/2009	A	735,000	766,899
Klamath Falls, OR Intercommunity Hosp. Auth. RB:
4.20%, 09/01/2005	BBB	315,000	317,202
4.50%, 09/01/2006	BBB	580,000	587,349
5.00%, 09/01/2008	BBB	200,000	201,586
Michigan State Hosp. Fin. Auth. RB, Trinity Hlth., Ser. A, 5.50%, 12/01/2003	AA-	2,000,000	2,082,920
Monroe Cnty., PA Hosp. Auth. RB, 5.50%, 01/01/2009	AA	1,205,000	1,284,253
North Carolina Med. Care Commission Hosp. RB, Gaston Hlth. Care:
5.25%, 02/15/2009	A+	2,215,000	2,344,245
5.25%, 02/15/2010	A+	1,900,000	1,996,387
West Orange, FL Healthcare Dist. RB, Ser. A, 5.50%, 02/01/2008	A-	580,000	611,865
West Shore, PA Area Hosp. Auth. RB, Holy Spirit Hosp. Proj.:
4.90%, 01/01/2008	BBB+	965,000	984,792
5.00%, 01/01/2009	BBB+	1,015,000	1,033,757
Wisconsin Hlth. & Edl. Fac. Auth. RB:
5.00%, 08/15/2007	A	1,000,000	1,043,650
5.00%, 08/15/2008	A	1,430,000	1,480,851
5.75%, 08/15/2011	A	1,000,000	1,068,020
28,007,210

EVERGREEN
Short-Intermediate Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
HOUSING - 15.7%
Brevard Cnty., FL Hlth. Facs. Auth. RB, Windover Oaks, Ser. A, 6.90%, 02/01/2027, (Insd. by FNMA)	AAA	$3,750,000	$ 4,009,163
Escambia Cnty., FL SFHRB, Multi Cnty. Program, Ser. A, 5.00%, 10/01/2012	AAA	1,995,000	2,032,985
Illinois Hsg. Dev. Auth. RB, Ser. C-2, 5.80%, 08/01/2017	AA	1,470,000	1,477,262
Jefferson Parish, LA Home Mtge. SFHRB, Ser. G-1, 5.13%, 12/01/2010	AAA	215,000	223,327
Maine Hsg. Auth. RB, Ser. A-2, 4.55%, 11/15/2026	AA+	2,500,000	2,512,175
Nevada Hsg. Div. SFHRB, Mtge. Sr. Notes:
Ser. A-2, 5.75%, 04/01/2031	AAA	1,245,000	1,313,064
Ser. C-2, 5.40%, 04/01/2031	AAA	1,395,000	1,467,331
New Mexico Mtge. Fin. Auth. RB, Single Family Mtge., 6.25%, 07/01/2029, (Insd. by FNMA)	AAA	4,100,000	4,482,161
North Dakota HFA RB, Ser. A, 5.70%, 07/01/2030	AA	3,000,000	3,141,030
Oklahoma HFA SFHRB:
Ser. B-1, 6.80%, 09/01/2016	AAA	600,000	642,156
Ser. B-2, 6.80%, 09/01/2026	AAA	1,660,000	1,801,000
Oklahoma Hsg. Dev. Auth. RB, Lease Purchase Proj., Ser. A, 5.10%, 11/01/2005	AA-	2,000,000	2,124,680
Oregon Hsg. Community Svcs. Dept. Mtge., SFHRB, Ser. J, 4.70%, 07/01/2030	AA	3,000,000	3,042,450
St. Louis Cnty., MO IDA MHRB, Westbrooke Apts., Ser. C, 5.20%, 11/15/2029	A-	4,555,000	4,576,727
Wisconsin Hsg. & EDA RB, Ser. B, 5.75%, 03/01/2022	AA	2,780,000	2,940,350
35,785,861
INDUSTRIAL DEVELOPMENT REVENUE - 3.8%
Dickinson Cnty., MI Economic Dev. Corp. RRB, 6.55%, 03/01/2007	BBB	2,000,000	2,041,540
Forsyth, MT PCRB, Refunding Avista Corp., Ser. A, 5.00%, 10/01/2032, (Insd. by AMBAC)	AAA	2,000,000	2,057,500
Lake Charles, LA Harbor & Terminal Dist. RB, Updates-Reynolds Metals Co. Proj., 5.50%, 05/01/2006	A+	3,500,000	3,559,080
West Allis, WI CDA RB, Poblocki, Ltd. Proj., 6.10%, 05/01/2007	A+	1,000,000	1,036,000
8,694,120
MISCELLANEOUS REVENUE - 7.5%
Florida Board Ed. Lottery RB, Ser. B, 5.50%, 07/01/2012, (FGIC)	AAA	5,000,000	5,508,800
Hodgkins, IL Env. Impt. RB:
5.50%, 11/01/2007	A+	1,500,000	1,585,350
5.75%, 11/01/2009	A+	1,945,000	2,050,302
Kansas State Dev. Fin. Auth. RB, 4.00%, 04/01/2010	AAA	2,920,000	2,931,534
Vermont Muni. Bond Bank RRB, Ser. 2, 6.00%, 12/01/2006, (Insd. by AMBAC)	AAA	4,385,000	4,872,086
16,948,072
PRE-REFUNDED - 4.2%
Broadview, IL Tax Increment RB, Sr. Notes Lien, 8.25%, 07/01/2013	NR	2,520,000	2,795,839
Illinois Hlth. Facs. RB, Midwest Physician Group, Ltd. Proj., 8.10%, 11/15/2014	BBB-	4,405,000	5,016,590
Volusia Cnty., FL IDA RRB, Bishops Glen Proj., 7.50%, 11/01/2016	NR	1,505,000	1,731,879
9,544,308

EVERGREEN
Short-Intermediate Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
PUBLIC FACILITIES - 0.6%
Dauphin Cnty., PA Gen. Auth. RB, Office & Parking Forum Proj., Ser. A, 5.13%, 01/15/2003	NR	$1,275,000	$ 1,256,551
RESOURCE RECOVERY - 2.5%
Palm Beach Cnty., FL Solid Wst. Auth. RRB, Refunding & Impt., 5.50%, 12/01/2002, (Insd. by MBIA)	AAA	1,550,000	1,579,558
Amelia Cnty., VA IDA RB, 4.90%, 04/01/2027	BBB	2,000,000	2,001,480
California Statewide CDA Solid Wst. Facs. RB, Waste Management, Inc. Proj., 4.95%, 04/01/2011, (Gtd. by Waste Management, Inc.)	BBB	2,000,000	2,026,260
5,607,298
SOLID WASTE - 0.7%
Director State of Nevada Dept. of Business & Indl. Solid Wst.
Disposal RB, Waste Management, Inc. Proj., 4.55%, 10/01/2014	BBB	1,500,000	1,500,075
SPECIAL TAX - 1.6%
Allegheny Cnty., PA Redev. Auth. RB, Waterfront Proj.:
Ser. A, 5.63%, 12/15/2005	NR	1,565,000	1,657,648
Ser. B, 5.75%, 12/15/2005	NR	585,000	620,042
Lewisville, TX Combination Contract RB, 4.13%, 05/01/2031	AA-	1,400,000	1,413,188
3,690,878
STUDENT LOAN - 13.8%
Alaska Student Loan Corp. RB:
Ser. A, 5.30%, 07/01/2005	AAA	1,000,000	1,055,140
Ser. A, 5.50%, 07/01/2004	A	2,000,000	2,060,860
Colorado Student Obl. Auth. RB, Ser. B, 6.20%, 12/01/2008	A	4,025,000	4,262,032
Iowa Student Loan Liquidity Corp. RB:
Ser. B, 6.65%, 03/01/2003	AA+	1,500,000	1,532,715
Ser. E, 5.35%, 06/01/2004	AAA	4,400,000	4,611,860
Louisiana Pub. Facs. Auth. RB, Student Loan Sub., Ser. A-3, 7.00%, 09/01/2006	A	4,460,000	4,580,732
New England Ed. Loan Marketing Corp. RB, 6.90%, 11/01/2009	A-	2,500,000	2,822,575
New Mexico Edl. Assistance Foundation Student Loan RB, Ser. A-2, 5.85%, 11/01/2006	NR	945,000	1,012,530
Panhandle Plains, TX Higher Ed. Auth., Inc. RRB, Ser. E, 5.55%, 03/01/2005	A	2,615,000	2,693,476
South Carolina Ed. Assistance Auth. RB, 6.50%, 09/01/2003, (Insd. by Student Loan)	AA	3,000,000	3,087,120
Utah Board of Regents Student Loan RB, Ser. B, 5.65%, 11/01/2006	AAA	3,400,000	3,557,216
31,276,256
TOBACCO REVENUE - 1.3%
Children’s Trust Fund PR RB, 5.75%, 07/01/2020	A	940,000	959,420
Nassau Cnty., NY Tobacco Settlement Corp. RB, Ser. A, 5.40%, 07/15/2012	A-	1,000,000	1,019,470
Tobacco Securitization Auth., Southern California Tobacco Settlement RB, Sr. Ser. A, 5.25%, 06/01/2027	A	1,000,000	972,870
2,951,760
WATER & SEWER - 1.0%
Cape Coral, FL Wastewater Assmt. RB, 4.80%, 07/01/2009	AAA	2,155,000	2,279,430
Total Municipal Obligations			208,221,561

EVERGREEN
Short-Intermediate Municipal Bond Fund
Schedule of Investments
May 31, 2002

	Credit Rating(v)	Principal Amount	Value

SHORT-TERM MUNICIPAL OBLIGATIONS - 4.1%
INDUSTRIAL DEVELOPMENT REVENUE - 2.2%
Martin Cnty., NC Indl. Facs. PCRB, Weyerhaeuser Co. Proj., 3.40%, VRDN	A	$ 5,000,000	$ 5,000,000
WATER & SEWER - 1.9%
Olces, CA Water Dist., 4.40%, VRDN	A	4,400,000	4,400,000
Total Short-Term Municipal Obligations			9,400,000

		Shares

SHORT-TERM INVESTMENTS - 4.1%
MUTUAL FUND SHARES - 4.1%
Evergreen Institutional Municipal Money Market Fund (o)		9,444,821	9,444,821
Total Investments - (cost $222,911,112) - 99.9%			227,066,382
Other Assets and Liabilities - 0.1%			146,874
Net Assets - 100.0%			$ 227,213,256

See Combined Notes to Schedules of Investments.

Combined Notes to Schedules of Investments
May 31, 2002

Symbol	Description

(n)	Security issued in zero coupon form with no periodic interest payments but is acquired at a discount that results in a current yield to maturity. An effective interest rate is applied to recognize interest income daily for the bond. This rate is based on total expected income to be earned over the life of the bond from amortization of discount at acquisition.
(v)	Credit ratings are unaudited and rated by Moody’s Investors Service where Standard and Poor’s ratings are not available.
(o)	The advisor of the Fund and the advisor of the money market fund are each a subsidiary of Wachovia Corporation.
†	Security which has defaulted on payment of interest and/or principal.
(t)	When-issued security.
(tt)	All or a portion of the security has been segregated for when-issued securities.

Summary of Abbreviations:
ACA	American Credit Association
AMBAC	American Municipal Bond Assurance Corp.
AMT	Alternative Minimum Tax
CDA	Community Development Association
COP	Certificates of Participation
EDA	Economic Development Authority
EDRB	Economic Development Revenue Bond
FGIC	Financial Guaranty Insurance Corp.
FHA	Federal Housing Authority
FHLMC	Federal Home Loan Mortgage Corp.
FNMA	Federal National Mortgage Association
FSA	Financial Security Assurance, Inc.
GNMA	Government National Mortgage Association
GO	General Obligation
HFA	Housing Finance Authority
IBC	Insured Bond Certification
IDA	Industrial Development Authority
IDRB	Industrial Development Revenue Bond
IDRRB	Industrial Development Refunding Revenue Bond
LOC	Letter of Credit
MBIA	Municipal Bond Investors Assurance Corp.
MHRB	Multifamily Housing Revenue Bond
PCRB	Pollution Control Revenue Bond
PCRRB	Pollution Control Refunding Revenue Bond
PSF	Public School Fund
RB	Revenue Bond
RRB	Refunding Revenue Bond
SFHRB	Single Family Housing Revenue Bond
TCRS	Transferable Custody Receipts
VRDN	Variable Rate Demand Note

See Combined Notes to Financial Statements.

Combined Notes to Schedules of Investments (continued)
May 31, 2002

The following table shows the percent of portfolio assets invested by geographic location as of May 31, 2002:
	High Grade Fund	High Income Fund	Intermediate Bond Fund	Municipal Fund	Short- Intermediate Fund

Alabama	0.0%	0.5%	4.5%	1.7%	0.9%
Alaska	0.0%	2.0%	1.9%	3.3%	1.8%
Arizona	0.0%	2.0%	1.6%	1.8%	0.0%
Arkansas	3.2%	1.4%	1.9%	0.0%	0.0%
California	7.3%	6.4%	2.6%	2.2%	6.1%
Colorado	0.9%	1.2%	3.2%	4.4%	2.7%
Connecticut	0.0%	0.2%	1.2%	1.1%	0.0%
Delaware	1.3%	0.8%	0.0%	0.7%	0.0%
District of Columbia	3.5%	0.7%	1.8%	1.2%	1.4%
Florida	3.3%	5.6%	0.3%	3.5%	9.0%
Georgia	4.6%	1.0%	0.3%	3.7%	1.3%
Hawaii	0.0%	0.6%	2.9%	0.0%	1.5%
Idaho	2.1%	0.0%	0.0%	0.6%	0.0%
Illinois	7.3%	2.0%	5.4%	5.0%	6.0%
Indiana	1.5%	3.6%	1.6%	3.0%	2.3%
Iowa	0.0%	0.5%	0.8%	0.1%	2.7%
Kansas	0.9%	0.6%	2.0%	0.8%	1.5%
Kentucky	0.0%	0.5%	1.3%	0.3%	0.0%
Louisiana	0.8%	5.7%	0.4%	1.3%	3.7%
Maine	0.0%	0.3%	0.0%	0.9%	1.1%
Maryland	0.0%	0.6%	0.5%	1.0%	0.0%
Massachusetts	2.0%	1.8%	4.2%	1.9%	1.6%
Michigan	2.3%	0.4%	4.1%	2.5%	1.8%
Minnesota	0.2%	0.6%	2.6%	1.5%	2.3%
Mississippi	0.7%	0.2%	0.0%	1.0%	0.0%
Missouri	1.8%	0.3%	1.3%	1.5%	2.0%
Montana	0.0%	0.6%	2.0%	0.0%	0.9%
Nebraska	0.0%	0.2%	0.0%	0.1%	0.0%
Nevada	0.9%	4.8%	0.1%	0.2%	1.9%
New Hampshire	0.0%	1.2%	0.6%	1.4%	1.1%
New Jersey	2.4%	3.3%	3.0%	0.9%	2.1%
New Mexico	1.6%	0.3%	2.6%	0.2%	3.7%
New York	7.0%	5.0%	10.5%	9.2%	0.9%
North Dakota	1.4%	0.4%	0.7%	0.0%	1.4%
North Carolina	0.0%	0.5%	0.1%	0.8%	3.7%
Ohio	5.7%	2.2%	2.4%	2.3%	1.3%
Oklahoma	1.9%	0.8%	1.9%	2.3%	2.4%
Oregon	0.0%	0.0%	0.0%	1.3%	1.8%
Pennsylvania	2.8%	6.6%	8.6%	5.7%	3.8%
Puerto Rico	0.0%	0.8%	0.0%	0.7%	0.4%
Rhode Island	0.0%	2.1%	0.0%	0.0%	0.0%
South Carolina	3.8%	1.9%	1.2%	1.6%	1.8%
South Dakota	0.0%	0.2%	1.1%	2.0%	0.0%
Tennessee	1.6%	1.3%	2.5%	5.3%	1.4%
Texas	8.3%	8.9%	5.5%	6.8%	5.0%
Utah	4.4%	1.6%	0.0%	0.1%	1.6%
Vermont	0.0%	0.1%	0.0%	0.4%	2.1%
Virginia	0.0%	1.1%	0.0%	1.7%	0.9%
Washington	1.8%	1.0%	2.6%	2.6%	0.0%
West Virginia	0.0%	1.3%	2.0%	0.2%	0.0%
Wisconsin	10.7%	1.0%	4.1%	1.6%	5.7%
Wyoming	0.0%	0.1%	0.0%	1.3%	0.0%
Non-state specific	2.0%	13.2%	2.1%	6.3%	6.4%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

See Combined Notes to Financial Statements.

EVERGREEN
National Municipal Bond Funds
Statements of Assets and Liabilities
May 31, 2002

	High Grade Fund	High Income Fund	Intermediate Bond Fund	Municipal Fund	Short- Intermediate Fund

Assets
Identified cost of securities	$ 110,483,472	$ 720,300,155	$ 531,841,158	$ 870,889,488	$ 222,911,112
Net unrealized gains or losses on securities	7,020,838	(411,378)	13,599,196	46,570,330	4,155,270

Market value of securities	117,504,310	719,888,777	545,440,354	917,459,818	227,066,382
Receivable for securities sold	1,048,662	0	0	0	0
Receivable for Fund shares sold	82,272	4,271,880	0	493,402	707,591
Interest receivable	2,074,394	12,588,405	9,672,872	14,586,113	3,192,095
Receivable from investment advisor	0	111,995	0	0	0
Prepaid expenses and other assets	11,222	67,222	86,937	194,553	46,762

Total assets	120,720,860	736,928,279	555,200,163	932,733,886	231,012,830

Liabilities
Dividend payable	204,061	1,206,904	2,506,691	1,777,467	575,650
Payable for securities purchased	2,611,823	1,951,943	0	32,592,173	3,000,408
Payable for Fund shares redeemed	196,093	752,747	107,414	1,144,486	163,989
Advisory fee payable	4,053	0	10,150	20,577	7,445
Distribution Plan expenses payable	3,807	35,283	242	22,608	1,053
Due to other related parties	965	5,991	4,537	7,356	1,861
Accrued expenses and other liabilities	75,109	30,670	123,818	154,377	49,168

Total liabilities	3,095,911	3,983,538	2,752,852	35,719,044	3,799,574

Net assets	$ 117,624,949	$ 732,944,741	$ 552,447,311	$ 897,014,842	$ 227,213,256

Net assets represented by
Paid-in capital	$ 116,189,200	$ 754,570,804	$ 573,160,817	$ 924,797,765	$ 226,609,993
Undistributed (overdistributed) net investment income	56,632	(1,207,423)	(108,162)	(699,431)	(140,015)
Accumulated net realized gains or losses on securities transactions	(5,641,721)	(20,007,262)	(34,204,540)	(73,653,822)	(3,411,992)
Net unrealized gains or losses on securities transactions	7,020,838	(411,378)	13,599,196	46,570,330	4,155,270

Total net assets	$ 117,624,949	$ 732,944,741	$ 552,447,311	$ 897,014,842	$ 227,213,256

Net assets consists of
Class A	$ 65,079,710	$ 396,272,127	$ --	$ 826,268,482	$ 32,695,991
Class B	25,281,325	208,427,012	--	26,506,282	9,607,969
Class C	4,886,307	124,281,425	--	42,461,673	1,014
Class I	22,377,607	3,964,177	540,800,460	1,778,405	184,908,282
Class IS	--	--	11,646,851	--	--

Total net assets	$ 117,624,949	$ 732,944,741	$ 552,447,311	$ 897,014,842	$ 227,213,256

Shares outstanding
Class A	6,023,439	45,522,638	--	115,456,236	3,257,399
Class B	2,339,882	24,009,047	--	3,703,743	957,276
Class C	452,250	14,230,959	--	5,933,210	101
Class I	2,071,131	455,462	8,948,545	248,471	18,422,852
Class IS	--	--	192,719	--	--

Net asset value per share
Class A	$ 10.80	$ 8.70	$ --	$ 7.16	$ 10.04
Class A -- Offering price (based on sales charge of 4.75%)*	$ 11.34	$ 9.13	$ --	$ 7.52	$ 10.38
Class B	$ 10.80	$ 8.68	$ --	$ 7.16	$ 10.04
Class C	$ 10.80	$ 8.73	$ --	$ 7.16	$ 10.04
Class I	$ 10.80	$ 8.70	$ 60.43	$ 7.16	$ 10.04
Class IS	$ --	$ --	$ 60.43	$ --	$ --

* Class A offering price for Short-Intermediate Fund is based on a sales charge of 3.25%.

See Combined Notes to Financial Statements.

EVERGREEN
National Municipal Bond Funds
Statements of Operations
Year Ended May 31, 2002

	High Grade Fund	High Income Fund	Intermediate Bond Fund (a)	Municipal Fund	Short- Intermediate Fund

Investment income
Interest	$ 6,219,744	$ 32,069,874	$ 21,772,577	$ 50,275,145	$ 8,461,001

Expenses
Advisory fee	487,827	3,140,306	1,965,904	3,259,697	692,292
Distribution Plan expenses
Class A	153,984	785,415	0	2,111,414	25,893
Class B	302,962	2,053,588	0	426,629	67,847
Class C	32,409	927,144	0	438,374	2
Class IS	0	0	17,697	0	0
Administrative services fees	116,149	614,464	378,059	932,275	173,073
Transfer agent fee	112,333	402,640	4,821	839,877	74,391
Trustees’ fees and expenses	2,287	13,081	8,638	23,158	4,320
Printing and postage expenses	16,765	44,805	16,205	97,688	19,095
Custodian fee	34,728	155,339	100,814	245,935	45,674
Registration and filing fees	49,555	108,744	8,139	56,820	1,426
Professional fees	19,110	28,589	11,280	21,992	13,050
Interest expense	42	0	0	3,239	0
Other	22,852	2,247	8,716	41,244	562

Total expenses	1,351,003	8,276,362	2,520,273	8,498,342	1,117,625
Less: Expense reductions	(3,120)	(14,272)	(6,018)	(18,302)	(2,753)
Fee waivers	0	(914,310)	(145,948)	0	0

Net expenses	1,347,883	7,347,780	2,368,307	8,480,040	1,114,872

Net investment income	4,871,861	24,722,094	19,404,270	41,795,105	7,346,129

Net realized and unrealized gains or losses on securities
Net realized gains or losses on securities	1,135,041	2,900,257	(6,814,886)	7,024,531	(186,045)

Net change in unrealized gains or losses on securities	543,053	1,305,146	(8,577,478)	33,203	1,318,425

Net realized and unrealized gains or losses on securities	1,678,094	4,205,403	(15,392,364)	7,057,734	1,132,380

Net increase in net assets resulting from operations	$ 6,549,955	$ 28,927,497	$ 4,011,906	$ 48,852,839	$ 8,478,509

(a) Eight months ended May 31, 2002. The fund changed its fiscal year end from September 30 to May 31, effective May 31, 2002.

See Combined Notes to Financial Statements.

EVERGREEN
National Municipal Bond Funds
Statements of Operations
Year Ended September 30, 2001

Intermediate Bond Fund

Investment income
Interest	$ 33,922,176
Expenses
Advisory fee	3,100,966
Distribution Plan expenses
Class IS	19,606
Administrative services fees	596,340
Transfer agent fee	15,975
Trustees’ fees and expenses	14,981
Printing and postage expenses	21,224
Custodian fee	147,945
Registration and filing fees	23,771
Professional fees	17,038
Other	104,824

Total expenses	4,062,670
Less: Expense reductions	(21,206)
Fee waivers	(324,552)

Net expenses	3,716,912

Net investment income	30,205,264

Net realized and unrealized gains or losses on securities
Net realized losses on securities	(1,771,462)

Net change in unrealized gains or losses on securities	17,859,289

Net realized and unrealized gains or losses on securities	16,087,827

Net increase in net assets resulting from operations	$ 46,293,091

See Combined Notes to Financial Statements.

EVERGREEN
National Municipal Bond Funds
Statements of Changes in Net Assets
Year Ended May 31, 2002

	High Grade Fund	High Income Fund	Intermediate Bond Fund (a)	Municipal Fund	Short- Intermediate Fund

Operations
Net investment income	$ 4,871,861	$ 24,722,094	$ 19,404,270	$ 41,795,105	$ 7,346,129
Net realized gains or losses on securities transactions	1,135,041	2,900,257	(6,814,886)	7,024,531	(186,045)
Net change in unrealized gains or losses on securities transactions	543,053	1,305,146	(8,577,478)	33,203	1,318,425

Net increase in net assets resulting from operations	6,549,955	28,927,497	4,011,906	48,852,839	8,478,509

Distributions to shareholders from
Net investment income
Class A	(2,689,779)	(13,937,661)	0	(38,451,589)	(1,099,072)
Class B	(1,091,522)	(7,678,681)	0	(1,619,852)	(227,679)
Class C	(116,804)	(3,410,776)	0	(1,665,798)	(6)
Class I	(970,444)	(104,230)	(19,068,655)	(58,180)	(6,184,535)
Class IS	0	0	(347,339)	0	0

Total distributions to shareholders	(4,868,549)	(25,131,348)	(19,415,994)	(41,795,419)	(7,511,292)

Capital share transactions
Proceeds from shares sold	26,503,666	396,022,676	44,838,464	172,272,041	141,712,071
Net asset value of shares issued in reinvestment of distributions	2,646,669	12,078,642	230,474	20,963,593	1,903,859
Payment for shares redeemed	(24,813,386)	(121,222,419)	(62,999,968)	(259,323,962)	(58,805,620)

Net increase (decrease) in net assets resulting from capital share transactions	4,336,949	286,878,899	(17,931,030)	(66,088,328)	84,810,310

Total increase (decrease) in net assets	6,018,355	290,675,048	(33,335,118)	(59,030,908)	85,777,527
Net assets
Beginning of period	111,606,594	442,269,693	585,782,429	956,045,750	141,435,729

End of period	$ 117,624,949	$ 732,944,741	$ 552,447,311	$ 897,014,842	$ 227,213,256

Undistributed (overdistributed) net investment income	$ 56,632	$ (1,207,423)	$ (108,162)	$ (699,431)	$ (140,015)

(a) Eight months ended May 31, 2002. The fund changed its fiscal year end from September 30 to May 31, effective May 31, 2002.

See Combined Notes to Financial Statements.

EVERGREEN
National Municipal Bond Funds
Statements of Changes in Net Assets
Year Ended May 31, 2001

	High Grade Fund	High Income Fund	Municipal Fund	Short- Intermediate Fund

Operations
Net investment income	$ 4,816,292	$ 19,213,268	$ 45,666,132	$ 6,849,869
Net realized gains or losses on securities	433,514	(1,374,980)	(13,374,703)	(431,851)
Net change in unrealized gains on securities	6,910,010	14,161,865	73,088,322	4,537,629

Net increase in net assets resulting from operations	12,159,816	32,000,153	105,379,751	10,955,647

Distributions to shareholders from
Net investment income
Class A	(2,416,444)	(8,648,306)	(42,525,408)	(307,574)
Class B	(1,417,576)	(8,702,019)	(2,128,473)	(164,498)
Class C	(58,861)	(2,099,641)	(1,836,262)	0
Class I*	(960,646)	(40,267)	(41,286)	(6,374,962)

Total distributions to shareholders	(4,853,527)	(19,490,233)	(46,531,429)	(6,847,034)

Capital share transactions
Proceeds from shares sold	13,183,109	186,423,096	155,105,755	46,929,794
Net asset value of shares issued in reinvestment of distributions	2,574,430	8,222,385	23,049,482	1,361,824
Payment for shares redeemed	(25,067,337)	(107,394,006)	(282,079,673)	(63,796,255)

Net increase (decrease) in net assets resulting from capital share transactions	(9,309,798)	87,251,475	(103,924,436)	(15,504,637)

Total increase (decrease) in net assets	(2,003,509)	99,761,395	(45,076,114)	(11,396,024)
Net assets
Beginning of period	113,610,103	342,508,298	1,001,121,864	152,831,753

End of period	$ 111,606,594	$ 442,269,693	$ 956,045,750	$ 141,435,729

Undistributed (overdistributed) net investment income	$ 53,320	$ (986,951)	$ (700,029)	$ 25,148

* Effective at the close of business on May 11, 2001, Class Y shares were renamed as Institutional shares (Class I).

See Combined Notes to Financial Statements.

EVERGREEN
National Municipal Bond Funds
Statements of Changes in Net Assets

	Intermediate Bond Fund
	Year Ended September 30, 2001	Year Ended September 30, 2000

Operations
Net investment income	$ 30,205,264	$ 32,651,623
Net realized losses on securities	(1,771,462)	(22,167,026)
Net change in unrealized gains on securities	17,859,289	11,571,853

Net increase in net assets resulting from operations	46,293,091	22,056,450

Distributions to shareholders from
Net investment income
Class I	(29,859,411)	(32,388,002)
Class IS	(379,376)	(338,792)

Total distributions to shareholders	(30,238,787)	(32,726,794)

Capital share transactions
Proceeds from shares sold	71,910,196	118,334,611
Net asset value of shares issued in reinvestment of distributions	262,042	312,502
Payment for shares redeemed	(121,483,299)	(199,273,680)

Net decrease in net assets resulting from capital share transactions	(49,311,061)	(80,626,567)

Total decrease in net assets	(33,256,757)	(91,296,911)
Net assets
Beginning of period	619,039,186	710,336,097

End of period	$ 585,782,429	$ 619,039,186

Overdistributed net investment income	$ (96,438)	$ (62,915)

See Combined Notes to Financial Statements.

EVERGREEN
National Municipal Bond Funds
Combined Notes to Financial Statements

1. ORGANIZATION

The Evergreen National Municipal Bond Funds consist of Evergreen High Grade Municipal Bond Fund (“High Grade Fund”), Evergreen High Income Municipal Bond Fund (“High Income Fund”), Evergreen Intermediate Municipal Bond Fund (“Intermediate Bond Fund”) (formerly Evergreen Intermediate Term Municipal Bond Fund), Evergreen Municipal Bond Fund (“Municipal Fund”) and Evergreen Short-Intermediate Municipal Bond Fund (“Short-Intermediate Fund”), (collectively the “Funds”). High Grade Fund, High Income Fund, Municipal Fund and Short-Intermediate Fund are each a diversified series of Evergreen Municipal Trust. Intermediate Bond Fund is a diversified series of Evergreen Select Fixed Income Trust. Each trust is a Delaware business trust organized on September 18, 1997 as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

The Funds offer Class A, Class B, Class C, Institutional (“Class I”) and/or Institutional Service (“Class IS”) shares, except for Intermediate Bond Fund, which only offers Class I and IS shares. Class A shares are sold with a front-end sales charge. Class B and Class C shares are sold without a front-end sales charge, but pay a higher ongoing distribution fee than Class A and are sold subject to a contingent deferred sales charge that is payable upon redemption and decreases depending on how long the shares have been held. Class I and Class IS shares are sold without a front-end sales charge or contingent deferred sales charge; however, Class IS shares pay an ongoing distribution fee.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Funds in the preparation of their financial statements. The policies are in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect amounts reported herein. Actual results could differ from these estimates.

A. Valuation of Investments

Portfolio debt securities acquired with more than 60 days to maturity are valued at prices obtained from an independent pricing service which takes into consideration such factors as similar security prices, yields, maturities, liquidity and ratings. Securities for which valuations are not available from an independent pricing service may be valued by brokers which use prices provided by market makers or estimates of market value obtained from yield data relating to investments or securities with similar characteristics.

Short-term securities with remaining maturities of 60 days or less at the time of purchase are valued at amortized cost, which approximates market value.

Investments in other mutual funds are valued at net asset value. Securities for which market quotations are not available are valued at fair value as determined in good faith, according to procedures approved by the Board of Trustees.

B. When-issued and Delayed Delivery Transactions

The Funds record when-issued securities no later than one business day after the trade date and maintain security positions such that sufficient liquid assets will be available to make payment for the securities purchased. Securities purchased on a when-issued or delayed delivery basis are marked-to-market daily and begin earning interest on the settlement date. Losses may occur on these transactions due to changes in market conditions or the failure of counterparties to perform under the contract.

C. Security Transactions and Investment Income

Security transactions are recorded no later than one business day after the trade date. Realized gains and losses are computed using the specific cost of the security sold. Interest income is recorded on the accrual basis and includes accretion of discounts and amortization of premiums.

EVERGREEN
National Municipal Bond Funds
Combined Notes to Financial Statements (continued)

D. Federal Taxes

Each Fund intends to continue to qualify as a regulated investment company and distribute all of its taxable and tax-exempt income, including any net capital gains (which have already been offset by available capital loss carryovers). Accordingly, no provision for federal taxes is required.

E. Distributions

Distributions to shareholders from net investment income are accrued daily and paid monthly. Distributions from net realized gains are recorded on the ex-dividend date.

Such distributions are determined in conformity with income tax regulations, which may differ from generally accepted accounting principles.

Reclassifications have been made to the Funds’ components of net assets to reflect income and gains available for distribution (or available capital loss carryovers, as applicable) under income tax regulations.

F. Class Allocations

Income, common expenses and realized and unrealized gains and losses are allocated to the classes based on the relative net assets of each class. Distribution fees, if any, are calculated daily at the class level based on the appropriate net assets of each class and the specific expense rates applicable to each class.

3. ADVISORY FEES AND OTHER TRANSACTIONS WITH AFFILIATES

Evergreen Investment Management Company, LLC (“EIMC”), an indirect wholly-owned subsidiary of Wachovia Corporation (“Wachovia”) (formerly First Union Corporation), is the investment advisor to the Funds and is paid a management fee that is calculated and paid daily.

High Grade Fund pays a management fee that is computed at an annual rate of 0.42% of the Fund’s average daily net assets. The management fee for High Income Fund is computed by applying percentage rates, starting at 0.55% and declining to 0.45% per annum as net assets increase, to the average daily net assets of the Fund. Intermediate Bond Fund pays a management fee that is computed at an annual rate of 0.52% of the Fund’s average daily net assets. For Municipal Fund, the management fee is computed at an annual rate of 2.00% of gross investment income plus an amount determined by applying percentage rates, starting at 0.41% and declining to 0.16% per annum as net assets increase, to the average daily net assets of the Fund. Short-Intermediate Fund pays a management fee computed at an annual rate of 0.40% of the Fund’s average daily net assets.

Stamper Capital & Investments, Inc., an indirect, wholly-owned subsidiary of Wachovia, is the investment sub-advisor to High Income Fund and is paid by EIMC for its services to the Fund.

During the year ended May 31, 2002, the amount of investment advisory fees waived by the investment advisor and the impact on each Fund’s annualized expense ratio represented as a percentage of its average net assets were as follows:

	Fees Waived	% of Average Net Assets

High Income Fund	$914,310	0.15%
Intermediate Bond Fund	145,948	0.04%

EVERGREEN
National Municipal Bond Funds
Combined Notes to Financial Statements (continued)

Evergreen Investment Services, Inc. (“EIS”), an indirect, wholly-owned subsidiary of Wachovia, is the administrator to the Funds. As administrator, EIS provides the Funds with facilities, equipment and personnel and is paid an administrative fee of 0.10% of each Fund’s average net assets.

Evergreen Service Company, LLC (“ESC”), an indirect, wholly-owned subsidiary of Wachovia, is the transfer and dividend disbursing agent for the Funds.

4. DISTRIBUTION PLANS

Evergreen Distributor, Inc. (“EDI”), a wholly owned subsidiary of BISYS Fund Services, Inc., serves as principal underwriter to the Funds.

Each Fund has adopted Distribution Plans, as allowed by Rule 12b-1 of the 1940 Act, for each class of shares, except Class I. Under the Distribution Plans, distribution fees for each class are calculated and paid daily. Except for Class A of Short-Intermediate Fund, these fees are 0.25% for Class A and Class IS, and 1.00% for Class B and Class C. Short-Intermediate Fund’s Class A shares incur distribution fees at an annual rate of 0.10% of its average net assets.

5. CAPITAL SHARE TRANSACTIONS

The Funds have an unlimited number of shares of beneficial interest with $0.001 par value authorized. Shares of beneficial interest of the Funds are currently divided into Class A, Class B, Class C, Class I and Class IS shares. Transactions in shares of the Funds were as follows:

High Grade Fund

	Year Ended May 31, 2002		Year Ended May 31, 2001
	Shares	Amount	Shares	Amount

Class A
Shares sold	1,010,960	$ 10,860,463	354,931	$ 3,732,815
Automatic conversion of Class B shares to Class A shares	860,176	9,271,380	542,218	5,839,784
Shares issued in reinvestment of distributions	132,183	1,427,058	124,203	1,308,148
Shares redeemed	(1,259,094)	(13,575,768)	(1,078,487)	(11,320,656)

Net increase (decrease)	744,225	7,983,133	(57,135)	(439,909)

Class B
Shares sold	474,992	5,133,422	424,567	4,534,236
Automatic conversion of Class B shares to Class A shares	(860,176)	(9,271,380)	(542,218)	(5,839,784)
Shares issued in reinvestment of distributions	55,023	594,382	68,221	717,912
Shares redeemed	(430,989)	(4,649,938)	(810,595)	(8,541,896)

Net decrease	(761,150)	(8,193,514)	(860,025)	(9,129,532)

Class C
Shares sold	406,684	4,397,335	83,110	885,224
Shares issued in reinvestment of distributions	5,967	64,443	3,796	39,988
Shares redeemed	(100,862)	(1,093,712)	(108,626)	(1,158,813)

Net increase (decrease)	311,789	3,368,066	(21,720)	(233,601)

Class I
Shares sold	568,550	6,112,446	383,547	4,030,834
Shares issued in reinvestment of distributions	51,941	560,786	48,209	508,382
Shares redeemed	(510,237)	(5,493,968)	(385,126)	(4,045,972)

Net increase	110,254	1,179,264	46,630	493,244

Net increase (decrease)		$ 4,336,949		$ (9,309,798)

EVERGREEN
National Municipal Bond Funds
Combined Notes to Financial Statements (continued)

High Income Fund

	Year Ended May 31, 2002		Year Ended May 31, 2001
	Shares	Amount	Shares	Amount

Class A
Shares sold	29,660,420	$ 257,580,782	11,220,943	$ 96,354,335
Automatic conversion of Class B shares to Class A shares	2,203,819	19,148,642	917,678	7,923,160
Shares issued in reinvestment of distributions	806,319	7,019,453	446,941	3,825,032
Shares redeemed	(8,072,915)	(70,244,741)	(7,681,030)	(65,687,677)

Net increase	24,597,643	213,504,136	4,904,532	42,414,850

Class B
Shares sold	7,613,377	66,064,360	5,809,851	49,926,981
Automatic conversion of Class B shares to Class A shares	(2,210,271)	(19,148,642)	(920,499)	(7,923,160)
Shares issued in reinvestment of distributions	360,304	3,127,691	382,954	3,268,369
Shares redeemed	(4,392,700)	(38,101,194)	(3,787,050)	(32,414,166)

Net increase	1,370,710	11,942,215	1,485,256	12,858,024

Class C
Shares sold	7,965,702	69,525,714	4,486,829	38,858,258
Shares issued in reinvestment of distributions	219,176	1,913,709	130,592	1,123,125
Shares redeemed	(1,434,029)	(12,509,210)	(1,075,370)	(9,257,896)

Net increase	6,750,849	58,930,213	3,542,051	30,723,487

Class I
Shares sold	327,349	2,851,820	148,851	1,283,522
Shares issued in reinvestment of distributions	2,044	17,789	681	5,859
Shares redeemed	(42,117)	(367,274)	(3,979)	(34,267)

Net increase	287,276	2,502,335	145,553	1,255,114

Net increase		$ 286,878,899		$ 87,251,475

Intermediate Bond Fund

	Year Ended May 31, 2002 (a)		Year Ended September 30, 2001		Year Ended September 30, 2000
	Shares	Amount	Shares	Amount	Shares	Amount

Class I
Shares sold	609,671	$ 36,956,318	1,067,013	$ 65,577,371	1,776,137	$ 106,824,895
Shares issued in reinvestment of distributions	641	38,887	943	58,014	2,045	122,985
Shares redeemed	(947,118)	(57,426,157)	(1,896,257)	(116,378,187)	(3,151,965)	(189,521,923)

Net decrease	(336,806)	(20,430,952)	(828,301)	(50,742,802)	(1,373,783)	(82,574,043)

Class IS
Shares sold	129,173	7,882,146	102,714	6,332,825	191,688	11,509,716
Shares issued in reinvestment of distributions	3,159	191,587	3,311	204,028	3,155	189,517
Shares redeemed	(90,946)	(5,573,811)	(83,089)	(5,105,112)	(162,043)	(9,751,757)

Net increase	41,386	2,499,922	22,936	1,431,741	32,800	1,947,476

Net decrease		$ (17,931,030)		$ (49,311,061)		$ (80,626,567)

(a) Eight months ended May 31, 2002. The fund changed its fiscal year end from September 30 to May 31, effective May 31, 2002.

EVERGREEN
National Municipal Bond Funds
Combined Notes to Financial Statements (continued)

Municipal Bond Fund

	Year EndedMay 31, 2002		Year EndedMay 31, 2001
	Shares	Amount	Shares	Amount

Class A
Shares sold	22,535,823	$ 160,631,481	21,260,804	$ 147,716,602
Automatic conversion of Class B shares to Class A shares	3,181,852	22,636,086	301,991	2,172,904
Shares issued in reinvestment of distributions	2,687,174	19,263,581	3,001,572	21,083,416
Shares redeemed	(34,404,028)	(245,964,912)	(37,321,497)	(260,084,614)

Net decrease	(5,999,179)	(43,433,764)	(12,757,130)	(89,111,692)

Class B
Shares sold	898,889	6,443,814	670,780	4,737,605
Automatic conversion of Class B shares to Class A shares	(3,181,852)	(22,636,086)	(301,991)	(2,172,904)
Shares issued in reinvestment of distributions	100,494	721,051	125,883	883,716
Shares redeemed	(908,062)	(6,490,612)	(1,858,600)	(13,137,817)

Net decrease	(3,090,531)	(21,961,833)	(1,363,928)	(9,689,400)

Class C
Shares sold	582,339	4,184,428	289,089	2,029,435
Shares issued in reinvestment of distributions	136,180	976,171	154,059	1,081,407
Shares redeemed	(922,135)	(6,591,175)	(1,257,054)	(8,792,100)

Net decrease	(203,616)	(1,430,576)	(813,906)	(5,681,258)

Class I
Shares sold	140,977	1,012,318	89,048	622,113
Shares issued in reinvestment of distributions	390	2,790	134	943
Shares redeemed	(39,068)	(277,263)	(9,022)	(65,142)

Net increase	102,299	737,845	80,160	557,914

Net decrease		$ (66,088,328)		$ (103,924,436)

Short-Intermediate Fund

	Year Ended May 31, 2002		Year Ended May 31, 2001
	Shares	Amount	Shares	Amount

Class A
Shares sold	4,280,252	$ 42,860,806	926,808	$ 9,222,810
Automatic conversion of Class B shares to Class A shares	97,829	978,075	14,845	148,306
Shares issued in reinvestment of distributions	71,388	715,189	18,634	184,465
Shares redeemed	(2,041,127)	(20,431,724)	(1,002,135)	(9,918,031)

Net increase (decrease)	2,408,342	24,122,346	(41,848)	(362,450)

Class B
Shares sold	698,725	7,005,485	94,301	936,593
Automatic conversion of Class B shares to Class A shares	(97,829)	(978,075)	(14,845)	(148,306)
Shares issued in reinvestment of distributions	13,944	139,700	10,048	99,395
Shares redeemed	(98,389)	(985,542)	(125,998)	(1,250,638)

Net increase (decrease)	516,451	5,181,568	(36,494)	(362,956)

Class C
Shares sold	101	1,000	0	0
Shares issued in reinvestment of distributions	0	0	0	0
Shares redeemed	0	0	0	0

Net increase	101	1,000	0	0

Class I
Shares sold	9,176,706	91,844,780	3,726,011	36,770,391
Shares issued in reinvestment of distributions	104,674	1,048,970	108,920	1,077,964
Shares redeemed	(3,735,558)	(37,388,354)	(5,316,083)	(52,627,586)

Net increase (decrease)	5,545,822	55,505,396	(1,481,152)	(14,779,231)

Net increase (decrease)		$ 84,810,310		$ (15,504,637)

EVERGREEN
National Municipal Bond Funds
Combined Notes to Financial Statements (continued)

6. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of investment securities (excluding short-term securities) were as follows for the year ended May 31, 2002.

	Cost of Purchases	Proceeds from Sales

High Grade Fund	$ 49,318,729	$ 44,634,768
High Income Fund	686,291,087	449,861,540
Intermediate Bond Fund	111,561,250	129,741,503
Municipal Fund	740,027,065	827,927,614
Short-Intermediate Fund	109,039,843	37,816,445

On May 31, 2002, the composition of unrealized appreciation and depreciation on securities based on the aggregate cost of securities for federal income tax purposes were as follows:

	Tax Cost	Gross Unrealized Appreciation	Gross Unrealized Depreciation	Net Unrealized Appreciation (Depreciation)

High Grade Fund	$ 110,495,164	$ 7,073,025	$ (63,879)	$ 7,009,146
High Income Fund	721,376,678	10,066,600	(11,554,501)	(1,487,901)
Intermediate Bond Fund	531,841,158	20,729,797	(7,130,601)	13,599,196
Municipal Fund	870,892,370	48,000,570	(1,433,122)	46,567,448
Short-Intermediate Fund	222,911,112	4,351,453	(196,183)	4,155,270

As of May 31, 2002, the Funds had capital loss carryovers for federal income tax purposes as follows:

	Total Capital Loss Carryovers	Expiration
		2006	2007	2008	2009	2010

High Grade Fund	$ 5,630,029	--	--	$ 2,695,940	$ 2,934,089	--
High Income Fund	18,930,739	$ 7,834	$ 241,156	6,020,065	12,263,935	$ 397,749
Intermediate Bond Fund	27,327,196	--	--	8,498,463	16,804,911	2,023,822
Municipal Fund	72,402,411	--	--	17,321,806	55,080,605	--
Short-Intermediate Fund	3,250,879	--	--	317,634	2,886,072	47,173

For income tax purposes, capital losses incurred after October 31 within a Fund’s fiscal year are deemed to arise on the first business day of the Fund’s following fiscal year. The Intermediate Bond Fund, Municipal Fund and Short-Intermediate Fund have incurred and will elect to defer post October losses of $6,877,344, $1,248,529 and $161,113, respectively.

EVERGREEN
National Municipal Bond Funds
Combined Notes to Financial Statements (continued)

7. DISTRIBUTIONS TO SHAREHOLDERS

As of May 31, 2002, the components of distributable earnings on a tax basis were as follows:

	Undistributed/ (Overdistributed) Exempt-Interest Income	Unrealized Appreciation/ (Depreciation)	Capital Loss Carryforwards and Post-October Losses

High Grade Fund	$ 56,632	$ 7,009,146	$ (5,630,029)
High Income Fund	(1,207,423)	(1,487,901)	(18,930,739)
Intermediate Bond Fund	(108,162)	13,599,196	(34,204,540)
Municipal Fund	(699,431)	46,567,448	(73,650,940)
Short-Intermediate Fund	(140,015)	4,155,270	(3,411,992)

The differences between components of distributable earnings on a tax basis and the amounts reflected in the Statements of Assets and Liabilities are primarily due to wash sales.

The tax character of distributions paid for the year ended May 31, 2002 was as follows:

	Ordinary Income	Exempt-Interest Income

High Grade Fund	$ 26,718	$ 4,841,831
High Income Fund	475,434	24,655,914
Intermediate Bond Fund	165,943	19,250,051
Municipal Fund	391,863	41,403,556
Short-Intermediate Fund	12,601	7,498,691

8. EXPENSE REDUCTIONS

Through expense offset arrangements with ESC and their custodian, a portion of the fund expenses have been reduced. The amount of expense reductions received by each Fund and the impact of the total expense reductions on each Fund’s expense ratio represented as a percentage of its average net assets were as follows:

	Total Expense Reductions	% of Average Net Assets

High Grade Fund	$ 3,120	0.00%
High Income Fund	14,272	0.00%
Intermediate Bond Fund	6,018	0.00%
Municipal Fund	18,302	0.00%
Short-Intermediate Fund	2,753	0.00%

9. DEFERRED TRUSTEES’ FEES

Each independent Trustee of each Fund may defer any or all compensation related to performance of their duties as Trustees. The Trustees’ deferred balances are allocated to deferral accounts, which are included in the accrued expenses for the Fund. The investment performance of the deferral accounts are based on the investment performance of certain Evergreen Funds. Any gains earned or losses incurred in the deferral accounts are reported in the Fund’s Trustees’ fees and expenses. At the election of the Trustees, the deferral account will be paid either in one lump sum or in quarterly installments for up to ten years.

10. FINANCING AGREEMENT

The Fund and certain other Evergreen Funds share in a $725 million unsecured revolving credit commitment to temporarily finance the purchase or sale of securities for prompt delivery, including funding redemption of their shares, as permitted by each Fund’s borrowing restrictions. Borrowings under this facility bear interest at 0.50% per annum above the Federal Funds rate. All of the Funds are charged an annual commitment fee of 0.10% of the unused balance, which is allocated pro rata. For its assistance in arranging the financing agreement, First Union Securities, Inc. was paid a one-time arrangement fee of $150,000, which was charged to the Funds and also allocated pro rata.

EVERGREEN
National Municipal Bond Funds
Combined Notes to Financial Statements (continued)

Below is a summary of the borrowing activity for each fund that utilized the line of credit during the year ended May 31, 2002:

	Interest Expense	Average Borrowings Outstanding	Weighted Average Interest Rate	% of Average Net Assets

High Grade Fund	$ 42	$ 1,784	2.31%	0.00%
Municipal Fund	3,239	122,192	2.61	0.00

Independent Auditors’ Report

The Board of Trustees and Shareholders of
Evergreen Municipal Trust
Evergreen Select Fixed Income Trust:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments of the Evergreen High Grade Municipal Bond Fund, Evergreen High Income Municipal Bond Fund, Evergreen Municipal Bond Fund, and Evergreen Short-Intermediate Municipal Bond Fund, portfolios of the Evergreen Municipal Trust, and Evergreen Intermediate Municipal Bond Fund (formerly Evergreen Intermediate Term Municipal Bond Fund), a portfolio of Evergreen Select Fixed Income Trust, as of May 31, 2002, and the related statements of operations for each of the years or periods in the year then ended, the statements of changes in net assets for each of the years or periods in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of May 31, 2002 by correspondence with the custodian. As to securities purchased or sold but not yet received or delivered, we performed other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Evergreen High Grade Municipal Bond Fund, Evergreen High Income Municipal Bond Fund, Evergreen Municipal Bond Fund, Evergreen Short-Intermediate Municipal Bond Fund, and Evergreen Intermediate Municipal Bond Fund as of May 31, 2002, the results of their operations, changes in their net assets and financial highlights for each of the years or periods described above in conformity with accounting principles generally accepted in the United States of America.

Boston, Massachusetts
July 5, 2002

Additional Information (unaudited)

For the fiscal year ended May 31, 2002, the following percentages represent the portion of distributions from net investment income, which are exempt from federal income tax, other than alternative minimum tax:

High Grade Fund	99.45%
High Income Fund	98.09%
Intermediate Bond Fund	99.13%
Municipal Fund	99.06%
Short-Intermediate Fund	99.83%

Board of Trustees

Name, Address and Date of Birth	Position with Trust	Begining Year of Term of Office*	Principal Occupations for Last Five Years	Number of Portfolios Overseen in Evergreen Funds complex	Other Directorships held outside of Evergreen Funds complex

Charles A. Austin III 200 Berkeley Street Boston, MA 02116 DOB: 10/23/1934	Trustee	1991	Investment Counselor, Anchor Capital Advisors, Inc. (investment advice); Director, The Andover Companies (insurance); Trustee, Arthritis Foundation of New England; Director, The Francis Ouimet Society; Former Investment Counselor, Appleton Partners, Inc. (investment advice); Former Director, Executive Vice President and Treasurer, State Street Research & Management Company (investment advice); Former Director, Health Development Corp. (fitness-wellness centers); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

K. Dun Gifford 200 Berkeley Street Boston, MA 02116 DOB: 10/23/1938	Trustee	1974	Chairman and President, Oldways Preservation and Exchange Trust (education); Trustee, Treasurer and Chairman of the Finance Committee, Cambridge College; Former Managing Partner, Roscommon Capital Corp.; Former Chairman of the Board, Director, and Executive Vice President, The London Harness Company (leather goods purveyor); Former Chairman, Gifford, Drescher & Associates (environmental consulting); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

Leroy Keith, Jr. 200 Berkeley Street Boston, MA 02116 DOB: 2/14/1939	Trustee	1983	Partner, Stonington Partners, Inc. (private investment firm); Trustee of Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund; Former Chairman of the Board and Chief Executive Officer, Carson Products Company (manufacturing); Former Director of Phoenix Total Return Fund and Equifax, Inc. (worldwide information management); Former President, Morehouse College; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	Trustee, Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund

Gerald M. McDonnell 200 Berkeley Street Boston, MA 02116 DOB: 7/14/1939	Trustee	1988	Sales Manager, SMI-STEEL — South Carolina (steel producer); Former Sales and Marketing Management, Nucor Steel Company; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

Thomas L. McVerry 200 Berkeley Street Boston, MA 02116 DOB: 8/2/1938	Trustee	1993	Director of Carolina Cooperative Credit Union; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

William Walt Pettit 200 Berkeley Street Boston, MA 02116 DOB: 8/26/1955	Trustee	1984	Partner and Vice President in the law firm of Kellam & Pettit, P.A.; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

David M. Richardson 200 Berkeley Street Boston, MA 02116 DOB: 9/19/1941	Trustee	1982	President, Richardson, Runden & Company (new business development/consulting company); Managing Director, Kennedy Information, Inc. (executive recruitment information and research company); Trustee, 411 Technologies, LLP (communications); Director, J&M Cumming Paper Co. (paper merchandising); Columnist, Commerce and Industry Association of New Jersey; Former Vice Chairman, DHR International, Inc. (executive recruitment); Former Senior Vice President, Boyden International Inc. (executive recruitment); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

Russell A. Salton, III MD 200 Berkeley Street Boston, MA 02116 DOB: 6/2/1947	Trustee	1984	Medical Director, Healthcare Resource Associates, Inc.; Former Medical Director, U.S. Health Care/Aetna Health Services; Former Consultant, Managed Health Care; Former President, Primary Physician Care; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

Michael S. Scofield 200 Berkeley Street Boston, MA 02116 DOB: 2/20/1943	Trustee	1984	Attorney, Law Offices of Michael S. Scofield; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

Richard J. Shima 200 Berkeley Street Boston, MA 02116 DOB: 8/11/1939	Trustee	1993	Independent Consultant; Director, Trust Company of CT; Trustee, Saint Joseph College (CT); Director of Hartford Hospital, Old State House Association; Trustee, Greater Hartford YMCA; Former Chairman, Environmental Warranty, Inc. (insurance agency); Former Executive Consultant, Drake Beam Morin, Inc. (executive outplacement); Former Director of Enhance Financial Services, Inc.; Former Director of CTG Resources, Inc. (natural gas); Former Director Middlesex Mutual Assurance Company; Former Chairman, Board of Trustees, Hartford Graduate Center; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

Richard K. Wagoner, CFA** 200 Berkeley Street Boston, MA 02116 DOB: 12/12/1937	Trustee	1999	Current Member and Former President, North Carolina Securities Traders Association; Member, Financial Analysts Society; Former Chief Investment Officer, Executive Vice President and Head of Capital Management Group, First Union National Bank; Former Consultant to the Boards of Trustees of the Evergreen Funds; Former Member, New York Stock Exchange; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

* Each Trustee serves until a successor is duly elected or qualified or until his death, resignation, retirement or removal from office.

** Mr. Wagoner is an “interested person” of the funds because of his ownership of shares in Wachovia Corporation (formerly First Union Corporation), the parent to the funds’ investment advisor.

Additional information about the funds’ Board of Trustees can be found in the Statement of Additional Information (SAI) and is available upon request without charge by calling 800.343.2898.

Mutual funds to meet all your needs We offer a complete family of mutual funds designed to help you meet a wide range of financial goals.

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* Income may be subject to the federal alternative minimum tax as well as state and local taxes.

543689 7/2002

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For more information
Evergreen Express Line 800.346.3858
Evergreen Investor Services 800.343.2898

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Evergreen Investments
200 Berkeley Street
Boston, MA 02116-5034